Filed Pursuant to Rule 424(b)(2)

 Registration No. 333-265509

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 9, 2022)

$150,000,000

GOLUB CAPITAL BDC, INC.

6.000% Notes due 2029

We are offering for sale $150,000,000 in aggregate principal amount of 6.000% notes due 2029, which we refer to as the Notes. The Notes will mature on July 15, 2029. We will pay interest on the Notes semi-annually in arrears on January 15 and July 15 of each year. The Notes offered hereby are a further issuance of the 6.000% notes due 2029 that we issued on February 1, 2024 in the aggregate principal amount of $600.0 million (the "Existing Notes"). The Notes offered hereby will be treated as a single series with the Existing Notes under the indenture and will have the same terms as the Existing Notes (except the issue date, the offering price and the initial interest payment date). The Notes offered hereby will have the same CUSIP number and will be fungible and rank equally with the Existing Notes. Upon the issuance of the Notes offered hereby, the outstanding aggregate principal amount of our 6.000% notes due 2029 will be $750.0 million. Unless the context otherwise requires, references herein to the "Notes" include the Notes offered hereby and the Existing Notes.

We may redeem the Notes in whole or in part at any time, or from time to time, at the applicable redemption price discussed under the caption “Description of Notes — Optional Redemption” in this prospectus supplement. In addition, holders of the Notes can require us to repurchase some or all of the Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date upon the occurrence of a Change of Control Repurchase Event (as defined herein). The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes are our general unsecured obligations that rank senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by us (including the 2026 Notes, the 2027 Notes, the 2028 Notes and the Existing Notes, each as defined herein), rank effectively junior to all of our existing and future secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities. As of November 22, 2024, we had approximately $5.0 billion of debt outstanding, approximately $2.0 billion of which was unsecured senior indebtedness (represented by the 2026 Notes, the 2027 Notes, the 2028 Notes and the Existing Notes) that will rank equal to the Notes, approximately $1.8 billion of which was indebtedness secured by substantially all of the assets of our subsidiaries and that will be structurally senior to the Notes, and approximately $1.2 billion of which was indebtedness secured by substantially all of our assets and that will be effectively senior to the Notes. We do not presently expect to issue any subordinated debt.

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, or the 1940 Act. Our investment objective is to generate current income and capital appreciation by investing primarily in senior secured and one stop loans (a loan that combines characteristics of traditional first lien senior secured loans and second lien or subordinated loans and that are often referred to by other middle-market lenders as unitranche loans) of U.S. middle-market companies. We also selectively invest in second lien and subordinated loans of, and warrants and minority equity securities in, middle-market companies.

GC Advisors LLC serves as our investment adviser. Golub Capital LLC serves as our administrator. GC Advisors LLC and Golub Capital LLC are affiliated with Golub Capital (as defined herein), a leading lender to U.S. middle-market companies that has over $70.0 billion of capital under management as of October 1, 2024.

Investing in our securities involves a high degree of risk. Before buying any securities, you should read the discussion of the material risks of investing in our securities, including the risk of leverage, in “Risk Factors” beginning on page S-11 of this prospectus supplement and on page 7 of the accompanying prospectus or otherwise included in or incorporated by reference herein or the accompanying prospectus and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus contain important information you should know before investing in the Notes. Please read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission, or the SEC. We maintain a website at www.golubcapitalbdc.com and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available on or through our website. Information on our website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus or any free writing prospectus. You can also obtain such information, free of charge, and make inquiries by calling us collect at (212) 750-6060 or by contacting us at 200 Park Avenue, 25th Floor, New York, New York 10166, Attention: Investor Relations or investorrelations@golubcapital.com. The SEC also maintains a website at www.sec.gov that contains such information.

We generally invest in securities that have been rated below investment grade by independent rating agencies or that would be rated below investment grade if they were rated. These securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. In addition, many of our debt investments have floating interest rates that reset on a periodic basis and typically do not fully pay down principal prior to maturity, which may increase our risk of losing part or all of our investment.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	100.464%	$150,696,000
Underwriting discounts and commissions (sales load)	0.900%	$1,350,000
Proceeds to us, before estimated expenses(2)	99.564%	$149,346,000
(1)

The public offering price set forth above does not include accrued and unpaid interest of $3,450,000 in the aggregate from and including July 15, 2024 up to, but not including the date of delivery set forth below, which will be paid by the purchasers of the Notes offered hereby. On January 15, 2025, we will pay this pre-issuance accrued interest to the holders of the Notes offered hereby as of the applicable record date along with the interest accrued on the Notes offered hereby from the date of delivery to such interest payment date.

(2)	Before deducting estimated offering expenses of $750,000 payable by us in connection with this offering. See “Underwriting” in this prospectus supplement.

THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Delivery of the Notes offered hereby in book-entry form only through The Depository Trust Company will be made on or about December 3, 2024.

Joint Book-Running Managers

SMBC Nikko	J.P. Morgan	Santander	Truist Securities

Capital One Securities	MUFG	Regions Securities LLC	SOCIETE GENERALE	Wells Fargo Securities

Co-Managers

BNP PARIBAS	CastleOak Securities, L.P.	CIBC Capital Markets	Comerica Securities

Goldman Sachs & Co. LLC	Morgan Stanley	US Bancorp	WauBank Securities LLC

The date of this prospectus supplement is November 25, 2024.

ABOUT THIS PROSPECTUS SUPPLEMENT

We have not, and the underwriters have not, authorized any other person to provide you with any information other than the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by us or on behalf of us that relates to this offering. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering is accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the sale of the Notes offered hereby. It is possible that our business, financial condition, results of operations, cash flows and prospects have changed since that date. We will update these documents to reflect material changes only as required by law. We are offering to sell, and seeking offers to buy, the Notes only in jurisdictions where offers are permitted.

We have filed with the SEC a registration statement on Form N-2 (File No. 333-265509) utilizing a shelf registration process relating to the securities described in this prospectus supplement. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will control. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein and any free writing prospectus prepared by or on behalf of us that relates to this offering together with the additional information described under the headings “Risk Factors” included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and “Available Information” included in this prospectus supplement before you make an investment decision.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information included elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus, and any related free writing prospectus, including the risks of investing in the Notes discussed in the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Except as otherwise indicated, the terms:

●	“we,” “us,” “our,” “GBDC” and “Golub Capital BDC” refer to Golub Capital BDC, Inc., a Delaware corporation, and its consolidated subsidiaries;
●	“GBDC 3” refers to Golub Capital BDC 3, a Maryland corporation that we acquired on June 3, 2024 pursuant to an agreement and plan of merger by and among us, GBDC 3, GC Advisors, and for certain limited purposes our Administrator, or, as amended (the “GBDC 3 Merger”);
●	“2026 Notes” refers to the $600.0 million in aggregate principal amount of unsecured notes issued by Golub Capital BDC on February 24, 2021 and October 13, 2021. The 2026 Notes bear interest at a rate of 2.500% per year payable semi-annually in arrears on February 24 and August 24 of each year. The 2026 Notes mature on August 24, 2026;
●	“2027 Notes” refers to the $350.0 million in aggregate principal amount of unsecured notes issued by Golub Capital BDC on August 3, 2021. The 2027 Notes bear interest at a rate of 2.050% per year payable semi-annually in arrears on February 15 and August 15 of each year. The 2027 Notes mature on February 15, 2027;
●	“2028 Notes” refers to the $450.0 million in aggregate principal amount of unsecured notes issued by Golub Capital BDC on December 5, 2023. The 2028 Notes bear interest at a rate of 7.050% per year payable semi-annually in arrears on December 5 and June 5 of each year, beginning June 5, 2024. The 2028 Notes mature on December 5, 2028;
●	“Existing Notes” refers to the $600.0 million in aggregate principal amount of unsecured notes issued by Golub Capital BDC on February 1, 2024. The Existing Notes bear an interest rate of 6.00% per year payable semi-annually in arrears on January 15 and July 15 of each year. The Existing Notes mature on July 15, 2029. The Notes offered hereby will be treated as a single series with the Existing Notes under the indenture and will have the same terms as the Existing Notes;
●	“2024 Debt Securitization” refers to the $2.2 billion term debt securitization that we completed on November 18, 2024, in which Golub Capital BDC CLO 8 LLC, a Delaware LLC and our indirect subsidiary, or the “2024 Issuer”, issued an aggregate of $2,200,500,000 of notes, including $1,192,400,000 of Aaa/AAA Class A-1R Senior Secured Floating Rate Notes due 2036, which bear interest at the three-month secured overnight financing rate published by the Federal Reserve Bank of New York, or “SOFR”, plus 1.56%, $171,600,000 of AAA Class A-2RR Senior Secured Floating Rate Notes due 2036, which bear interest at SOFR plus 1.75% $165,000,000 of AA Class B-R Senior Secured Floating Rate Notes due 2036, which bear interest at SOFR plus 1.70%, $154,000,000 of A Class C-R Senior Secured Floating Rate Notes due 2036, which bear interest at SOFR plus 2.10%, and $517,500,000 Subordinated Notes due 2124, which do not bear interest;
●	“GBDC 3 2022 Debt Securitization” refers to the $401.8 million term debt securitization initially completed on January 25, 2022 and that we acquired as part of the GBDC 3 Merger, in which Golub Capital BDC 3 ABS 2022-1 LLC, a Delaware LLC, our indirect subsidiary, or the “GBDC 3 2022 Issuer” issued an aggregate of $401.8 million of notes, or the “GBDC 3 2022 Notes”, including $252.0 million of Class A Senior Secured Floating Rate Notes, which bear interest at a rate of three-month Term SOFR, plus 0.26161%, plus 2.00% and $149.8 million of Subordinated Notes that do not bear interest;
●	“GBDC 3 2022-2 Debt Securitization” refers to the $386.6 million term debt securitization initially completed on December 14, 2022 and that we acquired as part of the GBDC 3 Merger, in which Golub Capital BDC 3 CLO 2 LLC, a Delaware LLC, our indirect subsidiary, or the “GBDC 3 2022-2 Issuer” issued an aggregate of $386.6 million of notes, or the “GBDC 3 2022-2 Notes”, including $140.0 million of AAA Class A GBDC 3 Senior Secured Floating Rates Notes, which bear interest at a rate of three-month Term SOFR, plus 0.26161%, plus 2.60%, $38.8 million of AA Class B GBDC 3 Senior Secured

Floating Rates Notes, which bear interest at a rate of three-month Term SOFR, plus 0.26161%, plus 3.09%, $85.0 million of AAA Class A GBDC 3 Senior Secured Floating Rates Notes, which bear interest at a rate of three-month Term SOFR, plus 0.26161%, plus 2.60% and $122.8 million of Subordinated Notes that do not bear interest. We issued a notice of redemption to redeem the GBDC 3 2022-2 Debt Securitization in full, which redemption is expected to occur on December 16, 2024;
●	“Debt Securitizations” refers collectively to the 2024 Debt Securitization, the GBDC 3 2022 Debt Securitization, and the GBDC 3 2022-2 Debt Securitization, and each, a “Debt Securitization;”
●	“JPM Credit Facility” refers to the senior secured revolving credit facility that we initially entered into on February 11, 2021 with JPMorgan Chase Bank, N.A. as administrative agent and collateral agent, and the bank participants acting as lenders, as amended, that, as of November 22, 2024, permits borrowings of up to $1.898 billion in U.S. dollars and certain agreed upon foreign currencies. As of September 30, 2024, the interest rate on the borrowings under the JPM Credit Facility ranged from the applicable benchmark plus 1.75% to 1.875%, depending on the gross borrowing base, through the maturity date of August 6, 2029. The applicable benchmark rate as of September 30, 2024 for loans denominated in U.S. dollars is one-month SOFR plus an adjustment of 0.10% and certain other benchmark rates for loans denominated in other foreign currencies;
●	“Adviser Revolver” refers to the line of credit with GC Advisors, which allowed for borrowings of up to $200.0 million as of September 30, 2024 and bears interest at the short-term applicable federal rate;
●	“GC Advisors” refers to GC Advisors LLC, a Delaware LLC, our investment adviser;
●	“Administrator” refers to Golub Capital LLC, a Delaware LLC, an affiliate of GC Advisors and our administrator;
●	“Investment Advisory Agreement” refers to the Fifth Amended and Restated Investment Advisory Agreement by and between us and GC Advisors, dated and effective as of June 3, 2024; and
●	“Golub Capital” refers, collectively, to the activities and operations of Golub Capital LLC (formerly Golub Capital Management LLC), which entity employs all of Golub Capital’s investment professionals, GC Advisors and associated investment funds and their respective affiliates.

Golub Capital BDC

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the 1940 Act. In addition, for U.S. federal income tax purposes, we have elected to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. We were formed in November 2009 to continue and expand the business of our predecessor, Golub Capital Master Funding LLC, which commenced operations in July 2007. We make investments primarily in one stop loans (a loan that combines characteristics of traditional first lien senior secured loans and second lien or subordinated loans and that are often referred to by other middle-market lenders as unitranche loans) and other senior secured loans of U.S. middle-market companies that are, in most cases, sponsored by private equity firms. GC Advisors structures these one stop loans as senior secured loans, and we obtain security interests in the assets of the portfolio company that serve as collateral in support of the repayment of these loans. This collateral often takes the form of first-priority liens on the assets of the portfolio company. In many cases, we are the sole lender or we, together with our affiliates, are the sole lenders of one stop loans, which can afford us additional influence over the borrower in terms of monitoring and, if necessary, remediating any underperformance.

In this prospectus supplement, the term “middle – market” generally refers to companies having earnings before interest, taxes, depreciation and amortization, or EBITDA, of less than $100.0 million annually.

Our investment objective is to generate current income and capital appreciation by investing primarily in senior secured and one stop loans of U.S. middle-market companies. We also selectively invest in second lien and subordinated (a loan that ranks senior only to a borrower’s equity securities and ranks junior to all of such borrower’s other indebtedness in priority of payment) loans of, and warrants and minority equity securities in, middle-market companies. We intend to achieve our investment objective by (1) accessing the established loan origination channels developed by Golub Capital, a leading lender to middle-market companies that had over $70.0 billion of capital under management as of October 1, 2024, (2) selecting investments within our core middle-market company focus, (3) partnering with experienced private equity firms, or sponsors, in many cases with whom Golub Capital has invested alongside in the past, (4) implementing the disciplined underwriting standards of Golub Capital and (5) drawing upon the aggregate experience and resources of Golub Capital.

We seek to create a portfolio that includes primarily senior secured and one stop loans by primarily investing approximately $10.0 million to $80.0 million of capital, on average, in the securities of middle-market companies. We expect to selectively invest more than $80.0 million in some of our portfolio companies and generally expect that the size of our individual investments will vary proportionately with the size of our capital base.

We generally invest in securities that have been rated below investment grade by independent rating agencies or that would be rated below investment grade if they were rated. These securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. In addition, many of our debt investments have floating interest rates that reset on a periodic basis and typically do not fully pay down principal prior to maturity, which could increase our risk of losing part or all of our investment.

Our Adviser

Our investment activities are managed by our investment adviser, GC Advisors. GC Advisors is responsible for sourcing potential investments, conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring our investments and monitoring our investments and portfolio companies on an ongoing basis. GC Advisors was organized in September 2008 and is a registered investment adviser under the Investment Advisers Act of 1940, as amended. Under the Investment Advisory Agreement, we pay GC Advisors a base management fee and an incentive fee for its services. See “Item 1. Business — Management Agreements — Management Fee” included in our most recent Annual Report on Form 10-K, for a discussion of the base management fee and incentive fee, including the cumulative income incentive fee and the income and capital gains incentive fee, payable by us to GC Advisors. Unlike most closed-end funds whose fees are based on assets net of leverage, our base management fee is based on our average-adjusted gross assets (including leverage but adjusted to exclude cash and cash equivalents so that investors do not pay the base management fee on such assets) and, therefore, GC Advisors benefits when we incur debt or use leverage. For purposes of the Investment Advisory Agreement, cash equivalents means U.S. government securities and commercial paper instruments maturing within 270 days of purchase.

Additionally, under the incentive fee structure, GC Advisors benefits when capital gains are recognized and, because it determines when a holding is sold, GC Advisors controls the timing of the recognition of capital gains. Our board of directors is charged with protecting our interests by monitoring how GC Advisors addresses these and other conflicts of interest associated with its management services and compensation. See “Item 1. Business — Management Agreements — Board Approval of the Investment Advisory Agreement” included in our most recent Annual Report on Form 10-K.

While not expected to review or approve each borrowing, our independent directors, who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act, periodically review GC Advisors’ services and fees as well as its portfolio management decisions and portfolio performance. In connection with these reviews, our independent directors consider whether our fees and expenses (including those related to leverage) remain appropriate.

GC Advisors is an affiliate of Golub Capital and pursuant to a staffing agreement, or the Staffing Agreement, Golub Capital LLC makes experienced investment professionals available to GC Advisors and provides access to the senior investment personnel of Golub Capital LLC and its affiliates. The Staffing Agreement provides GC Advisors with access to investment opportunities, which we refer to in the aggregate as deal flow, generated by Golub Capital LLC and its affiliates in the ordinary course of their businesses and commits the members of GC Advisors’ investment committee to serve in that capacity. As our investment adviser, GC Advisors is obligated to allocate investment opportunities among us and its other clients fairly and equitably over time in accordance with its allocation policy. See “Item 7.

Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Party Transactions” in our most recent Annual Report on Form 10-K. However, there can be no assurance that such opportunities will be allocated to us fairly or equitably in the short-term or over time. GC Advisors seeks to capitalize on the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Golub Capital LLC’s investment professionals.

An affiliate of GC Advisors, the Administrator, provides the administrative services necessary for us to operate. Subject to the review and approval of our independent directors, we reimburse certain fees and expenses to the Administrator for such services.

About Golub Capital

Golub Capital, founded in 1994, is a leading lender to middle-market companies, with a long track record of investing in senior secured, one stop, second lien and subordinated loans. As of October 1, 2024, Golub Capital had over $70.0 billion of capital under management. Since its inception, Golub Capital has closed deals with over 390 middle-market sponsors and repeat transactions with over 270 sponsors.

Golub Capital’s middle-market lending group is managed by an eight-member senior management team consisting of Lawrence E. Golub, David B. Golub, Andrew H. Steuerman, Gregory W. Cashman, Spyro G. Alexopoulos, Marc C. Robinson, Robert G. Tuchscherer and Jason J. Van Dussen. As of September 30, 2024, Golub Capital had more than 220 investment professionals supported by more than 775 administrative and back office personnel that focus on operations, finance, legal and compliance, accounting and reporting, marketing, information technology and office management.

Recent Developments

JPM Credit Facility Upsize

On November 15, 2024, the Company entered into an agreement to increase the aggregate commitments under the JPM Credit Facility from $1,822.5 million to $1,897.5 million. The accordion feature in the JPM Credit Facility allows the Company, under certain circumstances, to increase the total size of the facility to a maximum of $2.0 billion. The other material terms of the JPM Credit Facility remain unchanged.

2024 Debt Securitization

On November 18, 2024, the 2024 Issuer, an indirect, wholly-owned, consolidated subsidiary of the Company, completed the 2024 Debt Securitization. Please see the Current Report on Form 8-K, filed with the SEC on November 21, 2024, for a summary of the material terms of the 2024 Debt Securitization and copies of the material agreements entered into in connection therewith.

On November 19, 2024, all amounts outstanding under the $625 million senior secured revolving credit facility that GBDC 3 Funding LLC, a Delaware LLC and our direct subsidiary (“GBDC 3 Funding”), entered into on September 10, 2019, with GBDC 3, as equity holder and as servicer, with Deutsche Bank AG, New York Branch, as facility agent, were repaid, following which the agreements governing the credit facility were terminated.

Corporate Information

Our principal executive offices are located at 200 Park Avenue, 25th Floor, New York, NY 10166, and our telephone number is (212) 750-6060. Our corporate website is located at www.golubcapitalbdc.com.

Information on our website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus.

SPECIFIC TERMS OF THE NOTES AND THE OFFERING

This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus that is attached to this prospectus supplement. On February 1, 2024, we and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (“U.S. Bank” or the “trustee”) entered into the fifth supplemental indenture to the indenture, dated as of October 2, 2020, relating to the Existing Notes. We will issue the Notes offered hereby under the same base indenture and the fifth supplemental indenture, which we refer to collectively as the “indenture.” The Notes offered hereby will be a further issuance of, rank equally in right of payment with, and form a single series with the Existing Notes for all purposes under the indenture, including waivers, amendments, consents, redemptions and other offers to purchase and voting. We refer to the “Notes” and the “Existing Notes” separately within this prospectus supplement because only the Notes are being offered hereby, but any general discussion of the terms of the Notes also would apply to the Existing Notes because they are treated as the same under the indenture. This section outlines the specific legal and financial terms of the Notes. You should read this section together with the more general description of the Notes under the heading “Description of Notes” in this prospectus supplement and in the accompanying prospectus under the heading “Description of Our Debt Securities” before investing in the Notes. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying prospectus or in the indenture governing the Notes.

Issuer	Golub Capital BDC, Inc.

Title of the Securities	6.000% Notes due 2029

Aggregate Principal Amount Being Offered	$150,000,000

The Notes offered hereby are a further issuance of the Existing Notes. The Notes offered hereby will be treated as a single series with the Existing Notes under the indenture and will have the same terms as the Existing Notes. The Notes offered hereby will have the same CUSIP number and will be fungible and rank equally with the Existing Notes. Upon the issuance of the Notes offered hereby, the outstanding aggregate principal amount of our 6.000% Notes due 2029 will be $750,000,000.

Public Offering Price

100.464% of the aggregate principal amount of the Notes offered hereby, plus the Aggregate Accrued Interest, which is the interest on the Notes offered hereby accruing from and including July 15, 2024 up to, but not including, the date of delivery which is expected to be December 3, 2024 (the “Aggregate Accrued Interest”). The interest payment we will make on January 15, 2025 will include Aggregate Accrued Interest.

Aggregate Accrued Interest	$3,450,000.00 of accrued and unpaid interest from and including July 15, 2024 up to, but not including, the date of delivery of the Notes which is expected to be December 3, 2024.

Interest Rate	6.000% per year

Yield to Maturity	5.881%

Trade Date	November 25, 2024

Maturity Date	July 15, 2029

Interest Payment Dates

Each January 15 and July 15. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment. The Interest payment we will make on January 15, 2025 will include Aggregate Accrued Interest.

Ranking of Notes	The Notes are our general unsecured obligations that rank senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to the Notes.

The Notes rank equally in right of payment with all of our existing and future senior liabilities that are not so subordinated (including the 2026 Notes, the 2027 Notes, the 2028 Notes and the Existing Notes), effectively junior to all of our existing and future secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

As of November 22, 2024, we had approximately $5.0 billion of debt outstanding, approximately $2.0 billion of which was unsecured senior indebtedness (represented by the 2026 Notes, the 2027 Notes, the 2028 Notes and the Existing Notes) that will rank equal to the Notes, approximately $1.8 billion of which was indebtedness secured by substantially all of the assets of our subsidiaries and that will be structurally senior to the Notes, and approximately $1.2 billion of which was indebtedness secured by substantially all of our assets and that will be effectively senior to the Notes.

Denominations	We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption

Prior to June 15, 2029 (one month prior to the maturity date of the Notes), or the Par Call Date, we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Sinking Fund

The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity). As a result, our ability to repay the Notes at maturity will depend on our financial condition on the date that we are required to repay the Notes.

Offer to Purchase upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs prior to maturity, holders of the Notes will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Defeasance	The Notes are subject to legal and covenant defeasance by us.

Form of Notes

The Notes will be represented by global securities that will be deposited and registered in the name of The Depository Trust Company, or DTC, or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

Trustee, Paying Agent, Registrar and Transfer Agent	U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association)

Events of Default

If an event of default (as described in this prospectus supplement under the caption “Description of Notes”) on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to conditions set forth in the indenture.

These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving us.

Other Covenants	In addition to the covenants described in the accompanying prospectus, the following covenants will apply to the Notes:

●
We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.
●
If at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with United States generally accepted accounting principles, or GAAP, as applicable.

Trading Market

While a trading market developed after issuing the Existing Notes, we cannot assure you that an active and liquid market for the Notes will be maintained. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Although certain of the underwriters have informed us that they intend to continue to make a market in the Notes, as permitted by applicable laws and regulations, they are not obligated to do so, and may discontinue any such market making activities at any time without notice.

Use of Proceeds

We estimate that net proceeds we will receive from the sale of the Notes in this offering will be approximately $148.6 million, after deducting underwriting discounts and commissions of $1.35 million payable by us and estimated offering expenses of approximately $750,000 payable by us.

We intend to use the net proceeds from this offering to repay outstanding indebtedness under the JPM Credit Facility or the GBDC 3 2022-2 Debt Securitization. However, we may reborrow under the JPM Credit Facility for general corporate purposes, which may include investing in portfolio companies in accordance with our investment strategy.

See “Use of Proceeds” in this prospectus supplement for more information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus prepared by or on behalf of us that relates to this offering of our Notes constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any related free writing prospectus, involve risks and uncertainties, including statements as to:

●	our future operating results;
●	our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events;
●	the effect of investments that we expect to make and the competition for those investments;
●	our contractual arrangements and relationships with third parties;
●	actual and potential conflicts of interest with GC Advisors and other affiliates of Golub Capital;
●	the dependence of our future success on the general economy and its effect on the industries in which we invest;
●	the ability of our portfolio companies to achieve their objectives;
●	the use of borrowed money to finance a portion of our investments;
●	the adequacy of our financing sources and working capital;
●	the timing of cash flows, if any, from the operations of our portfolio companies;
●	general economic and political trends and other external factors, including the COVID-19 pandemic;
●	changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets;
●	elevating levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest;
●	the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments;
●	the ability of GC Advisors or its affiliates to attract and retain highly talented professionals;
●	the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events;
●	turmoil in Ukraine and Russia, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest;
●	our ability to qualify and maintain our qualification as a RIC and as a business development company;
●	the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks;
●	general price and volume fluctuations in the stock markets;

●	the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and
●	the effect of changes to tax legislation and our tax position.

Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus involve risks and uncertainties.

Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including as a result of the factors set forth as “Risk Factors” in our most recent Annual Report on Form 10-K and elsewhere contained, or incorporated by reference into, this prospectus supplement and the accompanying prospectus.

We have based the forward-looking statements included in this prospectus supplement or the accompanying prospectus, including the documents incorporated by reference, on information available to us on the date of this prospectus supplement. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance.

You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future will file with the SEC, including annual reports on Form 10-K, registration statements on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K. This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, contain statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data.

RISK FACTORS

Investing in our securities involves a number of significant risks. In addition to the other information in this prospectus supplement, the accompanying prospectus, and any free writing prospectus, you should consider carefully the following information and the risk factors incorporated herein by reference to our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and all other information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus, and any free writing prospectus, as updated by our subsequent filings under the Exchange Act, before making an investment in our securities. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. Each of the risk factors could materially and adversely affect our business, financial condition and results of operations. In such case, our net asset value and the value of our debt securities may decline, and investors may lose all or part of their investment.

Risks Related to the Notes

The Notes are unsecured and therefore are effectively subordinated to any secured indebtedness we have incurred or could incur in the future.

The Notes are not secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes are effectively subordinated, or junior, to any secured indebtedness or other obligations we or our subsidiaries have outstanding as of the date of issuance of the Notes or that we or our subsidiaries could incur in the future (or any indebtedness that is initially unsecured in respect of which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. A substantial portion of our assets are currently pledged as collateral under the Debt Securitizations and JPM Credit Facility. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries could assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets could be used to pay other creditors, including the holders of the Notes. As of November 22, 2024, we had an aggregate of approximately $3.0 billion of outstanding borrowings under the Debt Securitizations and the JPM Credit Facility, all of which are secured and thus effectively senior to the Notes.

The Notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Notes are obligations exclusively of Golub Capital BDC, Inc. and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes and the Notes are not required to be guaranteed by any subsidiaries we could acquire or create in the future. The assets of such subsidiaries are not directly available to satisfy the claims of our creditors, including holders of the Notes.

Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes are structurally subordinated, or junior, to the Debt Securitizations, the JPM Credit Facility and other liabilities (including trade payables) incurred by any of our existing or future subsidiaries, financing vehicles or similar facilities. All of the existing indebtedness of our subsidiaries is structurally senior to the Notes.

In addition, our subsidiaries and any additional subsidiaries that we could form could incur substantial additional indebtedness in the future, all of which would be structurally senior to the Notes.

The indenture governing the Notes contains limited protection for holders of the Notes.

The indenture governing the Notes offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have a material adverse impact on an investment in the Notes. In particular, the terms of the indenture and the Notes do not place any restrictions on our or our subsidiaries’ ability to:

●	issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be pari passu, or equal, in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the value of the assets securing such indebtedness, (3) indebtedness or other obligations of ours that are guaranteed by one or more of our subsidiaries and which therefore are structurally senior to the Notes and (4) securities, indebtedness or other obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligations that would cause a violation of Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from incurring additional borrowings, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings;
●	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;
●	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);
●	enter into transactions with affiliates, including acquisitions of affiliates;
●	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;
●	make investments; or
●	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity other than as described under “Description of Notes  — Events of Default”.

Our ability to recapitalize, incur additional debt and take a number of other actions are not limited by the terms of the Notes and may have important consequences for holders of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Certain of our current debt instruments include more protections for their holders than the indenture and the Notes. In addition, other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.

Our amount of debt outstanding may increase as a result of this offering. Our current indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.

The use of debt could have significant consequences on our future operations, including:

●	making it more difficult for us to meet our payment and other obligations under the Notes and our other outstanding indebtedness;
●	resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our financing arrangements, which event of default could result in substantially all of our debt becoming immediately due and payable;
●	reducing the availability of our cash flow to fund investments, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

●	subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including borrowings under our financing arrangements; and
●	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.

Our ability to meet our payment and other obligations under our financing arrangements depends on our ability to generate significant cash flow in the future. To some extent, this is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our financing arrangements or otherwise, in an amount sufficient to enable us to meet our payment obligations under the Notes and our other debt and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including the Notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Notes and our other debt.

While a trading market developed after issuing the Existing Notes, we cannot assure you that an active trading market for the Notes will be maintained.

While a trading market developed after issuing the Existing Notes, we cannot assure you that an active and liquid market for the Notes will be maintained. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. If the Notes are traded after their initial issuance, they may trade at a discount from their public offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion. In addition, any market-making activity will be subject to limits imposed by law. Accordingly, we cannot assure you that a liquid trading market will be maintained for the Notes, that you will be able to sell the Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market is not maintained, the liquidity and trading price for the Notes may be adversely affected. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default under the agreements governing our indebtedness, including the JPM Credit Facility, Debt Securitizations or other indebtedness to which we are a party that is not waived by the required lenders or holders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes.

If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the JPM Credit Facility or other debt we could incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation.

If our operating performance declines, we could in the future need to seek to obtain waivers from the required lenders under the JPM Credit Facility or the required holders of the Debt Securitizations or other debt that we could incur in the future, to avoid being in default. If we breach our covenants under the Debt Securitizations, the JPM Credit Facility or other debt and seek a waiver, we could not be able to obtain a waiver from the required lenders or holders. If this occurs, we would be in default and our lenders or debt holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders or holders having secured obligations, including the lenders and holders under the Debt Securitizations and the JPM Credit Facility could proceed against the collateral securing the debt. Because the JPM Credit Facility have, and any future credit facilities will likely have, customary cross-default provisions, if the indebtedness thereunder or under any future credit facility is accelerated, we could be unable to repay or finance the amounts due. In the event holders of any debt securities we have outstanding exercise their rights to accelerate following a cross-default, those holders would be entitled to receive the principal amount of their investment, subject to any subordination arrangements that could be in place. We cannot assure you that we will have sufficient liquidity to be able to repay such amounts, in which case we would be in default under the accelerated debt and holders would have the ability to sue us to recover amounts then owing.

A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes, if any, or change in the debt markets, could cause the liquidity or market value of the Notes to decline significantly.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain our credit ratings or to advise holders of Notes of any changes in our credit ratings.

An increase in market interest rates could result in a decrease in the market value of the Notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes.

In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase Notes bearing interest at fixed rates and market interest rates increase, the market values of those Notes may decline. We cannot predict the future level of market interest rates.

The optional redemption provision may materially adversely affect your return on the Notes.

The Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Notes at times when prevailing interest rates are lower than the interest rate paid on the Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the Notes being redeemed.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event because we may not have sufficient funds. Upon a Change of Control Repurchase Event, holders of the Notes may require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. Our failure to purchase such tendered Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the indenture governing the Notes and a cross-default under the agreements governing certain of our other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately.

FINANCIAL HIGHLIGHTS

The financial highlights of Golub Capital BDC for the fiscal years ended September 30, 2024, 2023, 2022, 2021, and 2020 are as follows:

	Year ended September 30,
Per share data:(1)	2024		2023	2022		2021		2020
Net asset value at beginning of period	$15.02		$14.89	$15.19		$14.33		$16.76
Net increase in net assets as a result of issuance of DRIP shares	0.00	(2)	—	0.00	(2)	0.00	(2)	0.01
Net increase (decrease) in net assets as a result of issuance of shares	0.51	(3)	—	—		—		(1.13)
Net increase in net assets as a result of repurchases of shares	0.00	(2)	0.01	—		—		—
Distributions declared:
From net investment income - after tax	(1.89)		(1.23)	(1.20)		(1.13)		(1.29)
From capital gains	—		(0.17)	—		(0.03)		(0.04)
From return of capital	—		—	—		—		(0.04)
Net investment income - after tax	1.90		1.70	1.15		0.99		0.94
Net realized gain (loss) on investment transactions	(0.40)		(0.26)	0.12		0.05		(0.12)
Net change in unrealized appreciation (depreciation) on investment transactions (4)	0.05		0.08	(0.37)		0.98		(0.76)
Net asset value at end of period	$15.19		$15.02	$14.89		$15.19		$14.33
Per share market value at end of period	$15.11		$14.67	$12.39		$15.81		$13.24
Total return based on market value(5)	15.77%		30.50%	(14.80)%		28.90%		(22.81)%
Number of common shares outstanding	264,277,128		169,594,742	170,895,670		170,028,584		167,259,511
(1)	Based on actual number of shares outstanding at the end of the corresponding period or the weighted average shares outstanding for the period, unless otherwise noted, as appropriate.
(2)	Represents an amount less than $0.01
(3)	Net increase in net assets as a result of issuance of shares pursuant to the GBDC 3 Merger.
(4)	Includes the impact of different share amounts as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on the shares outstanding at the end of the period and as of the dividend record date.
(5)	Total return based on market value assumes distributions are reinvested in accordance with the DRIP. Total return does not include sales load.

The financial highlights of Golub Capital BDC for the fiscal years ended September 30, 2019, 2018, 2017, 2016, and 2015 are as follows:

	Years ended September 30,
Per share data:(1)	2019	2018	2017		2016		2015
Net asset value at beginning of period	16.10	$16.08	$15.96		$15.80		$15.55
Net increase in net assets as a result of issuance of DRIP shares(2)	0.01	0.01	0.01		0.06		—
Net increase in net assets as a result of issuance of shares	3.17	—	—		—		—
Net increase in net assets as a result of public offering	—	—	0.19		0.05		0.09
Costs related to public offering	—	—	—		—		—
Distributions declared:
From net investment income	(1.27)	(1.31)	(1.51)		(1.04)		(1.18)
From capital gains	(0.13)	(0.05)	(0.02)		(0.24)		(0.10)
From return of capital	—	—	—		—		—
Net investment income(3)	1.36	1.27	1.23	(3)	1.25	(3)	1.20
Net realized gain (loss) on investments	(0.07)	0.29	0.16		0.12		0.19
Net change in unrealized appreciation (depreciation) on investments	(2.41)	(0.19)	0.06		(0.04)		0.05
Net asset value at end of period	16.76	$16.10	$16.08		$15.96		$15.80
Per share market value at end of period	18.84	$18.75	$18.82		$18.57		$15.98
Total return based on market value(4)	8.80%	7.65%	10.23%		25.36%		8.21%
Number of common shares outstanding	132,658,200	60,165,454	59,577,293		55,059,067		51,300,193
(1)	Based on actual number of shares outstanding at the end of the corresponding period or the weighted average shares outstanding for the period, unless otherwise noted, as appropriate.
(2)	Net increase in net assets as a result of issuance of shares related to shares issued through the DRIP and private placement.
(3)	Net investment income per share for the year ended September 30, 2017 and 2016 is shown after a net expense of $17,000 and $333,000, respectively, for U.S. federal excise tax.
(4)Total return based on market value assumes distributions are reinvested in accordance with the DRIP. Total return does not include sales load.

USE OF PROCEEDS

We estimate that net proceeds we will receive from the sale of the Notes in this offering will be approximately $148.6 million after deducting the underwriting discounts and commissions of $1.35 million payable by us and estimated offering expenses of approximately $750,000 payable by us.

We intend to use the net proceeds from this offering to repay outstanding indebtedness under the JPM Credit Facility or the GBDC 3 2022-2 Debt Securitization. However, we may reborrow under the JPM Credit Facility for general corporate purposes, which may include investing in portfolio companies in accordance with our investment strategy.

As of November 22, 2024, we had approximately $5.0 billion of debt outstanding, approximately $2.0 billion of which was unsecured senior indebtedness (represented by the 2026 Notes, the 2027 Notes, the 2028 Notes and the Existing Notes) that will rank equal to the Notes, approximately $1.8 billion of which was indebtedness secured by substantially all of the assets of our subsidiaries and that will be structurally senior to the Notes, and approximately $1.2 billion of which was indebtedness secured by substantially all of our assets and that will be effectively senior to the Notes.

However, through re-borrowing under the JPM Credit Facility, we intend to invest in portfolio companies in accordance with our investment strategy and for general corporate purposes. The JPM Credit Facility matures on August 6, 2029, and borrowings under the JPM Credit Facility currently bear interest at the applicable base rate plus a margin of either 1.75% or 1.875%, subject to compliance with a borrowing base rate. The applicable base rate under the JPM Credit Facility is (i) one-month SOFR with respect to any advances denominated in U.S. dollars, (ii) SONIA with respect to any advances denominated in U.K. pound sterling, (iii) one-month EURIBOR with respect to any advances denominated in euros, and (iv) the relevant rate as defined in the JPM Credit Facility for borrowings in other currencies. Borrowings with a SOFR applicable base rate are subject to an additional spread adjustment of 0.10%. As of November 22, 2024, there was $1.2 billion outstanding under the JPM Credit Facility.

The GBDC 3 2022-2 Debt Securitization is a $386.6 million term debt securitization, in which our indirect subsidiary, GBDC 3 2022-2 Issuer, issued the GBDC 3 2022-2 Notes, including $140.0 million of AAA Class A GBDC 3 Senior Secured Floating Rates Notes, which bear interest at a rate of three-month Term SOFR, plus 0.26161%, plus 2.60%, $38.8 million of AA Class B GBDC 3 Senior Secured Floating Rates Notes, which bear interest at a rate of three-month Term SOFR, plus 0.26161%, plus 3.09%, $85.0 million of AAA Class A GBDC 3 Senior Secured Floating Rates Notes, which bear interest at a rate of three-month Term SOFR, plus 0.26161%, plus 2.60% and $122.8 million of Subordinated Notes that do not bear interest. We issued a notice of redemption to redeem the GBDC 3 2022-2 Debt Securitization in full, which redemption is expected to occur on December 16, 2024.

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2024:

●	on an actual basis; and
●	on an adjusted basis to give effect to the offering of the Notes and the application of net proceeds from this offering as described in this prospectus supplement under the caption “Use of Proceeds.”

You should read this table together with “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto included in our most recent Annual Report on Form 10-K.

	As of September 30, 2024
Dollar amounts are presented in thousands, except share data.	Actual	As Adjusted
Assets:
Cash, restricted cash, cash equivalents and foreign currencies	$359,552	$357,452
Investments, at fair value	8,235,411	8,235,411
Other assets	111,015	111,015
Total assets	$8,705,978	$8,703,878
Liabilities:
Debt(1)	$4,624,791	$4,624,791
Less unamortized debt issuance costs	(25,361)	(27,461)
Debt less unamortized debt issuance costs	4,599,430	4,597,330
Other liabilities	92,019	92,019
Total liabilities	$4,691,449	$4,689,349
Net assets:
Preferred stock, par value $0.001 per share; 1,000,000 shares authorized, zero shares issued and outstanding as of September 30, 2024	—	—
Common stock, par value $0.001 per share; 350,000,000 shares authorized, 264,277,128 shares issued and outstanding as of September 30, 2024, actual and as adjusted	264	264
Paid in capital in excess of par	4,167,258	4,167,258
Distributable earnings (loss)	(152,993)	(152,993)
Total net assets	4,014,529	$4,014,529
Net asset value per common share	$15.19	$15.19
Total capitalization	$8,705,978	$8,703,878
(1)	The above table reflects our capitalization as of September 30, 2024.

SENIOR SECURITIES

Information about our senior securities as of the fiscal years ended September 30, 2024, 2023, 2022, 2021, 2020, 2019, 2018, 2017, 2016 and 2015 is located under the caption “Notes to Consolidated Financial Statements — Note 11. Senior Securities” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, which is incorporated herein by reference.

DESCRIPTION OF NOTES

The following description of the particular terms of the 6.000% Notes due 2029 supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

We will issue the Notes under the base indenture, dated as of October 2, 2020, or the base indenture, between us and the trustee, as supplemented by a fifth supplemental indenture between us and the trustee, or the fifth supplemental indenture, dated as of February 1, 2024. As used in this section, all references to the indenture mean the base indenture as supplemented by the fifth supplemental indenture. The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes offered hereby will be treated as a single series with the Existing Notes under the indenture and will have the same terms as the Existing Notes (except the issue date, the offering price and the initial interest payment date). The Notes offered hereby will have the same CUSIP number and will be fungible and rank equally with the Existing Notes. Upon the issuance of the Notes offered hereby, the outstanding aggregate principal amount of our 6.000% Notes due 2029 will be $750,000,000. We refer to the “Notes” and the “Existing Notes” separately within this prospectus supplement because only the Notes are being offered hereby, but any general discussion of the terms of the Notes also would apply to the Existing Notes because they are treated as the same under the indenture.

The following description is a summary of the material provisions of the Notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.

For purposes of this description, references to “we,” “our” and “us” refer only to Golub Capital BDC and not to any of its current or future subsidiaries and references to “subsidiaries” refer only to consolidated subsidiaries of and exclude any investments held by Golub Capital BDC in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of Golub Capital BDC and its subsidiaries.

General

The Notes:

●	are our direct, general, unsecured, unsubordinated obligations, ranking equally with our existing and future unsecured, unsubordinated obligations, including the 2026 Notes, the 2027 Notes, the 2028 Notes and the Existing Notes;
●	will mature on July 15, 2029 unless earlier redeemed or repurchased, as discussed below;
●	will bear cash interest from July 15, 2024, at an annual rate of 6.000% payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2025, with such payment including Aggregate Accrued Interest;
●	will be subject to redemption at our option as described in this prospectus supplement under “ — Optional Redemption;”
●	will be subject to repurchase by us at the option of the holders following a Change of Control Repurchase Event (as defined in this prospectus supplement under “ — Offer to Repurchase Upon a Change of Control Repurchase Event”), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase;
●	will be issued in denominations of $2,000 and integral multiples of $1,000 thereof; and
●	will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See “ — Book-Entry, Settlement and Clearance” in this prospectus supplement.

Subject to compliance with covenants regarding the asset coverage requirement of the 1940 Act, the indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or distributions or issuing or repurchasing our other securities. Other than restrictions described under “ — Offer to Repurchase Upon a Change of Control Repurchase Event” and “— Covenants  — Merger, Consolidation or Sale of Assets” below, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, issue additional Notes under the indenture with the same terms (except for the issue date, public offering price, and, if applicable, the initial interest payment date) and CUSIP number as the Notes offered hereby in an unlimited aggregate principal amount; provided that, if such additional Notes are not fungible with the Notes offered hereby (or any other tranche of additional Notes) for U.S. federal income tax purposes, then such additional Notes will have different CUSIP numbers from the Notes offered hereby (and any such other tranche of additional Notes). The $150.0 million aggregate principal amount of Notes offered hereby will be issued as additional Notes under the indenture.

We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay the principal of, and interest on, the Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as defined below).

Payment of principal of (and premium, if any) and any such interest on the Notes will be made at the corporate trust office of the trustee as paying agent, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at our option payment of interest may be made by (1) check mailed to the address of the person entitled thereto as such address shall appear in the security register or (2) transfer to an account maintained by the person entitled thereto located in the United States.

A holder of Notes may transfer or exchange Notes at the office of the security registrar in accordance with the indenture. The security registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the security registrar for any registration of transfer or exchange of Notes, but we or the trustee may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.

The registered holder of a Note will be treated as its owner for all purposes.

Interest

The Notes will bear cash interest at a rate of 6.000% per year until maturity. Interest on the Notes offered hereby will accrue from and including July 15, 2024. Interest will be payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2025. The interest payment we will make on January 15, 2025 will include Aggregate Accrued Interest.

Interest will be paid to the person in whose name a Note is registered at 5:00 p.m. New York City time, or the close of business, on June 30 or December 30, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, redemption date, the maturity date or any earlier required repurchase date upon a Change of Control Repurchase Event (defined below) of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any Note, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York or the city in which the corporate trust office of the trustee is located are authorized or obligated by law or executive order to close.

Ranking

The Notes are our direct, general unsecured obligations that rank senior in right of payment to all of our future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the Notes. The Notes rank equally in right of payment with all of our existing and future indebtedness or other obligations that are not so subordinated or junior (including the 2026 Notes, the 2027 Notes, the 2028 Notes and the Existing Notes). The Notes rank effectively junior to any of our secured indebtedness or other obligations (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The Notes rank structurally junior to all existing and future indebtedness and other obligations (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.

As of November 22, 2024, we had approximately $5.0 billion of debt outstanding, approximately $2.0 billion of which was unsecured senior indebtedness (represented by the 2026 Notes, the 2027 Notes, the 2028 Notes and the Existing Notes) that will rank equal to the Notes, approximately $1.8 billion of which was indebtedness secured by substantially all of the assets of our subsidiaries and that will be structurally senior to the Notes, and approximately $1.2 billion of which was indebtedness secured by substantially all of our assets and that will be effectively senior to the Notes. After giving effect to the issuance of the Notes and the application of proceeds therefrom as described under “Use of Proceeds,” our total indebtedness would have been approximately $5.0 billion as of November 22, 2024.

Optional Redemption

Prior to the Par Call Date, we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H. 15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H. 15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H. 15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary's procedures) at least 30 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder, we will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;
(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and
(3)	deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and upon written instruction from Golub Capital BDC, the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with terms required for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations  — Financial Condition, Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q and incorporated by reference herein, as well as any amendments reflected in subsequent filings with the SEC. The terms of certain of our subsidiaries’ financing arrangements provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our subsidiaries’ financing arrangements at that time and to terminate the financing arrangements.

Our or our subsidiaries’ future financing arrangements may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our future financing arrangements, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our other debt. See “Risk Factors  — Risks Related to the Notes  — We may not be able to repurchase the Notes upon a Change of Control Repurchase Event” in this prospectus supplement for more information.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the Notes:

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by all three Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Golub Capital BDC and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Golub Capital BDC or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;
(2)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Golub Capital BDC, measured by voting power rather than number of shares; or

(3)	the approval by Golub Capital BDC’s stockholders of any plan or proposal relating to the liquidation or dissolution of Golub Capital BDC.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Controlled Subsidiary” means any subsidiary of Golub Capital BDC, 50% or more of the outstanding equity interests of which are owned by Golub Capital BDC and its direct or indirect subsidiaries and of which Golub Capital BDC possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“Fitch” means Fitch Ratings, Inc., also known as Fitch Ratings, or any successor thereto. “Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in any case, if such Rating Agency ceases to rate the Notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).

“Moody’s” means Moody’s Investor Services, Inc., or any successor thereof.

“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) GC Advisors or any affiliate of GC Advisors that is organized under the laws of a jurisdiction located in the United States of America and is in the business of managing or advising clients.

“Rating Agency” means:

(1)	each of Fitch, Moody’s and S&P; and
(2)	if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for Fitch, Moody’s or S&P, or both, as the case may be.

“S&P” means S&P Global Ratings, or any successor thereto.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Covenants

In addition to the covenants described in the base indenture, the following covenants shall apply to the Notes. To the extent of any conflict or inconsistency between the base indenture and the following covenants, the following covenants shall govern:

Merger, Consolidation or Sale of Assets

The indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Golub Capital BDC or its Controlled Subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:

●	we are the surviving person, or the Surviving Person, or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America or any state or territory thereof;

●	the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the performance of all the covenants and conditions of the indenture to be performed or observed by us;
●	immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing; and
●	we shall deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, shall be deemed to be the transfer of all or substantially all of our property.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions may be permitted under the indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.

An assumption by any person of obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Other Covenants

●	We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.
●	If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

Events of Default

Each of the following is an event of default:

(1)	default in the payment of any interest upon any Note when due and payable and the default continues for a period of 30 days;
(2)	default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity including upon any redemption date or required repurchase date;

(3)	default by us in the performance, or breach, of any covenant or agreement in the indenture or the Notes (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of securities other than the Notes), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;
(4)	default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Exchange Act (but excluding any subsidiary which is (a) a non- recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with Golub Capital BDC for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;
(5)	pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, on the last business day of each of 24 consecutive calendar months, any class of our securities shall have an asset coverage (as such term is used in the 1940 Act and the rules and regulations promulgated thereunder) of less than 100% giving effect to any amendments to such provisions of the 1940 Act and any exemptive relief granted to us by the SEC; or
(6)	certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 90 days.

If an event of default occurs and is continuing, then and in every such case (other than an event of default specified in item (6) above) the trustee or the holders of at least 25% in principal amount of the outstanding Notes may (and the trustee shall at the request of such holders) declare the entire principal amount of Notes to be due and immediately payable, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, the paying agent, the security registrar and their respective agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

(i)	such holder has previously given written notice to the trustee of a continuing event of default with respect to the Notes;
(ii)	the holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee;

(iii)	such holder or holders have offered to the trustee indemnity, security or both, satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
(iv)	the trustee for 60 days after its receipt of such notice, request and offer of indemnity, security or both has failed to institute any such proceeding; and
(v)	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

Notwithstanding any other provision in the indenture, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the Notes unless such holders shall have offered to the trustee security and/or indemnity satisfactory to the trustee against the costs, expenses and liabilities (including the reasonable fees and expenses of its agents and counsel) which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes, provided that (i) such direction shall not be in conflict with any rule of law or with the indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action that might involve it in personal liability or be unjustly prejudicial to the holders of Notes not consenting (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders).

The holders of not less than a majority in principal amount of the outstanding Notes may, on behalf of the holders of all of the Notes, waive any past default under the indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any Note or (ii) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

We are required to deliver to the trustee, within 120 days after the end of each fiscal year (which fiscal year ends September 30), an officers’ certificate stating that to the knowledge of the signers whether we are in default in the performance of any of the terms, provisions or conditions of the indenture.

Within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee shall transmit notice of such default known to a responsible officer of the trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or a responsible officer (as defined in the indenture) of the trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the security registrar for cancellation all outstanding Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Defeasance

In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the indenture. See “Description of Our Debt Securities  — Defeasance” in the accompanying prospectus for more information.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each holder of the Notes will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the Notes.

Trustee

U.S. Bank will be the trustee, security registrar and paying agent. U.S. Bank, in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement and accompanying prospectus or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information.

We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture will provide that it and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Book-Entry, Settlement and Clearance

Global Notes

The Notes will be initially issued in the form of one or more registered Notes in global form, without interest coupons, or the Global Notes. Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC, or the DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

●	upon deposit of a Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the underwriters; and
●	ownership of beneficial interests in a Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

●	a limited purpose trust company organized under the laws of the State of New York;
●	a “banking organization” within the meaning of the New York State Banking Law;

●	a member of the Federal Reserve System;
●	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
●	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:

●	will not be entitled to have Notes represented by the Global Note registered in their names;
●	will not receive or be entitled to receive physical, certificated Notes; and
●	will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to receiving notices or the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or

Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear of Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

●	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;
●	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
●	an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to purchasing, owning, and disposing of the Notes. This summary addresses only those holders who purchase Notes in this offering at the public offering price. Moreover, this summary does not purport to be a complete description of the income tax considerations applicable to such an investment and does not address any state, local or non-U.S. income or other tax considerations. The discussion is based upon the Code, the regulations promulgated thereunder by the U.S. Department of the Treasury, or the “Treasury Regulations,” and administrative and judicial interpretations, each as of the date of this prospectus supplement and all of which are subject to change, potentially with retroactive effect. Investors should consult their own tax advisors with respect to tax considerations that pertain to their investment in the Notes.

This discussion deals only with Notes held as capital assets within the meaning of Section 1221 of the Code and does not cover all possible income tax considerations that may be applicable to beneficial owners of the Notes (referred to in this discussion as “holders”) with special circumstances, including, without limitation, the U.S. federal income tax consequences applicable to holders such as any government (or instrumentality or agency thereof), financial institutions, insurance companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies and regulated investment companies (and shareholders of such corporations), pension plans, trusts and estates, dealers in securities or currencies, traders in securities, U.S. expatriates and certain former citizens or long-term residents of the United States, persons holding the Notes as a hedge against currency risks or as a position in a “straddle,” “hedge,” “constructive sale transaction” or “conversion transaction” (as those terms are defined under the Code), entities that are tax-exempt for U.S. federal income tax purposes, retirement plans, individual retirement accounts, tax-deferred accounts, persons subject to the alternative minimum tax, pass-through entities (including partnerships and other entities and arrangements classified as partnerships for U.S. federal income tax purposes) and beneficial owners of such pass-through entities, persons holding the Notes as intermediaries, agents or nominees, or persons whose functional currency (as defined in Section 985(b) of the Code) is not the U.S. dollar. This discussion also does not address the U.S. federal income tax consequences to beneficial owners of the Notes subject to the special tax accounting rules under Section 451(b) of the Code. This discussion is limited to persons purchasing the Notes for cash at original issue and at their original “issue price” within the meaning of Section 1273(b) of the Code (i.e., the initial price at which a substantial amount of the Notes are sold to the public for cash). This discussion does not address the effects of other U.S. federal tax laws (such as estate and gift tax laws) and any applicable state, local or non-U.S. tax laws (except where otherwise indicated). Investors considering purchasing the Notes should consult their own tax advisors concerning the application of the U.S. federal, state and local tax laws to their individual circumstances, as well as any consequences to such investors relating to purchasing, owning and disposing of the Notes under the laws of any non-U.S. taxing jurisdiction.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b)(3) of the Code, (ii) a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) a trust (a) subject to the control of one or more United States persons (as defined under Section 7701(a)(30) the Code) and the primary supervision of a court in the United States, or (b) that has in force a valid election (under applicable Treasury Regulations) to be treated as a United States person, or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source. The term “non-U.S. holder” means a beneficial owner of a Note that is neither a U.S. holder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds any Notes, the U.S. federal income tax treatment of a partner, member or owner of such entity generally will depend upon the status of such partner, member or owner, the activities of such entity and certain determinations made at the partner, member or owner level. Such entities holding Notes, and persons holding interests in such entities, should each consult their own tax advisors as to the consequences of investing in the Notes in their individual circumstances.

Qualified Reopening

We intend to treat, for U.S. federal income tax purposes, the issuance of the Notes offered hereby as a “qualified reopening” of the Existing Notes. Accordingly, we intend to treat the Notes offered hereby as having the same issue date and the same issue price as the Existing Notes. The remainder of this summary assumes this treatment.

Aggregate Accrued Interest

Interest on the Notes offered hereby will accrue from July 15, 2024, up to, but not including, the date of delivery and will be paid by the purchasers of the Notes offered hereby (the “Aggregate Accrued Interest”). On January 15, 2025, we will pay this Aggregate

Accrued Interest to the holders of the Notes offered hereby as of the applicable record date along with interest accrued on the Notes offered hereby from the date of delivery to such interest payment date. We intend to take the position that a portion of the interest payment received on the first interest payment date following the issuance of the Notes that equals the Aggregate Accrued Interest as a return of the Aggregate Accrued Interest, rather than an amount payable on such Notes. If this position is respected a portion of the interest payment received by a holder on the first interest payment date following the issuance of the Notes will be treated as a non - taxable return of the Aggregate Accrued Interest paid by the holder, rather than as taxable interest, as if the holder purchased a debt instrument on the secondary market between interest payment dates and will, when received, reduce the holder's basis in the Notes. Holders should consult their own tax advisors concerning the tax treatment of the Aggregate Accrued Interest on the Notes.

Taxation of U.S. Holders

Payments of Interest

The following discussion assumes that the Notes will be issued with no original issue discount or a de minimis amount of original issue discount for U.S. federal income tax purposes. Payments or accruals of “qualified stated interest” on a Note generally will be taxable to a U.S. holder as ordinary interest income at the time they are received (actually or constructively) or accrued, in accordance with the U.S. holder’s regular method of tax accounting. Qualified stated interest is stated interest (other than Aggregate Accrued Interest as described above) that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate.

Amortizable Bond Premium

If a U.S. holder purchases a Note in this offering for an amount (excluding any amount attributable to Aggregate Accrued Interest, described above) that exceeds the stated principal amount of the Note, such U.S. holder will be considered to have purchased the Note with amortizable bond premium equal to the amount of that excess. A U.S. holder generally may elect to amortize the premium using a constant yield method over the remaining term of the Note as an offset to interest when included in income in accordance with such U.S. holder’s regular method of tax accounting. Any amortized amount of the premium for a taxable year generally will be treated first as a reduction of interest on the Note includible in the U.S. holder’s gross income in such taxable year to the extent thereof, then as a deduction allowed in that taxable year to the extent of the U.S. holder’s prior interest inclusions on the Note, and finally as a carryforward allowable against the U.S. holder’s future interest inclusions on the Note. This election to amortize premium on a constant yield method will apply to all debt obligations (other than debt obligations the interest on which is excludable from gross income) held by such U.S. holder as of the beginning of, or acquired during or after, the first taxable year for which the election applies and may not be revoked without the consent of the Internal Revenue Service, or the IRS. If a U.S. holder makes the election to amortize bond premium with respect to a Note, such holder will be required to reduce its adjusted tax basis in such Note by the amount of the premium amortized. If a U.S. holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss such holder would otherwise recognize on the sale, exchange, redemption, retirement or other taxable disposition of the Note. Prospective investors should consult their own tax advisors regarding this election.

Market Discount

If the amount paid for a Note by a U.S. holder (excluding any amount attributable to Aggregate Accrued Interest) is less than the stated principal amount of the Note by more than a statutorily defined de minimis threshold, the U.S. holder generally would be considered to have "market discount" for U.S. federal income tax purposes equal to the amount of such difference. In the case of a Note acquired pursuant to this offering, a discount will be considered de minimis and thus will not give rise to market discount if it is less than 1/4 of 1% of the stated principal amount of the Note multiplied by the number of complete years to maturity. Under the market discount rules, market discount generally must be accrued over the term of the Note, and any partial payment of principal on a Note, or any gain on the sale, exchange, redemption, retirement or other disposition of a Note, generally must be treated as ordinary income to the extent of the accrued market discount (unless the holder makes an election to include the market discount in income as it accrues). In addition, a holder of a Note with market discount may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Note. Prospective purchasers of the Notes are urged to consult their tax advisors with respect to the rules relating to market discount and the application of those rules to their particular circumstances.

Sale or Other Taxable Disposition of Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition (excluding amounts representing accrued and unpaid interest (including any Aggregate Accrued Interest, as described above), which are treated as ordinary income to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will equal the U.S. holder’s initial investment in the Note (excluding any amount attributable to the Aggregate Accrued Interest described above) less any principal payments received by the U.S. holder, reduced by the amount of any bond premium previously amortized by the U.S. holder with respect to the Note as well as any cash payments on the Note other than qualified stated interest or increased by any market discount previously included in the U.S. holder’s income with respect to a Note. Capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in the Note was more than one year. Long-term capital gains generally are taxed at reduced rates for individuals and certain other non-corporate U.S. holders, and the deductibility of capital losses is subject to limitations under the Code.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest payments on the Notes held or upon the proceeds received upon the sale or other disposition of such Notes (including a redemption or retirement of the Notes). Certain U.S. holders generally are not subject to information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such U.S. holder is not otherwise exempt and such U.S. holder:

●	fails to furnish the U.S. holder’s taxpayer identification number (“TIN”), which, for an individual, ordinarily is his or her social security number;
●	furnishes an incorrect TIN;
●	is notified by the IRS that the U.S. holder has failed properly to report payments of interest or dividends; or
●	fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate), that the U.S. holder has furnished a correct TIN and that the IRS has not notified the U.S. holder that the U.S. holder is subject to backup withholding.

U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Unearned Income Medicare Contribution

A tax of 3.8% will be imposed on certain “net investment income” (or “undistributed net investment income”, in the case of estates and trusts) received by individuals with modified adjusted gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly and $125,000 in the case of married individuals filing a separate return) and certain estates and trusts. “Net investment income” as defined for U.S. federal Medicare contribution purposes generally includes interest payments and gain recognized from the sale or other disposition of the Notes. Tax-exempt trusts, which are not subject to income taxes generally, and foreign individuals will not be subject to this tax. U.S. holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the Notes.

Taxation of Non-U.S. Holders

Payments of Interest

Generally, interest income paid to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (a “U.S. trade or business”) is subject to withholding tax at a rate of 30% (or, if applicable, a lower treaty rate). Nevertheless, a non-U.S. holder generally will not be subject to U.S. federal income or withholding taxes on payments of interest on a Note, provided that (i) the non-U.S. holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, (ii) does not own (actually or constructively) 10 percent or more of the total combined voting power of all classes of our stock, (iii) is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership and (iv) the non-U.S. holder provides, prior to payment, a statement on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) signed under penalties of perjury that includes the non-U.S. holder’s name and address and certifies that it is not a United States person in compliance with applicable requirements. If a non-U.S. holder holds a Note through an intermediary, agent or nominee, such intermediary, agent or nominee must also provide a valid intermediary withholding certificate that complies with the applicable Treasury Regulations.

Even if the above conditions are not met, a non-U.S. holder generally will be entitled to a reduction in or an exemption from U.S. federal withholding tax on interest if the non-U.S. holder provides us or our paying agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or a suitable substitute form (or other applicable certificate) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the non-U.S. holder’s country of residence. A non-U.S. holder is required to inform the recipient of any change in the information on such statement within 30 days of such change. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, then, the non-U.S. holder will be exempt from U.S. federal withholding tax, so long as the non-U.S. holder has provided an IRS Form W-8ECI or substantially similar substitute form stating that the interest that the non-U.S. holder receives on the Notes is effectively connected with the non-U.S. holder’s U.S. trade or business. In such a case, a non-U.S. holder will be subject to tax on the interest it receives on a net income basis in the same manner as if such non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a foreign corporation, such interest may be subject to a branch profits tax at a rate of 30% or lower applicable treaty rate.

Sale or Other Taxable Disposition of Notes

Generally, subject to the discussions of backup withholding and FATCA (defined below), a non-U.S. holder will not be subject to U.S. federal income or withholding taxes on any amount that constitutes capital gain upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, unless the gain is effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder (and, if an income tax treaty applies, is attributable to a United States “permanent establishment” maintained by the non-U.S. holder). However, if an individual non-U.S. holder is present in the United States for 183 or more days, using the counting methodology described in the applicable Treasury Regulations, during the taxable year in which the sale, exchange, redemption, retirement or other taxable disposition of a Note occurs and is not otherwise treated as a U.S. holder under the substantial presence test under section 7701(b) of the Code, and certain other conditions exist, such non-U.S. holder will be subject to U.S. federal income tax, imposed at a 30 percent rate, on any resulting gain (except to the extent otherwise provided by an applicable income tax treaty), which may be offset by certain U.S. losses. Non-U.S. holders should consult their own tax advisors with regard to whether taxes will be imposed on capital gain in their individual circumstances.

Information Reporting and Backup Withholding

The amount of interest that we pay to any non-U.S. holder on the Notes will be reported to the non-U.S. holder and to the IRS annually on an IRS Form 1042-S, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. However, a non-U.S. holder generally will not be subject to backup withholding and certain other information reporting with respect to payments that we make to the non-U.S. holder, provided that we do not have actual knowledge or reason to know that such non-U.S. holder is a “United States person,” within the meaning of the Code, and the non-U.S. holder has given us the statement described above under “non-U.S. holders  — Payments of Interest.”

A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the non-U.S. holder’s U.S. federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. holders are urged to consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions, or FFIs, unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement, or IGA, with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and certain financial information with respect to the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their Notes, beneficial owners could be subject to this 30% withholding tax with respect to interest paid on the Notes and potentially on proceeds from the sale of the Notes to the extent treated as interest for U.S. federal income tax purposes. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

THE PRECEDING DISCUSSION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL THE APPLICABLE TAX CONSEQUENCES TO A HOLDER OF PURCHASING, OWNING OR DISPOSING OF THE NOTES, NOR IS IT INTENDED TO CONSTITUTE TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES IN THEIR INDIVIDUAL CIRCUMSTANCES.

UNDERWRITING

SMBC Nikko Securities America, Inc., J.P. Morgan Securities LLC, Santander US Capital Markets LLC and Truist Securities, Inc. are acting as the representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, GC Advisors, the Administrator and the representatives, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the aggregate principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount
SMBC Nikko Securities America, Inc.	$19,500,000
J.P. Morgan Securities LLC	$17,250,000
Santander US Capital Markets LLC	$17,250,000
Truist Securities, Inc.	$17,250,000
Capital One Securities, Inc.	$6,600,000
MUFG Securities Americas Inc.	$13,500,000
Regions Securities LLC	$6,600,000
SG Americas Securities, LLC	$7,950,000
Wells Fargo Securities, LLC	$15,750,000
BNP Paribas Securities Corp.	$3,150,000
CastleOak Securities, L.P.	$1,950,000
CIBC World Markets Corp.	$5,250,000
Comerica Securities, Inc.	$3,000,000
Goldman Sachs & Co. LLC	$5,100,000
Morgan Stanley & Co. LLC	$5,100,000
U.S. Bancorp Investments, Inc.	$2,400,000
WauBank Securities LLC	$2,400,000
Total	$150,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We, GC Advisors and the Administrator have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Certain affiliates of Golub Capital LLC may submit a bid to purchase Notes in this offering at the public offering price.

Commissions and Discounts

The following table shows the total underwriting discounts that we are to pay to the underwriters in connection with this offering.

	Per Note	Total
Public offering price	100.464%	$150,696,000
Underwriting discounts and commissions (sales load)	0.900%	$1,350,000
Proceeds to us, before estimated expenses	99.564%	$149,346,000

The public offering price set forth above does not include Aggregate Accrued Interest. The interest payment we will make on January 15, 2025 will include Aggregate Accrued Interest.

The underwriters propose to offer some of the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to certain other Financial Industry Regulatory Authority, or FINRA, members at the public offering price less a concession not in excess of 0.55% of the aggregate principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.35% of the aggregate principal amount of the Notes. After the initial offering of the Notes to the public, the public offering price and such concessions may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The expenses of the offering, not including the underwriting discount, are estimated at approximately $750,000 and are payable by us. We will pay the fees and expenses (including reasonable legal fees and disbursements) incident to any required review by FINRA of the terms of the sale of the Notes in this offering in an amount not to exceed $10,000.

No Sales of Similar Securities

Until the settlement date of this offering, we, GC Advisors and the Administrator have agreed with the underwriters, subject to certain exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any debt securities issued or guaranteed by us or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by us, whether now owned or hereafter acquired.

In addition, until the settlement date of this offering, we have agreed with the underwriters not to file or cause the filing of any registration statement under the Securities Act with respect to any debt securities issued or guaranteed by us or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by us.

Listing

While a trading market developed after issuing the Existing Notes, we cannot assure you that an active liquid market for the Notes will be maintained. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. The underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of such underwriters without any notice. Accordingly, no assurance can be given as to the liquidity or, maintenance of, a public trading market for the Notes. If an active public trading market for the Notes is not maintained, the market price and liquidity of the Notes may be adversely affected.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Alternative Settlement Cycle

We expect that delivery of the Notes offered hereby will be made against payment therefor on or about December 3, 2024, which will be the fifth business day following the date of the pricing of the Notes offered hereby (such settlement being herein referred to as “T+5”). Under Rule 15c6-1 promulgated under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes offered hereby prior to the first business day before the date of delivery hereunder will be required, by virtue of the fact that the Notes offered hereby initially will settle in T+5 business days, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

Electronic Offer, Sale and Distribution of Notes

The underwriters may make prospectuses available in electronic (PDF) format. A prospectus in electronic (PDF) format may be made available on a web site maintained by the underwriters, and the underwriters may distribute such prospectuses electronically.

Additional Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses, including acting as underwriters for our and our affiliates’ securities offerings.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours and our affiliates (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, the underwriters or their respective affiliates routinely hedge, or may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Affiliates of certain of the underwriters serve as agents and/or lenders under the JPM Credit Facility. Certain of the underwriters and their affiliates were underwriters in connection with our initial public offering and our subsequent common stock and notes offerings, for which they received customary fees.

Certain proceeds of this offering may be used to repay or repurchase outstanding indebtedness under the JPM Credit Facility. Accordingly, affiliates of certain of the underwriters may receive more than 5% of the proceeds of this offering to the extent such proceeds are used to repay or repurchase outstanding indebtedness under the JPM Credit Facility.

In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.

After the date of this prospectus supplement, the underwriters and their respective affiliates may from time to time obtain information regarding specific portfolio companies or us that may not be available to the general public. Any such information is obtained by the underwriters and their respective affiliates in the ordinary course of their business and not in connection with the offering of the Notes. In addition, after the offering period for the sale of the Notes, the underwriters or their respective affiliates may develop analyses or opinions related to Golub Capital LLC or our portfolio companies and buy or sell interests in one or more of our portfolio companies on behalf of their proprietary or client accounts and may engage in competitive activities. There is no obligation on behalf of these parties to disclose their respective analyses, opinions or purchase and sale activities regarding any portfolio company or regarding Golub Capital LLC to our investors.

The principal business address of SMBC Nikko Securities America, Inc. is 277 Park Avenue, New York, New York 10172. The principal business address of J.P. Morgan Securities is 383 Madison Avenue, New York, New York 10179. The principal business address of Santander US Capital Markets LLC is 437 Madison Avenue, New York, New York 10022. The principal business address of Truist Securities, Inc. is 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non- Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The Notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or EEA. For these purposes:

(a)	a retail investor means a person who is one (or more) of the following:
(i)	a retail client as defined in point (11) of Article 4(1) of Article 4(1) of Directive 2014/65/EU (as amended or superseded, or MiFID II); or
(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”), and
(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, or the PRIIPs Regulation) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or
(ii)	a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) of the United Kingdom and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/ 2014 as it forms part of domestic law by virtue of the EUWA; or
(iii)	not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and
(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation.

This prospectus supplement and the accompanying prospectus and any other material in relation to the Notes is only being distributed to, and is directed only at, persons in the United Kingdom who are “qualified investors” (as defined in the UK Prospectus Regulation who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons.

This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and the accompanying prospectus or their contents. The Notes are not being offered to the public in the United Kingdom.

In addition, in the United Kingdom, each underwriter has represented and agreed the Notes may not be offered other than by an underwriter that has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Japan

The Notes offered by this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, or the FIEA). The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in

Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold in Hong Kong by means of any document (except for Notes which are “structured product” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong, or the Securities and Futures Ordinance) other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong, or the Companies (Winding Up and Miscellaneous Provisions) Ordinance), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Singapore

Each of the underwriters has acknowledged that this prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, or the MAS. Accordingly, each of the underwriters has represented, warranted and undertaken that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell the Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:
(i)	to an institutional investor or to a relevant person (as defined in Section 275(2) of the SFA) or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;
(ii)	where no consideration is or will be given for the transfer;
(iii)	where the transfer is by operation of law;
(iv)	as specified in Section 276(7) of the SFA; or
(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of the underwriters’ obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore), or the SFA, they have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products) and MAS Notice FAA-N16: Notice on Recommendations on Investment Products.

Notice to Residents of the People’s Republic of China

The underwriters have been advised that the offer of the Notes is not an offer of securities within the meaning of the People’s Republic of China, or PRC, securities laws or other pertinent laws and regulations of the PRC, and the Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by the securities laws of the PRC.

Notice to Prospective Investors in South Korea

The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act, or the FSCMA, and the Foreign Exchange Transaction Law and the decrees and regulations thereunder, or the FETL. Furthermore, the purchasers of the Notes comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with their purchase.

Each underwriter has advised us that it has not offered, sold or delivered the Notes, directly or indirectly, or offered or sold the Notes to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea and will not offer, sell or deliver the Notes, directly or indirectly, or offer or sell the Notes to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FSCMA, the FETL and other relevant laws and regulations of South Korea.

Notice to Prospective Investors in Taiwan

The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China, or Taiwan, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan.

Notice to Prospective Investors in Switzerland

Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Israel

This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, qualified investors listed in the first addendum, or the Addendum, to the Israeli Securities Law. Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum.

LEGAL MATTERS

Certain legal matters regarding the Notes offered by this prospectus supplement will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, D.C. Certain legal matters in connection with the Notes offered hereby will be passed upon for the underwriters by Kirkland & Ellis LLP, Washington, D.C.

INCORPORATION BY REFERENCE

This prospectus supplement is part of a registration statement that we have filed with the SEC (File No. 333-265509). We are allowed to “incorporate by reference” the information in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings (including those made after the date of the filing of this prospectus supplement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement until all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed, is not incorporated by reference (unless specifically set forth in such filing):

This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on November 19, 2024;
●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 15, 2023; and
●	our Current Report on Form 8-K, filed with the SEC on November 21, 2024.

See “Available Information” for information on how to obtain a copy of these filings.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2 (File No. 333-265509), together with all amendments and related exhibits, under the Securities Act, with respect to the Notes offered by this prospectus supplement and the accompanying prospectus. The registration statement contains additional information about us and our Notes being offered by this prospectus supplement and the accompanying prospectus.

We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that provides access, free of charge, to reports, proxy and information statements and other information we file with the SEC at www.sec.gov. We maintain a website at www.golubcapitalbdc.com and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website as soon as practicable after we file such material with the SEC.

Information contained on our website is not incorporated into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement. You can also obtain such information by calling us collect at (212) 750-6060 or by contacting us at 200 Park Avenue, 25th Floor, New York, New York 10166, Attention: Investor Relations or investorrelations@golubcapital.com.

Prospectus

GOLUB CAPITAL BDC, INC.

Common Stock

Preferred Stock

Warrants

Subscription Rights

Debt Securities

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Our investment objective is to generate current income and capital appreciation by investing primarily in one stop and other senior secured loans of U.S. middle-market companies. We may also selectively invest in second lien and subordinated loans of, and warrants and minority equity securities in U.S. middle-market companies.

GC Advisors LLC serves as our investment adviser. Golub Capital LLC serves as our administrator. GC Advisors LLC and Golub Capital LLC are affiliated with Golub Capital (as defined herein), a leading lender to middle-market companies that has over $50.0 billion of capital under management as of April 1, 2022.

We may offer, from time to time, in one or more offerings or series, together or separately, our common stock, preferred stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, subscription rights or debt securities, which we refer to, collectively, as the “securities.” We may sell our common stock through underwriters or dealers, “at-the-market” to or through a market maker into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus, or any free writing prospectuses that we have authorized to use in connection with a specific offering. In the event we offer common stock, the offering price per share of our common stock exclusive of any underwriting commissions or discounts will not be less than the net asset value per share of our common stock at the time we make the offering except (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of our common stockholders and approval of our board of directors or (3) under such circumstances as the Securities and Exchange Commission, or the SEC, may permit.

See “Risk Factors” included in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and in the related free writing prospectuses that we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus for more information.

Our common stock is traded on The Nasdaq Global Select Market under the symbol “GBDC”. The last reported closing price for our common stock on June 7, 2022 was $13.85 per share. The net asset value of our common stock on March 31, 2022 (the last date prior to the date of this prospectus on which we determined net asset value) was $15.35 per share.

Shares of closed-end investment companies, including business development companies, frequently trade at a discount to their net asset value. If our shares trade at a discount to our net asset value, it will likely increase the risk of loss for purchasers in this offering. Investing in our securities involves a high degree of risk. Before buying any securities, you should read the discussion of the material risks of investing in our securities, including the risk of leverage, included in “Risk Factors” beginning on page 7 of this prospectus or otherwise incorporated by reference herein, and included or incorporated by reference into the applicable prospectus supplement and in any related free writing prospectuses that we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference before you invest in our securities. We file annual, quarterly and current reports, proxy statements and other information about us with the SEC. We maintain a website at http://www.golubcapitalbdc.com and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available on or through our website. Information on our website is not incorporated into or a part of this prospectus or any related prospectus supplement or free writing prospectus. You may also obtain such information, free of charge, and make stockholder inquiries by contacting us at 200 Park Avenue, 25th Floor, New York, NY 10166, Attention: Investor Relations, or by calling us collect at (212) 750-6060. The SEC also maintains a website at http://www.sec.gov that contains such information.

We generally invest in securities that have been rated below investment grade by independent rating agencies or that would be rated below investment grade if they were rated. These securities, which may be referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. In addition, many of our debt investments have floating interest rates that reset on a periodic basis and typically do not fully pay down principal prior to maturity, which may increase our risk of losing part or all of our investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 9, 2022.

You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred to you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information included or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, cash flows and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we have filed with the SEC using the “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may offer from time to time in one or more offerings, our common stock, preferred stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, subscription rights or debt securities on the terms to be determined at the time of the offering. We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker, into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus, or the free writing prospectuses that we have authorized for use in connection with a specific offering.

This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement will serve as the prospectus relating to the applicable offering. Before buying any of the securities being offered, please carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, together with the additional information described in the sections titled “Risk Factors” and “Available Information.”

This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”

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PROSPECTUS SUMMARY

This summary highlights information included elsewhere in this prospectus or incorporated by reference. It is not complete and may not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” in this prospectus and the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Except as otherwise indicated, the terms:

●	“we,” “us,” “our” and “Golub Capital BDC” refer to Golub Capital BDC, Inc., a Delaware corporation, and its consolidated subsidiaries;
●	“GC Advisors” refers to GC Advisors LLC, a Delaware LLC, our investment adviser;
●	“Administrator” refers to Golub Capital LLC, a Delaware LLC, an affiliate of GC Advisors and our administrator;
●	“Investment Advisory Agreement” refers to the Third Amended and Restated Investment Advisory Agreement by and between us and GC Advisors, dated as of September 16, 2019;
●	“Golub Capital” refers, collectively, to the activities and operations of Golub Capital LLC (formerly Golub Capital Management LLC), which entity employs all of Golub Capital’s investment professionals, GC Advisors and associated investment funds and their respective affiliates.

Golub Capital BDC

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, or the 1940 Act. In addition, for U.S. federal income tax purposes, we have elected to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. We were formed in November 2009 to continue and expand the business of our predecessor, Golub Capital Master Funding LLC, which commenced operations in July 2007. We make investments primarily in one stop (a loan that combines characteristics of traditional first lien senior secured loans and second lien or subordinated loans and that are often referred to by other middle market lenders as unitranche loans) and other senior secured loans of U.S. middle-market companies that are, in most cases, sponsored by private equity firms. GC Advisors structures these one stop loans as senior secured loans, and we obtain security interests in the assets of the portfolio company that serve as collateral in support of the repayment of these loans. This collateral often takes the form of first-priority liens on the assets of the portfolio company. In many cases, we are the sole lender or we, together with our affiliates, are the sole lenders of one stop loans, which can afford us additional influence over the borrower in terms of monitoring and, if necessary, remediating any under performance. Our investment objective is to generate current income and capital appreciation by investing primarily in one stop and other senior secured loans of U.S. middle-market companies in industries we believe are resistant to recessions. We also selectively invest in second lien and subordinated (a loan that ranks senior only to a borrower’s equity securities and ranks junior to all of such borrower’s other indebtedness in priority of payment) loans of, and warrants and minority equity securities in, middle-market companies. We intend to achieve our investment objective by (1) accessing the established loan origination channels developed by Golub Capital, a leading lender to middle-market companies that had over $50.0 billion of capital under management as of April 1, 2022, (2) selecting investments within our core middle-market company focus, (3) partnering with experienced private equity firms, or sponsors, in many cases with whom Golub Capital has invested alongside in the past, (4) implementing the disciplined underwriting standards of Golub Capital and (5) drawing upon the aggregate experience and resources of Golub Capital.

In this prospectus, the term “middle-market” generally refers to companies having earnings before interest, taxes, depreciation and amortization, or EBITDA, of less than $100 million annually.

We seek to create a portfolio that includes primarily senior secured and one stop loans by primarily investing approximately $10 million to $75 million of capital, on average, in the securities of middle-market companies. We expect to selectively invest more than $30 million in some of our portfolio companies and generally expect that the size of our individual investments will vary proportionately with the size of our capital base.

We generally invest in securities that have been rated below investment grade by independent rating agencies or that would be rated below investment grade if they were rated. These securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. In addition, many of our debt investments have floating interest rates that reset on a periodic basis and typically do not fully pay down principal prior to maturity, which could increase our risk of losing part or all of our investment.

One stop loans include loans to technology companies undergoing strong growth due to new services, increased adoption and/or entry into new markets. We refer to loans to these companies as late stage lending loans. Other targeted characteristics of late stage lending businesses include strong customer revenue retention rates, a diversified customer base and backing from growth equity or venture capital firms. In some cases, the borrower’s high revenue growth is supported by a high level of discretionary spending. As part of the underwriting of such loans and consistent with industry practice, we adjust our characterization of the earnings of such borrowers for a reduction or elimination of such discretionary expenses, if appropriate.

Our Adviser

Our investment activities are managed by our investment adviser, GC Advisors. GC Advisors is responsible for sourcing potential investments, conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring our investments and monitoring our investments and portfolio companies on an ongoing basis. GC Advisors is a registered investment adviser under the Investment Advisers Act of 1940, as amended, or the Advisers Act. Under our amended and restated investment advisory agreement, or the Investment Advisory Agreement, with GC Advisors, we pay GC Advisors a base management fee and an incentive fee for its services. See “Business — Management Agreements — Investment Advisory Agreement — Management Fee” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC, for a discussion of the base management fee and incentive fee, including the cumulative income incentive fee and the income and capital gains incentive fee, payable by us to GC Advisors. Unlike most closed-end funds whose fees are based on assets net of leverage, our base management fee is based on our average-adjusted gross assets (including leverage but adjusted to exclude cash and cash equivalents so that investors do not pay the base management fee on such assets) and, therefore, GC Advisors benefits when we incur debt or use leverage. For purposes of the Investment Advisory Agreement, cash equivalents mean U.S. government securities and commercial paper instruments maturing within 270 days of purchase.

Additionally, under the incentive fee structure, GC Advisors benefits when capital gains are recognized and, because it determines when a holding is sold, GC Advisors controls the timing of the recognition of capital gains. Our board of directors is charged with protecting our interests by monitoring how GC Advisors addresses these, and other conflicts of interest associated with its management services and compensation. While not expected to review or approve each borrowing, our independent directors periodically review GC Advisors’ services and fees as well as its portfolio management decisions and portfolio performance. In connection with these reviews, our independent directors consider whether our fees and expenses (including those related to leverage) remain appropriate. See “Business — Management Agreements — Board Approval of the Investment Advisory Agreement” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC.

GC Advisors is an affiliate of Golub Capital and pursuant to a staffing agreement, or the Staffing Agreement, Golub Capital LLC makes experienced investment professionals available to GC Advisors and provides access to the senior investment personnel of Golub Capital LLC and its affiliates. The Staffing Agreement provides GC Advisors with access to investment opportunities, which we refer to in the aggregate as deal flow generated by Golub Capital LLC and its affiliates in the ordinary course of their businesses and commits the members of GC Advisors’ investment committee to serve in that capacity. As our investment adviser, GC Advisors is obligated to allocate investment opportunities among us and its other clients fairly and equitably over time in accordance with its allocation policy. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Party Transactions” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any amendments reflected in subsequent filings with the SEC. However, there can be no assurance that such opportunities will be allocated to us fairly or equitably in the short-term or over time. GC Advisors seeks to capitalize on the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Golub Capital LLC’s investment professionals.

Our Administrator

An affiliate of GC Advisors, the Administrator, provides the administrative services necessary for us to operate. See “Business — Management Agreements — Administration Agreement” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC, for a discussion of the fees and expenses (subject to the review and approval of our independent directors) we are required to reimburse to the Administrator.

About Golub Capital

Golub Capital, founded in 1994, is a leading lender to middle-market companies, with a long track record of investing in senior secured, one stop, second lien and subordinated loans. As of April 1, 2022, Golub Capital had over $50.0 billion of capital under management. Since its inception, Golub Capital has closed deals with over 350 middle-market sponsors and repeat transactions with over 240 sponsors.

Golub Capital’s middle-market lending group is managed by an eight-member senior management team consisting of Lawrence E. Golub, David B. Golub, Andrew H. Steuerman, Gregory W. Cashman, Spyro G. Alexopoulos, Marc C. Robinson, Robert G. Tuchscherer and Jason J. Van Dussen. As of March 31, 2022, Golub Capital had more than 160 investment professionals supported by more than 460 administrative and back office personnel that focus on operations, finance, legal and compliance, accounting and reporting, marketing, information technology and office management.

Risks Associated with Our Business

Our business is subject to numerous risks, as described in the section titled “Risk Factors” in this prospectus, the applicable prospectus supplement and in the related free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any amendments reflected in subsequent filings with the SEC.

Corporate Information

Our principal executive offices are located at 200 Park Avenue, 25th Floor, New York, NY 10166, and our telephone number is (212) 750-6060. Our corporate website is located at www.golubcapitalbdc.com. Information on our website is not incorporated into or a part of this prospectus or any related prospectus supplement.

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in shares of our common stock will bear directly or indirectly. However, we caution you that some of the percentages indicated in the table below are estimates and may vary. Actual costs and expenses incurred by investors in shares of our common stock may be greater than the percentage estimates in the table below. The following table excludes one-time fees payable to third parties not affiliated with GC Advisors that were incurred in connection with each of the 2018 Debt Securitization (as defined below) and the GCIC 2018 Debt Securitization (as defined below), or, collectively, the Debt Securitizations, but includes all of the applicable ongoing fees and expenses of the Debt Securitizations. Whenever this prospectus contains a reference to fees or expenses paid by “us” or “Golub Capital BDC,” or that “we” will pay fees or expenses, our common stockholders will indirectly bear such fees or expenses.

Stockholder transaction expenses:
Sales load (as a percentage of offering price)	—%	(1)
Offering expenses (as a percentage of offering price)	—%	(2)
Dividend reinvestment plan expenses	None	(3)
Total stockholder transaction expenses (as a percentage of offering price)	—%

Annual expenses (as a percentage of net assets attributable to common stock):
Management fees	2.75%	(4)
Incentive fees payable under the Investment Advisory Agreement	0.00%	(5)
Interest payments on borrowed funds	2.94%	(6)
Other expenses	0.42%	(7)
Acquired fund fees and expenses	—%
Total annual expenses	6.11%	(8)
(1)	In the event that the securities to which this prospectus relates are sold to or through underwriters or agents, a corresponding prospectus supplement will disclose the applicable sales load.
(2)	The related prospectus supplement will disclose the estimated amount of total offering expenses (which may include offering expenses borne by third parties on our behalf), the offering price and the offering expenses borne by us as a percentage of the offering price.
(3)	The expenses associated with the dividend reinvestment plan are included in “Other expenses.” See “Dividend Reinvestment Plan.”
(4)	Our management fee is calculated at an annual rate equal to 1.375% and is based on the average adjusted gross assets (including assets purchased with borrowed funds and securitization-related assets, leverage, unrealized depreciation or appreciation on derivative instruments and cash collateral on deposit with custodian but adjusted to exclude cash and cash equivalents so that investors do not pay the base management fee on such assets) at the end of the two most recently completed calendar quarters and is payable quarterly in arrears. See “Business — Management Agreements — Investment Advisory Agreement — Management Fee” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC. The management fee referenced in the table above is annualized and based on actual amounts incurred by us during the three months ended March 31, 2022, excluding the one-time waiver recognized during the three months ended March 31, 2022 of $1.9 million. The estimate of our annualized base management fees based on actual expenses for the quarter ended March 31, 2022 assumes net assets of $2,624 million and leverage of $2,981 million, which reflects our net assets and leverage as of March 31, 2022.

GC Advisors, as collateral manager for Golub Capital BDC CLO III LLC, a Delaware LLC and our indirect subsidiary, or the 2018 Issuer, under a collateral management agreement, or the 2018 Collateral Management Agreement, is entitled to receive an annual fee in an amount equal to 0.25% of the principal balance of the portfolio loans held by the 2018 Issuer at the beginning of the collection period relating to each payment date, which is payable in arrears on each payment date. Under the 2018 Collateral Management Agreement, the term “collection period” refers to the period commencing on the third business day prior to the preceding payment date and ending on (but excluding) the third business day prior to such payment date.

GC Advisors, as collateral manager for GCIC CLO II LLC, a Delaware LLC and our indirect subsidiary, or the GCIC 2018 Issuer, under a collateral management agreement, or the GCIC 2018 Collateral Management Agreement is entitled to receive an annual fee in an amount equal to 0.35% of the principal balance of the portfolio loans held by the GCIC 2018 Issuer at the beginning of the collection period relating to each payment date, which is payable in arrears on each payment date. Under the 2018 GCIC Collateral Management Agreement, the term “collection period” generally refers to a quarterly period commencing on the day after the end of the prior collection period to the tenth business day prior to the payment date.

The collateral management fees described above are less than the management fee payable under the Investment Advisory Agreement and are paid directly by the 2018 Issuer and GCIC 2018 Issuer, as applicable, to GC Advisors and are offset against the management fees payable under the Investment Advisory Agreement. Accordingly, the 1.375% base management fee paid by us to GC Advisors under the Investment Advisory Agreement on all of our assets, including those indirectly held through each of the 2018 Issuer and the GCIC 2018 Issuer, is reduced, on a dollar for dollar basis, by an amount equal to the 0.25% and 0.35% fees paid to GC Advisors by the 2018 Issuer and GCIC 2018 Issuer, respectively.

For purposes of this table, the SEC requires that the “Management fees” percentage be calculated as a percentage of net assets attributable to common stock, rather than total assets, including assets that have been funded with borrowed monies, because common stockholders bear all of this cost. If the base management fee portion of the “Management fees” percentage were calculated instead as a percentage of our total assets, our base management fee portion of the “Management fees” percentage would be approximately 1.28% of total assets.

(5)	The incentive fee referenced in the table above is based on actual amounts of the income component of the incentive fee incurred during the three months ended March 31, 2022, annualized for a full year, and the capital gains component payable under the Investment Advisory Agreement as of March 31, 2022. For the three months ended March 31, 2022, there was no amount incurred of the income component of the incentive fee and as of March 31, 2022, there was no capital gains component payable under the Investment Advisory Agreement. We have structured the calculation of the incentive fee to include a fee limitation such that no incentive fee will be paid to GC Advisors for any quarter if, after such payment, the cumulative incentive fees paid to GC Advisors since the effective date of our election to become a business development company would be greater than 20.0% of our cumulative pre-incentive fee net income. For a more detailed discussion of the calculation of the incentive fee, see “Business — Management Agreements — Income and Capital Gains Incentive Fee Calculation” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC.
(6)	Interest payments on borrowed funds is based on our cost of funds on our outstanding indebtedness for the three months ended March 31, 2022, which consisted of $580.8 million of indebtedness outstanding under Revolving Credit Facilities, $1,446.9 million of principal outstanding less unamortized premium and / or unaccreted original issue discount on our unsecured notes and $953.3 million of principal outstanding less unaccreted discount recognized on the assumption of the GCIC 2018 Debt Securitization in the Merger in notes issued through the Debt Securitizations. For the three months ended March 31, 2022, the annualized cost of funds for our total debt outstanding, which includes all interest and amortization of debt issuance costs on the Debt Securitizations, was 2.8%. Debt issuance costs represent fees and other direct incremental costs incurred in connection with our Debt Securitizations. These fees also include a structuring and placement fee paid to Morgan Stanley & Co. LLC for its services in connection with the initial structuring of the 2018 Debt Securitization and legal fees, accounting fees, rating agency fees and all other costs associated with the 2018 Debt Securitization and GCIC 2018 Debt Securitization.
(7)	Includes our overhead expenses, including payments under the Administration Agreement based on our allocable portion of overhead and other expenses incurred by the Administrator, and any acquired fund fees and expenses that are not required to be disclosed separately. See “Business — Management Agreements — Administration Agreement” included in our most Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC. “Other expenses” are estimated based on the annualized amounts incurred for the three months ended March 31, 2022.
(8)	“Total annual expenses” as a percentage of consolidated net assets attributable to common stock are higher than the total annual expenses percentage would be for a company that is not leveraged. We borrow money to leverage our net assets and increase our total assets. The SEC requires that the “Total annual expenses” percentage be calculated as a percentage of net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period), rather than the total assets, including assets that have been funded with borrowed monies. The reason for presenting expenses as a percentage of net assets attributable to common stockholders is that our common stockholders bear all of our fees and expenses.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

You would pay the following expenses on a $1,000 investment	1 year	3 years	5 years	10 years
Assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$61	$181	$299	$581
Assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$71	$209	$341	$647

The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The incentive fee under the Investment Advisory Agreement, which, assuming a 5% annual return, would either not be payable or have an immaterial impact on the expense amounts shown above, is not included in the example. Under our Investment Advisory Agreement, no incentive fee would be payable if we have a 5% annual return. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses, and returns to our investors, would be higher. The example assumes that all dividends and other distributions are reinvested at net asset value. Under certain circumstances, reinvestment of dividends and other distributions under our dividend reinvestment plan may occur at a price per share that differs from net asset value. See “Dividend Reinvestment Plan” for more information.

RISK FACTORS

Investing in our securities involves a number of significant risks. Before you invest in our securities, you should carefully consider various risks described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC that are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, and any prospectus supplement and free writing prospectus that we may authorize for use in connection with this offering. The risks set out in these documents are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of these risks occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In such case, our net asset value and the trading price of our common stock could decline, and you may lose all or part of your investment. The risk factors described in these documents are the principal risk factors associated with an investment in us as well as those factors generally associated with an investment company with investment objectives, investment policies, capital structure or trading markets similar to ours.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements, which relate to future events or our future performance or financial condition. All statements other than statements of historical facts, including statements regarding our future events or future performance or financial condition, are forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus may involve risks and uncertainties, including statements as to:

●	our future operating results;
●	our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives as a result of the coronavirus, or COVID-19, pandemic;
●	the effect of investments that we expect to make and the competition for those investments;
●	our contractual arrangements and relationships with third parties;
●	actual and potential conflicts of interest with GC Advisors, and other affiliates of Golub Capital LLC, or collectively, Golub Capital;
●	the dependence of our future success on the general economy and its effect on the industries in which we invest;
●	the ability of our portfolio companies to achieve their objectives;
●	the use of borrowed money to finance a portion of our investments and the effect of the COVID-19 pandemic on the availability of equity and debt capital and our use of borrowed funds to finance a portion of our investments;
●	the adequacy of our financing sources and working capital;
●	the timing of cash flows, if any, from the operations of our portfolio companies;
●	general economic and political trends and other external factors, including the COVID-19 pandemic;
●	changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets, including changes from the impact of the COVID-19 pandemic;
●	the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments;
●	the ability of GC Advisors or its affiliates to attract and retain highly talented professionals;
●	the ability of GC Advisors to continue to effectively manage our business due to any disruptions caused by the COVID-19 pandemic;
●	turmoil in Ukraine and Russia, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest;
●	our ability to qualify and maintain our qualification as a regulated investment company, or RIC, and as a business development company;
●	general price and volume fluctuations in the stock markets;
●	the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank, and the rules and regulations issued thereunder and any actions toward repeal thereof; and

●	the effect of changes to tax legislation and our tax position.

Such forward-looking statements could include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. The forward-looking statements contained in this prospectus and any applicable prospectus supplement or free writing prospectus involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth as “Risk Factors” in our most recent Annual Report on Form 10-K and elsewhere contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus.

Discussions containing forward-looking statements may be found in the sections titled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties in the sections titled “Risk Factors” in the applicable prospectus supplement, in the free writing prospectus we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC.

We base the forward-looking statements included in this prospectus, any prospectus supplement, free writing prospectus and documents incorporated by reference into this prospectus on information available to us on the applicable date of the relevant document. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This prospectus, any prospectus supplement, free writing prospectus and documents incorporated by reference into this prospectus contains or may contain statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement or a free writing prospectus we have authorized for use in connection with a specific offering, we intend to use all or substantially all of the net proceeds from the sale of our securities to invest in portfolio companies in accordance with our investment objective and strategies and for general corporate purposes. We expect that our new investments will consist primarily of one stop and other senior secured loans. We will also pay operating expenses, including management and administrative fees, and may pay other expenses such as due diligence expenses relating to potential new investments, from the net proceeds of any offering of our securities. We may also use a portion of the net proceeds from the sale of our securities to repay amounts outstanding under our Revolving Credit Facilities.

We anticipate that we will use substantially all of the net proceeds of an offering for the above purposes within approximately six months after the completion of any offering of our securities, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions. We cannot assure you that we will achieve our targeted investment pace.

Until appropriate investment opportunities can be found, we may also invest the net proceeds of any offering of our securities primarily in cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less from the date of investment. These temporary investments may have lower yields than our targeted investment types and, accordingly, may result in lower distributions, if any, during such period. Our ability to achieve our investment objective may be limited to the extent that the net proceeds from an offering, pending full investment, are held in lower yielding interest-bearing deposits or other short-term instruments. See “Business — Regulation — Temporary Investments” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC, for additional information about temporary investments we may make while waiting to make longer-term investments in pursuit of our investment objective.

PRICE RANGE OF COMMON STOCK

Our common stock began trading on April 15, 2010 and is currently traded on The Nasdaq Global Select Market under the symbol “GBDC”. The following table sets forth: (i) the net asset value per share of our common stock as of the applicable period end, (ii) the range of high and low closing sale prices of our common stock as reported on the Nasdaq during the applicable period, (iii) the closing high and low sale prices as a percentage of net asset value and (iv) the dividends and distributions per share of our common stock declared during the applicable period.

					Premium
				Premium	(Discount) of	Dividends
				of High	Low Sales	and
		Closing Sales Price(2)		Sales	Price to	Distributions
Period	NAV(1)	High	Low	Price(3)	NAV(3)	Declared
Fiscal year ending September 30, 2022
Third quarter (through June 7, 2022)	N/A	$15.48	$13.60	N/A	N/A	$0.30	(4)
Second quarter	$15.35	$16.10	$14.70	4.9%	(4.2)%	$0.30
First quarter	$15.26	$15.99	$14.86	4.8%	(2.6)%	$0.30
Fiscal year ending September 30, 2021
Fourth quarter	$15.19	$16.01	$15.17	5.4%	(0.1)%	$0.29
Third quarter	$15.06	$16.10	$14.72	6.9%	(2.3)%	$0.29
Second quarter	$14.86	$15.36	$14.08	3.4%	(5.2)%	$0.29
First quarter	$14.60	$14.15	$12.66	(3.1)%	(13.3)%	$0.29
Fiscal year ended September 30, 2020
Fourth quarter	$14.33	$13.44	$11.31	(6.2)%	(21.1)%	$0.29
Third quarter	$14.05	$12.65	$9.58	(10.0)%	(31.8)%	$0.29
Second quarter	$14.62	$18.14	$9.55	24.1%	(34.7)%	$0.33
First quarter	$16.66	$18.56	$17.70	11.4%	6.2%	$0.46	(5)
(1)	Net Asset Value, or NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low closing sales prices. The NAVs shown are based on outstanding shares at the end of the each period.
(2)	On May 15, 2020, we completed a transferable rights offering. The Closing Sales Prices shown have not been adjusted to account for the bonus element associated with the rights issued detailed in Note 11 of the consolidated notes to the financial statements in our most recent Annual Report on Form 10-K.
(3)	Calculated as of the respective high or low closing sales price divided by the quarter-end NAV.
(4)	On May 6, 2022, our board of directors declared a quarterly distribution of $0.30 per share payable on June 29, 2022 to holders of record of common stock as of June 3, 2022.
(5)	Includes a special distribution of $0.13 per share.

The last reported price for our common stock on June 7, 2022 was $13.85 per share. As of June 7, 2022, we had 789 stockholders of record.

SENIOR SECURITIES

Information about our senior securities is shown as of the dates indicated in the below table which is derived from our consolidated financial statements and related notes. This information about our senior securities should be read in conjunction with our audited and unaudited consolidated financial statements and related notes thereto and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any amendments reflected in subsequent filings with the SEC.

	Total Amount
	Outstanding		Involuntary
	Exclusive of		Liquidating	Average
	Treasury	Asset Coverage	Preference per	Market Value
Class and Year	Securities(1)	per Unit(2)	Unit(3)	per Unit(4)
	(In thousands)
TRS
September 30, 2011	$77,986	$2,240	—	N/A
2010 Debt Securitization
September 30, 2011	$174,000	$2,240	—	N/A
September 30, 2012	$174,000	$2,632	—	N/A
September 30, 2013	$203,000	$3,717	—	N/A
September 30, 2014	$215,000	$2,491	—	N/A
September 30, 2015	$215,000	$2,373	—	N/A
September 30, 2016	$215,000	$2,488	—	N/A
September 30, 2017	$205,000	$2,852	—	N/A
2014 Debt Securitization
September 30, 2014	$246,000	$2,491	—	N/A
September 30, 2015	$246,000	$2,373	—	N/A
September 30, 2016	$246,000	$2,488	—	N/A
September 30, 2017	$246,000	$2,852	—	N/A
September 30, 2018	$197,483	$2,695	—	N/A
September 30, 2019	$126,344	$2,203	—	N/A
2018 Debt Securitization
September 30, 2019	$408,200	$2,203	—	N/A
September 30, 2020	$408,200	$2,321	—	N/A
September 30, 2021	$408,200	$2,000	—	N/A
March 31, 2022 (unaudited)	$408,200	$1,876	—	N/A
GCIC 2018 Debt Securitization(5)
September 30, 2019	$541.023	$2,203	—	N/A
September 30, 2020	$542,378	$2,321	—	N/A
September 30, 2021	$544,167	$2,000	—	N/A
March 31, 2022 (unaudited)	$545,059	$1,876	—	N/A
2020 Debt Securitization
September 30, 2020	$189,000	$2,321	—	N/A
Credit Facility
September 30, 2011	$2,383	$2,240	—	N/A
September 30, 2012	$54,800	$2,632	—	N/A

	Total Amount
	Outstanding		Involuntary
	Exclusive of		Liquidating	Average
	Treasury	Asset Coverage	Preference per	Market Value
Class and Year	Securities(1)	per Unit(2)	Unit(3)	per Unit(4)
	(In thousands)
September 30, 2013	$29,600	$3,717	—	N/A
September 30, 2014	$27,400	$2,491	—	N/A
September 30, 2015	$127,250	$2,373	—	N/A
September 30, 2016	$126,700	$2,488	—	N/A
September 30, 2017	$63,100	$2,852	—	N/A
September 30, 2018	$136,000	$2,695	—	N/A
MS Credit Facility
September 30, 2018	$234,700	$2,695	—	N/A
MS Credit Facility II
September 30, 2019	$259,946	$2,203	—	N/A
September 30, 2020	$313,292	$2,321	—	N/A
September 30, 2021	$0	$2,000	—	N/A
March 31, 2022 (unaudited)	$0	$1,876	—	N/A
JPM Credit Facility
September 30, 2021	$472,102	$2,000	—	N/A
March 31, 2022 (unaudited)	$580,788	$1,876	—	N/A
WF Credit Facility
September 30, 2019	$253,847	$2,203	—	N/A
September 30, 2020	$199,554	$2,321	—	N/A
DB Credit Facility
September 30, 2019	$248,042	$2,203	—	N/A
September 30, 2020	$153,524	$2,321	—	N/A
Revolver
September 30, 2014	$0	$2,491	—	N/A
September 30, 2015	$0	$2,373	—	N/A
Adviser Revolver
September 30, 2016	$0	$2,488	—	N/A
September 30, 2017	$0	$2,852	—	N/A
September 30, 2018	$0	$2,695	—	N/A
September 30, 2019	$0	$2,203	—	N/A
September 30, 2020	$0	$2,321	—	N/A
September 30, 2021	$0	$2,000	—	N/A
March 31, 2022 (unaudited)	$0	$1,876	—	N/A
SBA Debentures
September 30, 2011	$61,300	$2,240	—	N/A
September 30, 2012	$123,500	$2,632	—	N/A
September 30, 2013	$179,500	$3,717	—	N/A

	Total Amount
	Outstanding		Involuntary
	Exclusive of		Liquidating	Average
	Treasury	Asset Coverage	Preference per	Market Value
Class and Year	Securities(1)	per Unit(2)	Unit(3)	per Unit(4)
	(In thousands)
September 30, 2014	$208,750	$2,491	—	N/A
September 30, 2015	$225,000	$2,373	—	N/A
September 30, 2016	$277,000	$2,488	—	N/A
September 30, 2017	$267,000	$2,852	—	N/A
September 30, 2018	$277,500	$2,695	—	N/A
September 30, 2019	$287,000	$2,203	—	N/A
September 30, 2020	$217,750	$2,321	—	N/A
2024 Notes(6)
September 30, 2021	$399,770	$2,000	—	$1,034
March 31, 2022 (unaudited)	$502,824	$1,876	—	$1,017
2026 Notes(7)
September 30, 2021	$398,927	$2,000	—	$1,004
March 31, 2022 (unaudited)	$597,664	$1,876	—	$965
2027 Notes(8)
September 30, 2021	$346,062	$2,000	—	$990
March 31, 2022 (unaudited)	$346,427	$1,876	—	$943
Total Debt(9)
September 30, 2011	$254,369	$2,240	—	N/A
September 30, 2012	$228,800	$2,632	—	N/A
September 30, 2013	$232,600	$3,717	—	N/A
September 30, 2014	$488,400	$2,491	—	N/A
September 30, 2015	$588,250	$2,373	—	N/A
September 30, 2016	$587,700	$2,488	—	N/A
September 30, 2017	$514,100	$2,852	—	N/A
September 30, 2018	$568,183	$2,695	—	N/A
September 30, 2019	$1,837,392	$2,203	—	N/A
September 30, 2020	$1,805,948	$2,321	—	N/A
September 30, 2021	$2,569,228	$2,000	—	N/A
March 31, 2022 (unaudited)	$2,980,962	$1,876	—	N/A
(1)	Total amount of each class of senior securities outstanding at the end of the period presented.
(2)	Asset coverage per unit is the ratio of the carrying value of our total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness.
(3)	The amount to which such class of senior security would be entitled upon the voluntary liquidation of the issuer in preference to any security junior to it. The “ — ” in this column indicates that the SEC expressly does not require this information to be disclosed for certain types of senior securities.
(4)	Not applicable because such senior securities are not registered for public trading, with the exception of the 2024 Notes, the 2026 Notes and the 2027 Notes. The average market value per unit calculated for the 2024 Notes, the 2026 Notes and the 2027 Notes is based on the average monthly prices of such notes and is expressed per $1,000 of indebtedness.
(5)	Represents $546,500,000 of outstanding GCIC 2018 Notes less the unamortized discount recognized on the assumption of the GCIC 2018 Debt Securitization in the Merger.
(6)	As of September 30, 2021, represents $400,000,000 outstanding of 2024 Notes less the unamortized discount recognized upon origination and as of March 31, 2022 (unaudited), represents $500,000,000 outstanding of 2024 Notes less the unamortized net discount recognized upon origination.

(7)	As of September 30, 2021, represents $400,000,000 outstanding of 2026 Notes less the unamortized discount recognized upon origination and as of March 31, 2022 (unaudited), represents $600,000,000 outstanding of 2026 Notes less the unamortized net discount recognized upon origination.
(8)	Represents $400,000,000 outstanding of 2027 Notes less the unamortized discount recognized upon origination.
(9)	These amounts exclude the SBA Debentures pursuant to exemptive relief we received from the SEC on September 13, 2011. There were no SBA Debentures outstanding as of and subsequent to September 30, 2021.

PORTFOLIO COMPANIES

The following table sets forth certain information as of March 31, 2022, for each portfolio company in which we had an investment. The general terms of each type of investment, including information on our security interests in the assets of the portfolio companies and the expected interest rates on such investments, are described in “Business  — General  — Investment Structure” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC. Other than our equity investments our only formal relationships with our portfolio companies are the managerial assistance that we may provide upon request and the board observer or participation rights we may receive in connection with our investment. In general, under the 1940 Act, we would “control” a portfolio company if we owned, directly or indirectly, more than 25.0% of its voting securities and would be an “affiliate” of a portfolio company if we owned, directly or indirectly, five percent or more of its voting securities. As indicated by footnote to the following table, of March 31, 2022, we are deemed to “control”, as defined in the 1940 Act, one of our portfolio companies because we own more than 25% of the portfolio company’s voting securities. As of March 31, 2022, we were an “affiliated person”, as defined in the 1940 Act, of seven portfolio companies. The loans in our current portfolio were either originated or purchased in the secondary market by Golub Capital and its affiliates. As of March 31, 2022 and September 30, 2021, there were 76 and 75 portfolio companies, respectively, with a total fair value of $589,868 and $579,075, respectively, securing the 2018 Notes (as defined in Note 7 of our unaudited consolidated financial statements included in our most recent Quarterly Report on Form 10-Q for the period ended March 31, 2022, as filed with the SEC on May 10, 2022). The pool of loans in the 2018 Debt Securitization must meet certain requirements, including asset mix and concentration, collateral coverage, term, agency rating, minimum coupon, minimum spread and sector diversity requirements. As of March 31, 2022 and September 30, 2021, there were 94 and 96 portfolio companies, respectively with a total fair value of $901,037 and $889,326, respectively, securing the GCIC 2018 Notes (as defined in Note 7 of our unaudited consolidated financial statements included in our most recent Quarterly Report on Form 10-Q for the period ended March 31, 2022, as filed with the SEC on May 10, 2022. The pool of loans in the GCIC 2018 Debt Securitization must meet certain requirements, including asset mix and concentration, collateral coverage, term, agency rating, minimum coupon, minimum spread and sector diversity requirements.

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
3ES Innovation, Inc.	250 – 2nd Street S.W., Suite 800	Calgary AB T2P0C1 Canada	Oil, Gas and Consumable Fuels	One stop*+~(9)(13)	L + 6.75%(b)	7.75%	05/2025	$20,524	—
				One stop+(9)(13)	L + 6.75%	N/A(7)	05/2025	—	—
AAH TOPCO, LLC	3 Landmark Sq	Stamford, CT 06901	Healthcare Providers and Services	One stop+	L + 5.50%(a)	6.25%	12/2027	8,371	—
				One stop+	L + 5.50%	N/A(7)	12/2027	—	—
				One stop+	L + 5.50%	N/A(7)	12/2027	—	—
				Subordinated debt+	N/A	11.50% PIK	12/2031	1,019	—
Abita Brewing Co., L.L.C.	21084 Highway 36	Covington, LA 70433	Beverages	One stop+(18)	L + 5.75%(a)	6.75%	04/2024	5,786	—
				One stop+(18)	L + 5.75%	N/A(7)	04/2024	—	—
				Second lien+(18)	L + 8.00%(b)	9.01%	04/2024	3,553	—
				Warrant+(18)	N/A	N/A	N/A	777	16.5%
Accela, Inc.	2633 Camino Ramon, Suite 500	San Ramo, CA 94583	Software	One stop#*+	L + 7.50%(a)	4.25% cash/ 4.25% PIK	09/2024	4,618	—
				One stop+	L + 7.50%(a)	4.25% cash/ 4.25% PIK	09/2024	274	—
				One stop+	L + 7.00%(a)	8.00%	09/2024	20	—
				LLC interest+	N/A	N/A	N/A	339	0.1%
ACP Ulysses Buyer, Inc.	920 Harvest Dr	Blue Bell, PA 19422	Pharmaceuticals	Senior loan#*+	L + 5.50%(a)	6.51%	02/2026	25,616	—
Acquia, Inc.	53 State Street, 10th FL	Boston, MA 02109	IT Services	One stop+~	L + 7.00%(b)	8.00%	10/2025	9,578	—
				One stop+	L + 7.00%	N/A(7)	10/2025	—	—
Active Day, Inc.	6 Neshaminy Interplex Suite 401	Trevose, PA 19053	Healthcare Providers and Services	One stop#+	SF + 5.25%(n)	6.25%	02/2025	17,835	—
				One stop#+	SF + 5.25%(n)	6.25%	02/2025	1,377	—
				One stop#*	SF + 5.25%(n)	6.25%	02/2025	887	—
				One stop+	SF + 5.25%(n)	6.25%	02/2025	707	—
				One stop+	SF + 5.25%(n)	6.25%	02/2025	623	—
				One stop#*	SF + 5.25%(n)	6.25%	02/2025	613	—
				One stop+	L + 6.00%(b)	7.01%	02/2025	—	—
				One stop+	SF + 5.25%	N/A(7)	02/2025	—	—
				LLC interest+	N/A	N/A	N/A	402	0.4%
Acuity Eyecare Holdings, LLC	211 East Broadway	Alton, IL 62002	Healthcare Providers and Services	One stop+	L + 6.00%(b)	7.00%	03/2025	16,327	—
				One stop+	L + 6.25%(b)	7.26%	03/2025	4,139	—
				One stop+	L + 6.25%(b)	7.25%	03/2025	3,687	—
				One stop#+	L + 6.25%(b)	7.26%	03/2025	3,539	—
				One stop+~	L + 6.25%(b)	7.26%	03/2025	3,251	—
				One stop+~	L + 6.25%(b)	7.26%	03/2025	1,896	—
				One stop+	L + 6.25%(b)	7.26%	03/2025	459	—
				One stop+	L + 13.00%(b)	7.26% cash/ 6.75% PIK	03/2025	259	—
				One stop+	L + 6.25%(b)(e)	7.31%	03/2025	195	—
				One stop+	L + 6.25%(b)	7.26%	03/2025	169	—
				One stop+	L + 13.00%(b)	7.25% cash/ 6.75% PIK	03/2025	99	—
				One stop+	L + 6.25%(b)	7.26%	03/2025	1	—
				Senior loan+	L + 6.25%(b)	7.25%	03/2025	112	—
				LLC interest+	N/A	N/A	N/A	4,274	0.8%
				LLC units+	N/A	N/A	N/A	2,422	0.4%
ADCS Clinics Intermediate Holdings, LLC	151 Southhall Lane, Suite 300	Maitland, FL 32751	Healthcare Providers and Services	Preferred stock+	N/A	N/A	N/A	1,591	0.0	%(20)
				Common Stock+	N/A	N/A	N/A	—	0.0	%(20)

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Advanced Pain Management Holdings, Inc.	4131 W Loomis Rd., Suite 300	Greenfield, WI 53221	Healthcare Providers and Services	Senior loan+(8)	P + 3.75%(e)	7.25%	07/2021	$255	—
				Senior loan+(8)	P + 3.75%(e)	7.25%	07/2021	17	—
				Senior loan+(8)	P + 3.75%(e)	7.25%	07/2021	14	—
				Senior loan+(8)	L + 8.50%(a)	9.75%	07/2021	—	—
Agility Recovery Solutions Inc.	2101 Rexford Road, Suite 350E	Charlotte, NC 28211	Technology Hardware, Storage and Peripherals	One stop#*+	L + 6.75%(c)	7.50% cash/ 0.75% PIK	06/2023	22,123	—
				One stop+	L + 6.75%(b)(c)(e)	7.73% cash/ 0.75% PIK	06/2023	684	—
				LLC interest+	N/A	N/A	N/A	510	0.6%
AgKnowledge Holdings Company, Inc.	6060 Piedmont Row Dr. South	Charlotte, NC 28287	Software	Senior loan+	L + 4.75%(b)(c)	6.25%	07/2023	131	—
Alegeus Technologies Holdings Corp.	1601 Trapelo Rd, South Building, Second Floor	Waltham, MA, 02451	Health Care Technology	Senior loan+	L + 8.25%(b)	9.25%	09/2024	372	—
Alera Group, Inc.	3 Parkway N, Suite 500	Deerfield, IL 60015	Insurance	One stop+	L + 5.50%(a)	6.25%	10/2028	25,498	—
				One stop+	L + 5.50%(a)	6.25%	10/2028	6,997	—
				One stop+	L + 5.50%	N/A(7)	10/2028	—	—
Amalthea Parent, Inc.	575 Blvd. Armand-Frappier	Laval, QC Canada, H7V 4B3	Pharmaceuticals	One stop#*+(9)(13)	L + 4.75%(a)	5.50%	03/2027	54,296	—
				One stop+(9)(13)	L + 4.75%	N/A(7)	03/2027	—	—
				One stop+(9)(13)	L + 4.75%	N/A(7)	03/2027	—	—
				One stop+(9)(13)	L + 4.75%	N/A(7)	03/2027	—	—
				LP Interest+(9)(13)	N/A	N/A	N/A	996	0.1%
AMBA Buyer, Inc.	6034 W Courtyard Dr., Suite 300	Austin, TX 78730	Insurance	One stop+	L + 5.75%(b)	6.50%	07/2027	3,173	—
				One stop+	L + 5.75%	N/A(7)	07/2027	—	—
				One stop+(6)	L + 5.75%	N/A(7)	07/2027	(10)	—
AmerCareRoyal LLC	420 Clover Mill Rd.	Exton, PA 19341	Containers and Packaging	Senior loan+	L + 9.00%(a)	6.00% cash/ 4.00% PIK	11/2025	778	—
				Senior loan+	L + 9.00%(a)	6.00% cash/ 4.00% PIK	11/2025	166	—
				Senior loan+	L + 9.00%(a)	6.00% cash/ 4.00% PIK	11/2025	161	—
				Senior loan+(9)	L + 9.00%(a)	6.00% cash/ 4.00% PIK	11/2025	144	—
Apothecary Products, LLC	11750 12th Avenue S.	Burnsville, MN 55337	Pharmaceuticals	Senior loan+	SF + 5.00%(n)	6.00%	07/2023	2,891	—
				Senior loan+	SF + 5.00%(n)(o)	6.03%	07/2023	313	—
Appfire Technologies, LLC	1500 District Ave	Burlington, MA, 01803	Software	One stop#+	L + 5.50%(b)	6.51%	03/2027	35,951	—
				One stop+	L + 5.50%(b)	6.51%	03/2027	20	—
				One stop+	L + 5.50%	N/A(7)	03/2027	—	—
Appriss Health Intermediate Holdings, Inc	9901 Linn Station Road, Suite 500	Louisville, KY 40223	IT Services	Preferred stock+	N/A	N/A	N/A	2,267	0.2%
Apptio, Inc.	11100 NE 8th St. Suite 600	Bellevue, WA 98004	Software	One stop+~	L + 7.25%(b)	8.25%	01/2025	57,010	—
				One stop+	L + 7.25%(b)	8.25%	01/2025	76	—
Aras Corporation	100 Brickstone Sq, Suite 100	Andover, MA 01810	Software	One stop+	L + 7.00%(b)	4.25% cash/ 3.75% PIK	04/2027	13,896	—
				One stop+(6)	L + 6.50%	N/A(7)	04/2027	(2)	—
				Preferred stock+	N/A	N/A	N/A	1,146	0.1%
				LP Interest+	N/A	N/A	N/A	313	0.0	%(20)

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Arch Global CCT Holdings Corp.	2600 S. Telegraph Rd., Suite 180	Bloomfield Hills, MI 48302	Industrial Conglomerates	Senior loan#+	L + 4.50%(a)	4.96%	04/2026	$2,365	—
				Senior loan+	L + 4.50%(a)	4.96%	04/2026	136	—
				Senior loan+	L + 4.50%(a)	5.25%	04/2026	13	—
				Senior loan+	L + 4.50%	N/A(7)	04/2025	—	—
Arctic Wolfs Networks, Inc. and Arctic Wolf Networks Canada, Inc.	111 West Evelyn Ave, Suite 115	Sunnyvale, CA 94086	IT Services	One stop+	L + 7.50%(b)	8.50% cash/ 1.00% PIK	08/2025	4,811	—
				One stop+	L + 6.50%	N/A(7)	08/2025	1	—
				Preferred stock+	N/A	N/A	N/A	5,144	0.1%
				Warrant+	N/A	N/A	N/A	1,645	0.0	%(20)
				Preferred stock+	N/A	N/A	N/A	1,349	0.3%
				Preferred stock+	N/A	N/A	N/A	313	0.0	%(20)
Aspen Medical Products, LLC	6481 Oak Canyon	Irvine, CA 92618	Healthcare Equipment and Supplies	One stop#~	L + 5.00%(b)	6.00%	06/2025	4,115	—
				One stop+	L + 5.00%(b)	6.00%	06/2025	263	—
				One stop+	L + 5.00%	N/A(7)	06/2025	—	—
				LP Interest+	N/A	N/A	N/A	103	0.0	%(20)
Astute Holdings, Inc.	4400 Easton Commons	Columbus, OH 43219	Software	LP Interest+	N/A	N/A	N/A	1,375	0.2%
Aurora Lux Finco S.A.R.L.	Avenida Diagonal 567, 3rd Floor	Barcelona, 08029 Spain	Airlines	One stop+(9)(14)	L + 6.00%(b)	7.00%	12/2026	951	—
Auvik Networks Inc.	180 Columbia Street, W, Suite 1C	Waterloo, Ontario, CANADA	Software	One stop+(9)(13)	L + 5.75%(b)	4.00% cash/ 2.75% PIK	07/2027	6,938	—
				One stop+(9)(13)	L + 5.50%	N/A(7)	07/2027	—	—
				Preferred stock+(9)(13)	N/A	N/A	N/A	297	0.1%
Ave Holdings III, Corp	8620 N New Braunfels Ave	San Antonio, TX, 78217	Specialty Retail	One stop+	SF + 5.50%(n)	6.30%	02/2028	25,766	—
				One stop+(6)	SF + 5.50%	N/A(7)	02/2028	(1)	—
				One stop+(6)	L + 5.50%	N/A(7)	02/2028	(12)	—
				Preferred stock+	N/A	N/A	N/A	8,870	0.0	%(20)
				LP units+	N/A	N/A	N/A	934	0.0	%(20)
AVG Intermediate Holdings & AVG Subsidiary Holdings LLC	13053 W Linebaugh Ave, Suite 102	Tampa, FL, 33626	Healthcare Providers and Services	One stop+	L + 6.00%(b)	7.01%	03/2027	4,377	—
				One stop+	L + 6.00%(b)	7.01%	03/2027	3,995	—
				One stop+	L + 6.00%	N/A(7)	03/2027	—	—
				One stop+	L + 5.75%	N/A(7)	03/2027	—	—
				Subordinated debt+	L + 10.50%(b)	11.51%	03/2028	1,787	—
				Subordinated debt+	L + 10.50%(b)	11.51%	03/2028	680	—
				Subordinated debt+	L + 10.50%(b)	11.51%	03/2028	74	—
				LLC units+	N/A	N/A	N/A	170	0.0	%(20)
Axiom Merger Sub Inc.	31 St. James Ave., Suite 1100	Boston, MA 02116	Software	One stop+~	L + 5.25%(b)(c)	6.25%	04/2026	5,758	—
				One stop+~(9)(10)	E + 5.50%(f)(g)	5.50%	04/2026	2,362	—
				One stop+	L + 5.25%(c)	6.25%	04/2026	273	—
				One stop+	L + 5.25%(c)	6.25%	04/2026	12	—
				One stop+	L + 5.25%	N/A(7)	10/2025	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
AxiomSL Group, Inc.	31 St James Ave, Suite 1100	Boston, MA 02116	Diversified Financial Services	One stop+	L + 6.00%(b)	7.01%	12/2027	$4,036	—
				One stop+	L + 6.00%	N/A(7)	12/2027	—	—
				One stop+	L + 6.00%	N/A(7)	12/2025	—	—
Bad Boy Mowers Acquisition, LLC	102 Industrial Drive	Batesville, AR, 72501	Machinery	Senior loan+	L + 4.25%(b)	5.00%	03/2028	1,866	—
Baduhenna Bidco Limited	Pen-y-fan Industrial Estate, Unit 2 Pkwy	Crumlin, NP11 3EF, UK	Healthcare Equipment and Supplies	One stop+(9)(11)	SF + 6.50%(l)	7.43%	08/2028	5,415	—
				One stop+(9)(10)(11)	E + 6.50%(f)	6.50%	08/2028	3,205	—
				One stop+(9)(10)(11)	SN + 6.50%(k)	7.47%	08/2028	930	—
				One stop+(9)(10)(11)	E + 6.50%(g)	6.50%	08/2028	765	—
				One stop+(9)(10)(11)	SN + 6.50%	N/A(7)	08/2028	—	—
Banker’s Toolbox, Inc.	12331-B Riata Trace Pkwy Building 4, Suite 200	Austin, TX 78727	Diversified Financial Services	One stop+	L + 5.25%(c)	6.75%	07/2027	8,058	—
				One stop+	L + 5.25%	N/A(7)	07/2027	—	—
				One stop+	L + 5.25%	N/A(7)	07/2027	—	—
Batteries Plus Holding Corporation	1325 Walnut Ridge Dr.	Hartland, WI 53029	Specialty Retail	One stop#*	L + 6.75%(a)	7.75%	06/2023	21,921	—
				One stop+	L + 6.75%(a)	7.75%	06/2023	1,427	—
				One stop+	L + 6.75%(a)(e)	8.12%	06/2023	119	—
				LP Interest+	N/A	N/A	N/A	1,563	0.6%
Bayshore Intermediate #2, L.P.	1 Dell Way	Round Rock, TX 78682	Software	One stop+	L + 7.75%(b)	8.50%	10/2028	61,235	—
				One stop+(6)	L + 6.75%	N/A(7)	10/2027	(7)	—
				Common Stock+	N/A	N/A	N/A	4,095	0.1%
Bearcat Buyer, Inc.	6940 Columbia Gateway Drive, Suite 110	Columbia, MD 21046	Software	Senior loan+~	L + 4.25%(b)	5.26%	07/2026	2,884	—
				Senior loan+	L + 4.25%(b)	5.26%	07/2026	514	—
				Senior loan~	L + 4.25%(b)	5.26%	07/2026	305	—
				Senior loan+	L + 4.25%	N/A(7)	07/2024	—	—
BECO Holding Company, Inc.	10926 David Taylor Way, Suite 300	Charlotte, NC 28262	Building Products	One stop#+	L + 5.50%(b)	6.51%	11/2028	7,576	—
				One stop+	L + 5.50%	N/A(7)	11/2027	—	—
				One stop+	L + 5.50%	N/A(7)	11/2028	—	—
				Preferred stock+	N/A	N/A	N/A	1,028	2.0%
				LP Interest+	N/A	N/A	N/A	196	0.1%
Belmont Instrument, LLC	780 Boston Road	Billerica, MA, 01821	Healthcare Equipment and Supplies	Senior loan#+	SF + 4.75%(n)	5.75%	12/2023	5,176	—
				Senior loan+	SF + 4.75%(n)	5.75%	12/2023	475	—
Benetech, Inc.	2245 Sequoia Dr., Suite 300	Aurora, IL 60506	Energy Equipment and Services	One stop+(18)	L + 6.00%(a)	7.25%	08/2023	1,810	—
				One stop+(18)	L + 6.00%(a)	7.25%	08/2023	177	—
				LLC interest+(18)	N/A	N/A	N/A	—	19.3%
				LLC interest+(18)	N/A	N/A	N/A	—	19.3%
				LLC units+	N/A	N/A	N/A	756	0.5%
Beqom North America, Inc.	132 Old Post Road	Southport, CT, 06890	Software	One stop+	L + 7.50%(b)	7.00% cash/ 1.50% PIK	06/2026	991	—
				One stop+	L + 6.00%	N/A(7)	06/2026	—	—
BJH Holdings III Corp.	2831 19th Street South	Homewood, AL 35235	Hotels, Restaurants and Leisure	One stop#*+	L + 4.50%(b)	5.50%	08/2025	50,829	—
				One stop+	L + 4.50%(a)(b)	5.50%	08/2025	150	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Blackbird Purchaser, Inc.	1900 Jetway Boulevard	Columbus, Ohio 43219	Machinery	Senior loan*+~	L + 4.50%(a)(b)	5.27%	04/2026	$19,184	—
				Senior loan+	L + 4.50%	N/A(7)	10/2025	—	—
				Senior loan+	L + 4.50%	N/A(7)	04/2026	—	—
Blades Buyer, Inc.	6945 Southbelt Dr SE	Caledonia, MI 49316	Healthcare Equipment and Supplies	Senior loan#+~	L + 4.75%(b)	5.75%	03/2028	8,581	—
				Senior loan+	SF + 4.75%(n)	5.75%	03/2028	1,395	—
				Senior loan+(6)	L+ 4.75%	N/A(7)	03/2028	(1)	—
				Senior loan+(6)	SF + 4.75%	N/A(7)	03/2028	(2)	—
Blue River Pet Care, LLC	200 West Monroe	Chicago, IL 60606	Healthcare Equipment and Supplies	One stop#*+	L + 5.00%(a)	5.46%	07/2026	47,045	—
				One stop+(6)	L + 5.00%	N/A(7)	08/2025	(4)	—
				One stop+(6)	L + 5.00%	N/A(7)	07/2026	(15)	—
				One stop+(6)	L + 5.00%	N/A(7)	07/2026	(39)	—
				Common Stock+	N/A	N/A	N/A	157	0.0	%(20)
Borrower R365 Holdings, LLC	500 Technology Dr, Suite 200	Irvine, CA, 92618	Food Products	One stop+	L + 6.50%(b)	4.51% cash/ 3.00% PIK	06/2027	13,287	—
				One stop+	L + 6.50%(b)	4.51% cash/ 3.00% PIK	06/2027	1,096	—
				One stop+	L + 6.50%	N/A(7)	06/2027	—	—
				One stop+	L + 3.50%	N/A(7)	06/2027	—	—
				Preferred stock+	N/A	N/A	N/A	102	0.0	%(20)
				LLC units+	N/A	N/A	N/A	5	0.0	%(20)
Brandmuscle, Inc.	233 S. Wacker Drive, Suite 4400	Chicago, IL 60606	Professional Services	LLC interest+	N/A	N/A	N/A	423	0.5%
Bullhorn, Inc.	100 Summer Street, 17th Floor	Boston, MA 02210	Software	One stop#*+~	L + 5.75%(b)	6.76%	09/2026	66,285	—
				One stop+(9)(10)	SN + 6.00%(k)	6.69%	09/2026	12,632	—
				One stop+(9)(10)	E + 5.75%(f)	5.75%	09/2026	4,808	—
				One stop+	L + 5.75%(b)	6.76%	09/2026	215	—
				One stop+	L + 5.75%(b)	6.76%	09/2026	96	—
				One stop+	L + 5.75%(b)	6.76%	09/2026	77	—
				One stop+	L + 5.75%	N/A(7)	09/2026	—	—
Burning Glass Intermediate Holdings Company, Inc.	1 Lewis Wharf, 2nd Floor	Boston, MA, 02110	Software	One stop#+	L + 5.00%(a)	6.00%	06/2028	9,869	—
				One stop+	L + 5.00%(b)	6.00%	06/2026	21	—
C. J. Foods, Inc.	21 Main Street	Bern, KS 66408	Food Products	Preferred stock+	N/A	N/A	N/A	603	0.1%
Cafe Rio Holding, Inc.	215 North Admiral Byrd Road, Suite 100	Salt Lake City, UT 84116	Food and Staples Retailing	One stop#*	L + 5.50%(b)	6.51%	09/2023	18,323	—
				One stop+	L + 5.50%(b)	6.51%	09/2023	3,293	—
				One stop#+	L + 5.50%(b)	6.51%	09/2023	2,214	—
				One stop#*	L + 5.50%(b)	6.51%	09/2023	1,405	—
				One stop#+	L + 5.50%(b)	6.51%	09/2023	1,241	—
				One stop+	L + 5.50%(b)	6.51%	09/2023	178	—
				One stop+	L + 5.50%(b)	6.51%	09/2023	30	—
				Common Stock+	N/A	N/A	N/A	815	0.3%
Calabrio, Inc.	400 1st Ave North, Suite 300	Minneapolis, MN 55401	Software	One stop+	L + 7.00%(b)	8.01%	04/2027	53,683	—
				One stop+	L + 7.00%	N/A(7)	04/2027	—	—
				LP Interest+	N/A	N/A	N/A	837	0.1%
				LP Interest+	N/A	N/A	N/A	89	0.0	%(20)
Captain D’s, LLC	624 Grassmere Drive, Suite 30	Nashville, TN 37211	Food and Staples Retailing	Senior loan#	L + 4.50%(a)	5.50%	12/2023	13,688	—
				Senior loan~	L + 4.50%(a)	5.50%	12/2023	2,138	—
				Senior loan+	L + 4.50%	N/A(7)	12/2023	—	—
				LLC interest+	N/A	N/A	N/A	599	0.1%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Captive Resources Midco, LLC	201 East Commerce Drive	Schaumburg, IL 60173	Insurance	One stop#*+~	L + 5.50%(a)	6.25%	05/2027	$52,638	—
				One stop+	L + 5.50%(a)	6.25%	05/2027	6,762	—
				One stop+	L + 5.50%	N/A(7)	05/2027	—	—
				LLC units+(16)	N/A	N/A	N/A	1,034	0.1%
CCSL Holdings, LLC	2090 Commerce Dr	McKinney, TX 75069	Healthcare Equipment and Supplies	One stop*+	L + 6.00%(c)	7.50%	12/2026	15,477	—
				One stop+	L + 6.00%(c)	7.50%	12/2026	4,177	—
				One stop+	L + 6.00%(b)(e)	7.31%	12/2026	50	—
				LP Interest+	N/A	N/A	N/A	236	0.1%
Certus Pest, Inc.	5955 T.G. Lee Blvd., Suite 260	Orlando, FL 32822	Diversified Consumer Services	One stop#	SF + 6.25%(n)	7.05%	02/2026	1,597	—
				One stop#	SF + 6.25%(n)	7.00%	02/2026	1,527	—
				One stop#	SF + 6.25%(n)(o)	7.56%	02/2026	1,080	—
				One stop+	SF + 6.25%(n)	7.05%	02/2026	757	—
				One stop#	SF + 6.25%(n)	7.05%	02/2026	667	—
				One stop+	SF + 6.25%(o)	7.50%	02/2026	650	—
				One stop+	SF + 6.25%(o)	7.57%	02/2026	384	—
				One stop+	SF + 6.25%(n)	7.00%	02/2026	240	—
				One stop+	SF + 6.25%(n)	7.05%	02/2026	131	—
				One stop+	SF + 6.25%(o)	7.57%	02/2026	55	—
				One stop+	P + 5.25%(e)	8.75%	02/2026	24	—
				One stop+	L + 6.25%	N/A(7)	02/2026	—	—
				One stop+	L + 6.25%	N/A(7)	02/2026	—	—
CG Group Holdings, LLC	14108 S Western Ave	Gardena, CA 90249	Automobiles	One stop#*+	L + 5.25%(b)	6.26%	07/2027	31,384	—
				One stop+	L + 5.25%(a)	6.25%	07/2026	336	—
				LP units+	N/A	N/A	N/A	738	0.1%
Channelside Acquisitona Co, Inc.	1208 E Kennedy Blvd, Suite 132	Tampa, FL 33602	Road and Rail	One stop+	L + 5.25%(b)	6.26%	07/2028	4,263	—
				One stop+	L + 5.25%(a)	6.25%	07/2026	3	—
				One stop+	L + 5.25%(b)	N/A(7)	07/2028	—	—
Chase Industries, Inc.	10021 Commerce Park Dr.	Cincinnati, OH 45246	Machinery	Senior loan+~(8)	L + 7.00%(b)	6.51% cash/ 1.50% PIK	05/2025	7,839	—
				Senior loan+(8)	L + 7.00%(b)	6.51% cash/ 1.50% PIK	05/2025	641	—
				Senior loan+(8)	L + 7.00%(b)	6.50% cash/ 1.50% PIK	05/2023	224	—
Chase Intermediate	200 Clarendon St.	Boston, MA 02116	Containers and Packaging	One stop+	L + 5.50%(b)(c)	6.25%	10/2028	3,785	—
				One stop+	L + 5.50%	N/A(7)	10/2028	—	—
				One stop+	L + 5.50%	N/A(7)	10/2028	—	—
				One stop+	L + 5.50%	N/A(7)	10/2028	—	—
CHHJ Midco, LLC	4411 W Tampa Bay Blvd	Tampa, FL 33614	Diversified Consumer Services	Senior loan#	L + 5.00%(b)	6.01%	01/2026	2,737	—
				Senior loan+	L + 5.00%(b)	6.01%	01/2026	4	—
				LLC units+(16)	N/A	N/A	N/A	265	0.2%
CI (Quercus) Intermediate Holdings, LLC	585 Barrack Hill Rd.	Ridgefield, CT 06877	Commercial Services and Supplies	One stop+	L + 5.50%(b)	6.51%	10/2028	15,665	—
				One stop+	L + 5.50%	N/A(7)	10/2028	—	—
				One stop+	L + 5.50%	N/A(7)	10/2028	—	—
				LP Interest+	N/A	N/A	N/A	564	0.1%
CivicPlus, LLC	302 S 4th St, Suite 500	Manhattan, KS 66502	IT Services	One stop+	L + 6.00%(b)	6.75%	08/2027	6,174	—
				One stop+	L + 6.00%	N/A(7)	08/2027	—	—
				One stop+	L + 6.00%	N/A(7)	08/2027	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Cloudbees, Inc.	2001 Gateway Place, Suite 670W	San Jose, CA 95110	Software	Preferred stock+	N/A	N/A	N/A	$1,752	0.2%
				Warrant+	N/A	N/A	N/A	1,227	0.1%
				Preferred stock+	N/A	N/A	N/A	811	0.1%
CMI Parent Inc.	15 Thornton Road	Oakland, NJ 07436	Healthcare Equipment and Supplies	Senior loan#+	L + 4.25%(b)	5.06%	08/2025	6,532	—
				Senior loan+	L + 4.25%(b)	5.26%	08/2025	3,236	—
				Senior loan+	L + 4.25%	N/A(7)	08/2025	—	—
				Common Stock+(16)	N/A	N/A	N/A	165	0.1%
				Common Stock+	N/A	N/A	N/A	161	0.1%
Cobalt Buyer Sub, Inc.	123 Front St., Suite 115	Westbury, NY 10005	Pharmaceuticals	One stop+	L + 5.25%(a)	6.00%	10/2028	10,681	—
				One stop+	L + 5.25%(a)(b)	6.00%	10/2027	21	—
				One stop+	L + 5.25%	N/A(7)	10/2028	—	—
				Preferred stock+	N/A	N/A	N/A	8,348	1.6%
				Preferred stock+	N/A	N/A	N/A	155	0.0	%(20)
				Common Stock+	N/A	N/A	N/A	—	0.0	%(20)
Cobblestone Intermediate Holdco, LLC	8900 E Bahia Dr	Scottsdale, AZ 85260	Automobiles	One stop+	L + 5.50%(a)	6.25%	01/2026	5,593	—
				One stop+	L + 5.50%(a)(b)	6.34%	01/2026	2,088	—
Cobepa BlueSky Aggregator, SCSp	2300 Englert Dr	Durham, NC, 27713	Biotechnology	LP Interest+	N/A	N/A	N/A	1,769	0.1%
Community Brands Parentco LLC	9620 Executive Center Dr N, Suite 200	St Petersburg, FL 33702	Software	One stop+	SF+ 5.90%(n)	6.50%	02/2028	13,980	—
				One stop+(6)	SF+ 5.75%	N/A(7)	02/2028	(1)	—
				One stop+(6)	SF+ 5.75%	N/A(7)	02/2028	(1)	—
Confluence Technologies, Inc.	Nova Tower One One Allegheny Square, Suite 800	Pittsburgh, PA 15212	Software	LLC interest+	N/A	N/A	N/A	—	0.0	%(20)
Connexin Software, Inc.	602 W. Office Center Drive, Suite 350	Fort Washington, PA 19034	Health Care Technology	One stop+~	L + 8.50%(b)	9.50%	02/2024	8,626	—
				One stop+	L + 8.50%	N/A(7)	02/2024	—	—
				LLC interest+	N/A	N/A	N/A	302	0.2%
Consilio Midco Limited	400 Armand-Frappier Blvd, Suite 2020	Laval, QC, H7V 4B4, Canada	Specialty Retail	One stop+(9)(11)	L + 5.75%(b)	6.76%	05/2028	11,597	—
				One stop+(9)(10)(11)	E+ 6.25%(f)	6.25%	05/2028	9,467	—
				One stop+(9)(11)	L + 5.75%(b)	6.76%	05/2028	2,169	—
				One stop+(9)(11)	L + 5.75%(b)	6.76%	05/2028	737	—
				One stop+(9)(11)	L + 5.75%	N/A(7)	05/2028	—	—
				One stop+(9)(11)	L + 5.75%	N/A(7)	05/2028	—	—
				One stop+(9)(10)(11)	E+ 6.25%	N/A(7)	05/2028	—	—
				One stop+(9)(11)	L + 5.75%	N/A(7)	05/2028	—	—
COP Hometown Acquisitions, Inc.	11331 E 58th St	Tulsa, OK 74146	Diversified Consumer Services	Senior loan+	L + 4.50%(b)	5.50%	07/2027	1,721	—
				Senior loan+	L + 4.50%(a)	5.50%	07/2027	1,677	—
				Senior loan+	L + 4.50%(a)(b)	5.50%	07/2027	1,099	—
				Senior loan+	L + 4.50%(b)	5.50%	07/2027	777	—
				Senior loan+	L + 4.50%(a)(b)	5.50%	07/2027	200	—
				Senior loan+	L + 4.50%(b)(e)	5.50%	07/2027	18	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Cordeagle US Finco, Inc.	2 Harbour Exchange Square, 8th Floor	London, E14 9GE, UK	IT Services	One stop+	L + 6.75%(b)	7.75%	07/2027	$4,943	—
				One stop+(6)	L + 6.75%	N/A(7)	07/2027	(1)	—
Covaris Intermediate 3, LLC	14 Gill St, Unit H	Woburn, MA 01801	Life Sciences Tools & Services	One stop+	L + 5.25%(b)	6.00%	01/2028	5,924	—
				One stop+	L + 5.25%	N/A(7)	01/2028	—	—
				One stop+	L + 5.25%	N/A(7)	01/2028	—	—
Covercraft Parent III, Inc.	100 Enterprise Blvd	Pauls Valley, OK 73075	Auto Components	Senior loan+	L + 4.50%(b)	5.50%	08/2027	4,914	—
				Senior loan+	L + 4.50%(b)	5.51%	08/2027	994	—
				Senior loan+	L + 4.50%	N/A(7)	08/2027	—	—
CR Fitness Holdings, LLC	2720 Broadway Center Blvd	Brandon, FL 33510-2583	Hotels, Restaurants and Leisure	Senior loan#~	L + 4.00%(a)	5.00%	07/2025	1,968	—
				Senior loan+	L + 4.00%(a)	5.00%	07/2025	832	—
				Senior loan+	L + 4.00%(a)	5.00%	07/2025	74	—
CRH Healthcare Purchaser, Inc.	2675 Paces Ferry Road SE, Suite 2000	Atlanta, GA 30339	Healthcare Providers and Services	Senior loan*~	L + 4.50%(b)	5.51%	12/2024	19,502	—
				Senior loan#	L + 4.50%(b)	5.51%	12/2024	5,224	—
				Senior loan#+	L + 4.50%(b)	5.51%	12/2024	4,132	—
				Senior loan+	L + 4.50%(b)	5.51%	12/2024	3,538	—
				Senior loan+	L + 4.50%	N/A(7)	12/2024	—	—
				LP Interest+	N/A	N/A	N/A	1,085	0.2%
CST Buyer Company	11035 Aurora Ave	Urbandale, IA 50322	Electronic Equipment, Instruments and Components	One stop#+	L + 5.50%(b)	6.50%	10/2025	20,323	—
				One stop#+~	L + 5.50%(b)	6.50%	10/2025	10,189	—
				One stop+	L + 5.50%	N/A(7)	10/2025	—	—
Cybergrants Holdings, LLC	300 Brickstone Sq, Suite 601	Andover, MA 01810	Software	One stop+	L + 6.50%(a)	7.25%	09/2027	63,016	—
				One stop+	L + 6.50%(a)(b)	7.39%	09/2027	138	—
				One stop+(6)	L + 6.50%	N/A(7)	09/2027	(45)	—
Cycle Gear, Inc.	4705 Industrial Way	Benicia, CA 94510	Specialty Retail	One stop#*+	L + 5.50%(b)	6.51%	01/2026	48,999	—
				LLC units+	N/A	N/A	N/A	829	0.3%
Datix Bidco Limited	11 Worple Rd, Swan Ct	London, SW19 4JS, UK	Healthcare Providers and Services	Second lien+(9)(10)(11)	L + 7.75%(k)	8.21%	04/2026	20,743	—
				Senior loan+(9)(10)(11)	L + 4.50%(k)	4.96%	04/2025	58,459	—
Davidson Hotel Company, LLC	One Ravinia Drive, Suite 1600	Atlanta, GA 30346	Hotels, Restaurants and Leisure	One stop+	L + 6.75%(a)	6.25% cash/ 1.50% PIK	07/2024	6,764	—
				One stop+	L + 6.75%(a)	6.25% cash/ 1.50% PIK	07/2024	1,039	—
				One stop+(6)	L + 5.25%	N/A(7)	07/2024	(6)	—
Daxko Acquisition Corporation	2100 Third Ave. North, Suite 600	Birmingham, AL 35203	Software	One stop+	L + 5.50%(b)	6.25%	10/2028	27,850	—
				One stop+	L + 5.50%(b)	6.25%	10/2028	620	—
				One stop+	L + 5.50%	N/A(7)	10/2027	—	—
DCA Investment Holding, LLC	6240 Lake Osprey Dr	Sarasota, FL 34240	Healthcare Providers and Services	LLC interest	N/A	N/A	N/A	1,719	0.2%
				LLC units	N/A	N/A	N/A	282	0.0	%(20)
Delinea Inc.	3300 Tannery Way	Santa Clara, CA 95054	IT Services	One stop+	L + 5.75%(a)	6.75%	03/2028	16,665	—
				One stop#	L + 5.75%(b)	6.76%	03/2028	9,634	—
				One stop+	L + 5.75%	N/A(7)	03/2027	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Denali Midco 2, LLC	1830 N 95th Ave, Suite 106	Phoenix, AZ 85037	Automobiles	One stop+	L + 5.50%(a)	6.25%	12/2027	$43,080	—
				One stop+	L + 5.50%(a)	6.25%	12/2027	144	—
				One stop+	L + 5.50%(a)	6.25%	12/2027	100	—
				One stop+	L + 5.50%(a)	6.25%	12/2027	80	—
				One stop+	L + 5.50%(a)	6.25%	12/2027	80	—
				One stop+	L + 5.50%(a)	6.25%	12/2027	66	—
				One stop+	L + 5.50%	N/A(7)	12/2027	—	—
Diligent Corporation	1385 Broadway, 19th Floor	New York, NY 10018	Software	One stop#*+~	L + 6.25%(b)	7.26%	08/2025	88,018	—
				One stop+	L + 5.75%(b)	6.76%	08/2025	5,995	—
				One stop+	L + 6.25%	N/A(7)	08/2025	—	—
				Preferred stock+	N/A	N/A	N/A	18,937	0.4%
				Preferred stock+	N/A	N/A	N/A	3,093	0.1%
DISA Holdings Acquisition Subsidiary Corp.	12600 Northborough Dr. Suite 300	Houston, TX 77067	Professional Services	Senior loan+~	L + 4.00%(a)	5.00%	06/2022	8,441	—
				Senior loan+	L + 4.00%	N/A(7)	06/2022	—	—
				Common Stock+	N/A	N/A	N/A	474	0.1%
Dollfus Mieg Company, Inc.	13 Rue de Pfastatt	Mulhouse, 68200, France	Textiles, Apparel and Luxury Goods	One stop+(9)(11)	L + 6.00%(c)	7.34%	03/2028	1,954	—
				One stop+(9)(11)	L + 6.00%(c)	7.34%	03/2028	974	—
				One stop+(9)(11)	L + 6.00%(c)	7.34%	03/2028	855	—
				One stop+(9)(10)(11)	E + 6.00%	N/A(7)	03/2028	—	—
Dragon UK Bidco Limited	Axys House, Parc Nantgarw	Cardiff, CF15 7TW, UK	Software	One stop+(9)(10)(11)	SN + 6.00%(k)	6.69%	02/2029	15,070	—
				One stop+(6)(9)(10)(11)	SN + 6.00%	N/A(7)	02/2029	(4)	—
Drilling Info Holdings, Inc.	2901 Via Fortuna, Suite 200	Austin, TX 78746	Oil, Gas and Consumable Fuels	Senior loan#*+~	L + 4.25%(a)	4.71%	07/2025	37,258	—
				Senior loan~	L + 4.50%(a)	4.96%	07/2025	17,080	—
				Senior loan+	L + 4.50%	N/A(7)	07/2023	—	—
				Senior loan+(6)	L + 4.25%	N/A(7)	07/2023	(2)	—
EGD Security Systems, LLC	550 Assembly St, 5th Floor	Columbia, SC, 29201	Commercial Services and Supplies	One stop#*+	L + 5.75%(b)	6.76%	12/2028	52,537	—
				One stop+	L + 5.75%(b)	6.50%	12/2028	280	—
				One stop+	L + 5.75%(b)	6.75%	12/2027	85	—
				One stop+	L + 5.75%	N/A(7)	12/2028	—	—
				Common Stock+	N/A	N/A	N/A	855	0.2%
Electrical Source Holdings, LLC	2870 N Ontario St	Burbank, CA 91504	Electronic Equipment, Instruments and Components	One stop#*+	L + 5.50%(b)	6.25%	11/2025	76,366	—
				One stop+	L + 5.50%(b)	6.42%	11/2025	19,880	—
				One stop+	L + 5.50%	N/A(7)	11/2025	—	—
				Second lien+	L + 5.50%(b)	6.51%	11/2025	35	—
				Senior loan+	L + 5.50%(b)	6.51%	11/2025	652	—
				Senior loan+	L + 5.50%(b)	6.51%	11/2025	138	—
				Senior loan+	L + 5.50%(b)	6.41%	11/2025	94	—
				Senior loan+	L + 5.50%(b)	6.51%	11/2025	94	—
				Senior loan+	L + 5.50%(b)	6.25%	11/2025	89	—
				Senior loan+	L + 5.50%(b)	6.51%	11/2025	88	—
				Senior loan+	L + 5.50%(b)	6.51%	11/2025	46	—
				Senior loan+	L + 5.50%(b)	6.25%	11/2025	42	—
				Senior loan+	L + 5.50%(b)	6.25%	11/2025	17	—
				LP Interest+	N/A	N/A	N/A	28	0.0	%(20)

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Elite Dental Partners LLC	1 East Wacker Drive, Suite 2520	Chicago, IL 60601	Healthcare Providers and Services	One stop+(18)	L + 5.25%(b)	6.26%PIK	06/2023	$11,143	—
				One stop+(18)	L + 12.00%(b)	13.01%PIK	06/2023	1,652	—
				One stop+(18)	L + 5.25%(b)	6.26%PIK	06/2023	1,226	—
				LLC interest(18)	N/A	N/A	N/A	3,916	11.0%
				LLC interest(18)	N/A	N/A	N/A	1,577	3.9%
				LLC units(18)	N/A	N/A	N/A	—	0.0	%(20)
Elite Sportswear, L.P.	2136 N. 13th Street	Reading, PA 19604	Textiles, Apparel and Luxury Goods	Senior loan+	L + 7.75%(b)	7.26% cash/ 1.50% PIK	09/2025	7,951	—
				Senior loan+	L + 7.75%(b)	7.26% cash/ 1.50% PIK	09/2025	3,196	—
				Senior loan+	L + 7.75%(b)	7.26% cash/ 1.50% PIK	09/2025	1,645	—
				Senior loan*+	L + 7.75%(b)	7.26% cash/ 1.50% PIK	09/2025	546	—
				Senior loan+	L + 7.75%(b)	7.26% cash/ 1.50% PIK	09/2025	250	—
				Senior loan*+	L + 7.75%(b)	7.26% cash/ 1.50% PIK	09/2025	239	—
				Senior loan+	L + 7.75%(b)	7.25% cash/ 1.50% PIK	09/2025	237	—
				Senior loan+	L + 7.75%(b)	7.25% cash/ 1.50% PIK	09/2025	8	—
				LLC interest+	N/A	N/A	N/A	—	0.2%
Emerge Intermediate, Inc.	12 New Providence Road	Watchung, NJ 07069	Healthcare Providers and Services	One stop#*	L + 6.00%(b)	7.01%	05/2024	19,364	—
				One stop+	L + 6.00%	N/A(7)	05/2024	—	—
				LLC units+	N/A	N/A	N/A	815	0.5%
				LLC units+	N/A	N/A	N/A	59	0.0	%(20)
				LLC units+	N/A	N/A	N/A	—	0.0	%(20)
EMS LINQ, LLC	2528 Independence Blvd.	Wilmington, NC 28412	Diversified Consumer Services	One stop+	L + 6.25%(b)	7.26%	12/2027	9,591	—
				One stop+	L + 6.25%	N/A(7)	12/2027	—	—
				LP Interest+	N/A	N/A	N/A	480	0.1%
Enboarder, Inc.	121 Sussex St	Sydney, NSW 2000, Australia	Professional Services	Preferred stock+(9)(12)	N/A	N/A	N/A	573	0.3%
Encore GC Acquisition, LLC	30230 Orchard Lake Road, Suite 140	Farmington Hills, MI 48334	Healthcare Providers and Services	LLC interest+	N/A	N/A	N/A	—	0.0	%(20)
				LLC units+	N/A	N/A	N/A	—	0.0	%(20)
Encorevet Group LLC	90 East Ave	Saratoga Springs, NY 12866	Healthcare Providers and Services	One stop+	L + 6.75%(b)	7.76%	11/2024	990	—
				One stop+	L + 6.75%(b)	7.76%	11/2024	622	—
				One stop+	L + 6.75%(b)	7.76%	11/2024	309	—
				One stop+	L + 6.75%(b)	7.76%	11/2024	295	—
				One stop+	L + 6.75%(b)	7.76%	11/2024	267	—
				One stop+	L + 6.75%(b)	7.76%	11/2024	164	—
				One stop+	L + 6.75%(b)	7.76%	11/2024	56	—
				One stop+	L + 6.75%(b)	7.76%	11/2024	32	—
				One stop+	L + 6.75%	N/A(7)	11/2024	—	—
				Senior loan+	L + 6.75%(b)	7.76%	11/2024	246	—
				Senior loan+	L + 6.75%(b)	7.76%	11/2024	110	—
				Senior loan+	L + 6.75%(b)	7.76%	11/2024	69	—
				Senior loan+	L + 6.75%(b)	7.76%	11/2024	57	—
				Senior loan+	L + 6.75%(b)	7.75%	11/2024	47	—
				Senior loan+	L + 6.75%(b)	7.76%	11/2024	10	—
				Common Stock+	N/A	N/A	N/A	25	0.0	%(20)
				LLC units+	N/A	N/A	N/A	17	0.0	%(20)

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
EOS Fitness Opco Holdings, LLC	1 East Washington Street	Phoenix, AZ 85004	Hotels, Restaurants and Leisure	One stop#*	L + 4.75%(b)	5.75%	01/2025	$8,552	—
				One stop+	L + 4.75%(b)	5.75%	01/2025	901	—
				One stop+	L + 4.75%(b)	5.75%	01/2025	120	—
Episerver, Inc.	Cargo Works – Enterprise House 1-2 Hatfields	London, SE1 9PG United Kingdom	IT Services	One stop+	L + 5.50%(b)	6.51%	04/2026	21,604	—
				One stop+~(9)(10)	E + 5.75%(f)	5.75%	04/2026	19,936	—
				One stop#+	L + 5.50%(b)	6.51%	04/2026	11,999	—
				One stop+	L + 5.50%(b)	6.51%	04/2026	6,635	—
				One stop+	L + 5.50%	N/A(7)	04/2026	—	—
				One stop+	L + 5.50%	N/A(7)	04/2026	—	—
				Common Stock+	N/A	N/A	N/A	1,198	0.1%
ERC Topco Holdings, LLC	7351 E Lowry Blvd, Suite 200	Denver, CO 80230	Healthcare Providers and Services	One stop+	L + 5.50%(a)	6.25%	11/2028	9,451	—
				One stop+	L + 5.50%(a)(e)	6.53%	11/2027	31	—
				One stop+	L + 5.50%	N/A(7)	11/2028	—	—
ESO Solution, Inc.	11500 Alterra Pkwy, Suite 100	Austin, TX 78758	Health Care Technology	One stop+	SF + 7.00%(n)	8.00%	03/2027	7,549	—
				One stop+	L + 7.00%	N/A(7)	03/2027	—	—
Essential Services Holdings Corporation	3416 Robards Ct	Louisville, KY 40218	Industrial Conglomerates	One stop+	L + 5.75%(a)	6.75%	11/2026	54	—
				One stop+	L + 5.75%	N/A(7)	11/2025	—	—
Everbridge, Inc.	12647 Alcosta Blvd, Suite 425	San Ramon, CA 94583	Software	Common Stock+(9)(17)	N/A	N/A	N/A	147	0.0	%(20)
EWC Growth Partners LLC	183 East Putnam Avenue	Greenwich, CT 06830	Diversified Consumer Services	One stop+	L + 7.50%(b)	6.51% cash/ 2.00% PIK	03/2026	898	—
				One stop+	L + 7.50%(b)	6.51% cash/ 2.00% PIK	03/2026	60	—
				One stop+	L + 7.50%(b)	6.51% cash/ 2.00% PIK	03/2026	18	—
				LLC interest+	N/A	N/A	N/A	5	0.0	%(20)
Excelligence Learning Corporation	2 Lower Ragsdale Drive	Monterey, CA 93940	Diversified Consumer Services	One stop#+	L + 6.00%(b)	7.01%	04/2023	10,802	—
Eyecare Services Partners Holdings LLC	2727 N. Harwood, Suite 250	Dallas, TX 75201	Healthcare Providers and Services	One stop+	L+ 6.25%(b)	2.01% cash/ 5.25% PIK	05/2023	13,176	—
				One stop*+	L + 6.25%(b)	2.01% cash/ 5.25% PIK	05/2023	5,780	—
				One stop#*	L + 6.25%(b)	2.01% cash/ 5.25% PIK	05/2023	5,062	—
				One stop+	L + 6.25%(b)	2.01% cash/ 5.25% PIK	05/2023	3,726	—
				One stop*+	L + 6.25%(b)	2.01% cash/ 5.25% PIK	05/2023	1,728	—
				One stop*+	L + 6.25%(b)	2.01% cash/ 5.25% PIK	05/2023	1,109	—
				One stop#*	L + 6.25%(b)	2.01% cash/ 5.25% PIK	05/2023	820	—
				One stop#*	L + 6.25%(b)	2.01% cash/ 5.25% PIK	05/2023	722	—
				One stop*+	L + 6.25%(b)	2.01% cash/ 5.25% PIK	05/2023	467	—
				One stop+	L + 6.25%(b)	2.00% cash/ 5.25% PIK	05/2023	288	—
				LLC units+	N/A	N/A	N/A	—	0.1%
				LLC units+	N/A	N/A	N/A	—	0.1%
Feeders Supply Company, LLC	315 Baxter Ave.	Louisville, KY 40204	Food and Staples Retailing	Preferred stock+(16)	N/A	N/A	N/A	564	1.0%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
				Common Stock+	N/A	N/A	N/A	$113	0.9%
Fintech Midco, LLC	3109 W. Dr. Martin Luther King Jr. Blvd, Suite 200	Tampa, FL 33607	Beverages	One stop#*	L + 5.50%(b)	6.25%	08/2024	24,038	—
				One stop+	L + 5.50%(b)	6.25%	08/2024	15,260	—
				One stop#+	L + 5.50%(b)	6.25%	08/2024	1,114	—
				One stop+	L + 5.50%	N/A(7)	08/2024	—	—
FirstUp, Inc	6870 Koll Center Pkwy	Pleasanton, CA 94566	Software	One stop+	L + 6.75%(b)	4.26% cash/ 3.50% PIK	07/2027	8,759	—
				One stop+	L + 6.25%	N/A(7)	07/2027	—	—
				Common Stock+	N/A	N/A	N/A	512	0.1%
Flash Topco, Inc.	480 Pleasant St., Suite B200	Watertown, MA 02472	Diversified Financial Services	One stop*	L + 5.75%(a)	6.50%	10/2028	9,869	—
				One stop+	L + 5.75%	N/A(7)	10/2028	—	—
Flavor Producers, LLC	8521 Fallbrook Ave #380	West Hills, CA 91304	Food Products	Senior loan#~	L + 5.75%(b)	5.75% cash/ 1.00% PIK	12/2023	4,904	—
				Senior loan+	L + 4.75%(a)	5.75%	12/2022	14	—
Flores & Associates, LLC	1218 S. Church St.	Charlotte, NC 28203	Diversified Consumer Services	One stop+	L + 5.25%(b)	6.26%	04/2027	3,759	—
				One stop+	L + 5.25%(b)	6.26%	04/2027	1,584	—
				One stop+	L + 5.25%(b)	6.26%	04/2027	838	—
				One stop+	L + 5.25%(b)	6.26%	04/2027	773	—
				One stop+	L + 5.25%	N/A(7)	04/2027	—	—
Fortis Solutions Group LLC	2505 Hawkeye Ct	Virginia Beach, VA 23452	Containers and Packaging	One stop#*+	L + 5.50%(b)	6.51%	10/2028	24,841	—
				One stop+	L + 5.50%	N/A(7)	10/2027	—	—
				One stop+	L + 5.50%	N/A(7)	10/2028	—	—
FPG Intermediate Holdco, LLC	4901 Vineland Rd., Suite 300	Orlando, FL 32811	Diversified Consumer Services	One stop+	L + 6.00%(a)	7.00%	03/2027	9,144	—
				One stop+	L + 6.00%(a)	7.00%	03/2027	228	—
				One stop+	P + 5.00%(a)(e)	8.39%	03/2027	34	—
Freddy’s Frozen Custard LLC	260 N Rock Rd, Suite 200	Wichita, KS, 67206	Hotels, Restaurants and Leisure	One stop~	L + 5.00%(b)	6.00%	03/2027	9,209	—
				One stop+	L + 5.00%	N/A(7)	03/2027	—	—
				LP Interest+	N/A	N/A	N/A	324	0.1%
FSS Buyer LLC	1340 Ridgeview Dr	McHenry, IL 60050	Diversified Consumer Services	One stop+	L + 5.75%(b)	6.50%	08/2028	5,519	—
				One stop+	L + 5.75%	N/A(7)	08/2027	—	—
FYI Optical Acquisitions, Inc. & FYI USA, Inc.	300 – 2424 4th St SW	Calgary, AB T2S 2T4 Canada	Healthcare Providers and Services	One stop~(9)(10)(13)	C+ 4.50%(j)	5.50%	03/2027	12,476	—
				One stop+(9)(10)(13)	C+ 4.50%(j)	5.69%	03/2027	558	—
				One stop+(9)(10)(13)	C+ 4.50%(j)	5.71%	03/2027	197	—
				One stop+(9)(13)	L + 4.50%(b)	5.51%	03/2027	75	—
G & H Wire Company, Inc.	2165 Earlywood Drive	Franklin, IN 46131	Healthcare Equipment and Supplies	One stop#+	L + 7.00%(c)	8.50%	09/2023	11,042	—
				One stop+	L + 7.00%(b)(c)	8.00%	09/2022	72	—
				LLC interest+	N/A	N/A	N/A	154	0.5%
Gainsight, Inc.	655 Montgomery St, 7th Floor	San Francisco, CA 94111	Software	One stop+	L + 6.75%(b)	7.50%	07/2027	9,576	—
				One stop+	L + 6.75%	N/A(7)	07/2027	—	—
Georgica Pine Clothiers, LLC	236 Greenpoint Ave #4	Brooklyn, NY 11222	Textiles, Apparel and Luxury Goods	One stop#+	L + 5.50%(c)	7.00%	11/2023	10,449	—
				One stop#*	L + 5.50%(c)	7.00%	11/2023	6,554	—
				One stop+	L + 5.50%(c)	7.00%	11/2023	1,014	—
				One stop#+	L + 5.50%(c)	7.00%	11/2023	912	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
				One stop#*	L + 5.50%(c)	7.00%	11/2023	$640	—
				One stop+	L + 5.50%(c)	7.00%	11/2023	2	—
				LLC interest+	N/A	N/A	N/A	556	0.2%
				Common Stock+	N/A	N/A	N/A	—	0.0	%(20)
Groundworks LLC	1741 Corporate Landing Pkwy	Virginia Beach, VA 23454	Household Durables	Senior loan+	L + 5.00%(b)	6.01%	01/2026	4,638	—
				Senior loan+	L + 5.00%(b)	6.01%	01/2026	1,814	—
				Senior loan+	L + 5.00%(b)	6.01%	01/2026	1,209	—
				Senior loan+	L + 5.00%(b)	6.01%	01/2026	1,077	—
				Senior loan+	L + 5.00%(b)	6.01%	01/2026	83	—
				Senior loan+	L + 5.00%	N/A(7)	01/2026	—	—
				Senior loan+	L + 5.00%	N/A(7)	01/2026	—	—
				LLC interest+	N/A	N/A	N/A	435	0.0	%(20)
GS Acquisitionco, Inc.	3301 Benson Drive, #201	Releigh, NC 27609	Software	One stop#*+~	L + 5.75%(c)	7.25%	05/2026	82,058	—
				One stop+	L + 5.75%(c)	7.25%	05/2026	224	—
				One stop+	L + 5.75%	N/A(7)	05/2026	—	—
				Preferred stock+	N/A	N/A	N/A	27,782	0.8%
				Preferred stock+	N/A	N/A	N/A	1,626	0.0	%(20)
				LP Interest+	N/A	N/A	N/A	1,049	0.0	%(20)
GTIV, LLC	601 Oakmont Ln, Suite 220	Westmont, IL 60559	Software	One stop+	SF + 5.50%(n)	6.25%	02/2029	73,657	—
				One stop+(6)	SF + 5.50%	N/A(7)	02/2029	(3)	—
Harri US LLC	611 Broadway, Suite 309	New York, NY 10013	Hotels, Restaurants and Leisure	One stop+	L + 10.00%(b)	7.00% cash/ 4.00% PIK	08/2026	796	—
				One stop+	L + 6.00%	N/A(7)	08/2026	14	—
				One stop+	L + 6.00%	N/A(7)	08/2026	—	—
				LLC units+	N/A	N/A	N/A	658	0.2%
				Preferred stock+	N/A	N/A	N/A	507	0.2%
				Warrant+	N/A	N/A	N/A	128	0.0	%(20)
Heartland Veterinary Partners LLC	10 S LaSalle St., Suite 2120	Chicago, IL 60603	Healthcare Providers and Services	Senior loan+	L + 4.75%(b)	5.75%	12/2026	848	—
				Senior loan+	L + 4.75%(a)(b)	5.75%	12/2026	33	—
				Senior loan+	L + 4.75%	N/A(7)	12/2026	—	—
Higginbotham Insurance Agency, Inc.	4536 Wendover St.	Wichita Falls, TX 76309-4731	Diversified Financial Services	One stop+	L + 5.50%(a)	6.25%	11/2026	4,600	—
				One stop+	L + 5.50%(a)	6.25%	11/2026	23	—
Hopdoddy Holdings, LLC	14850 N. Scottsdale Road, Suite 265	Scottsdale, AZ 85254	Food and Staples Retailing	LLC units+	N/A	N/A	N/A	211	0.6%
				LLC units+	N/A	N/A	N/A	60	0.7%
HSI Halo Acquisition, Inc.	4170 Embassy Dr SE	Grand Rapids, MI 49546	Health Care Technology	One stop+~	L + 5.75%(b)	6.75%	08/2026	6,218	—
				One stop+	L + 5.75%(b)	6.76%	08/2026	2,964	—
				One stop+	L + 5.75%(b)	6.76%	08/2026	1,952	—
				One stop+	L + 5.75%(b)	6.76%	08/2026	1,069	—
				One stop+	L + 5.75%(b)	6.76%	08/2026	638	—
				One stop+	L + 5.75%(a)	6.75%	09/2025	13	—
				One stop+	L + 5.75%	N/A(7)	08/2026	—	—
				LP Interest+	N/A	N/A	N/A	371	0.1%
				LP Interest+	N/A	N/A	N/A	49	0.0	%(20)
Hydraulic Authority III Limited	199 The Vale Acton	London W3 7QS United Kingdon	Commercial Services and Supplies	One stop+~(9)(10)(11)	SN + 5.50%(k)	6.22%	11/2025	11,443	—
				One stop+(9)(10)(11)	N/A	11.00% PIK	11/2028	255	—
				One stop+(9)(10)(11)	SN + 5.50%	N/A(7)	11/2025	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
				Preferred stock+(9)(10)(11)	N/A	N/A	N/A	$529	0.8%
				Common Stock+(9)(10)(11)	N/A	N/A	N/A	450	0.6%
ICIMS, Inc.	101 Crawfords Corner Road, Suite 3-100	Holmdel, NJ 07733	Software	One stop+~	L + 6.50%(b)	7.50%	09/2024	14,355	—
				One stop+~	L + 6.50%(b)	7.50%	09/2024	4,501	—
				One stop~	L + 6.50%(b)	7.50%	09/2024	2,706	—
				One stop+	L + 6.50%(b)	7.50%	09/2024	88	—
IG Investments Holdings, LLC	1224 Hammond Dr, Suite 1500	Atlanta, GA 30346	Professional Services	One stop+	L + 6.00%(b)	7.01%	09/2028	7,129	—
				One stop+	P + 5.00%(e)	8.50%	09/2027	9	—
Impartner, Inc.	10619 S Jordan Gtwy, Suite 130	South Jordan, UT 84095	Software	Preferred stock+	N/A	N/A	N/A	245	0.1%
Imperial Optical Midco Inc.	1602 Tullamore Ave	Bloomington, IL 61704	Specialty Retail	One stop+	L + 6.25%(a)	7.25%	08/2023	20,769	—
				One stop#	L + 6.25%(a)(b)	7.25%	08/2023	4,791	—
				One stop#	L + 6.25%(a)(b)	7.25%	08/2023	4,170	—
				One stop+~	L + 6.25%(a)	7.25%	08/2023	3,608	—
				One stop*+	L + 6.25%(a)	7.25%	08/2023	2,813	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	2,777	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	2,250	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	2,068	—
				One stop#+	L + 6.25%(a)	7.25%	08/2023	1,913	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	1,662	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	1,462	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	1,442	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	1,397	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	1,376	—
				One stop#+	L + 6.25%(a)	7.25%	08/2023	1,245	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	1,151	—
				One stop*+	L + 6.25%(a)	7.25%	08/2023	1,133	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	972	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	884	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	663	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	635	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	557	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	504	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	502	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	488	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	478	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	461	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	456	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	452	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	448	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	444	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	418	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	417	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	416	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	412	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	412	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	388	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	382	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	360	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	359	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	355	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	329	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	315	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	307	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	286	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	279	—

				Spread			Fair Value	Percentage
			Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address	Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
			One stop+	L + 6.25%(a)	7.25%	08/2023	$278	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	274	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	271	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	259	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	258	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	240	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	240	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	220	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	219	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	216	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	210	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	196	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	194	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	193	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	189	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	180	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	173	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	168	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	166	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	162	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	159	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	154	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	153	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	144	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	143	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	139	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	133	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	129	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	128	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	125	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	115	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	115	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	114	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	110	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	107	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	106	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	105	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	105	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	100	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	96	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	86	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	86	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	83	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	80	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	79	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	76	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	76	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	75	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	74	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	74	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	72	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	68	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	68	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	65	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	64	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	63	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	62	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	60	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	59	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	56	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	55	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	53	—
			One stop+	L + 6.25%(a)	7.25%	08/2023	42	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
				One stop+	L + 6.25%(a)	7.25%	08/2023	$41	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	36	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	35	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	35	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	28	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	28	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	27	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	27	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	26	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	26	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	24	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	23	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	21	—
				One stop+	L + 6.25%(b)	7.25%	08/2023	19	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	19	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	19	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	19	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	19	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	18	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	17	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	17	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	17	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	15	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	14	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	13	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	13	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	13	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	13	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	13	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	12	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	11	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	11	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	10	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	10	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	9	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	9	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	9	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	9	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	8	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	8	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	8	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	7	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	6	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	6	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	5	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	5	—
				One stop+	L + 6.25%(a)	7.25%	08/2023	3	—
				One stop+	L + 6.25%(a)	N/A(7)	08/2023	—	—
				Preferred stock+	N/A	N/A	N/A	156	0.0	%(20)
				Preferred stock+	N/A	N/A	N/A	57	0.0	%(20)

IMPLUS Footwear, LLC	9221 Globe Center Drive, Suite 120	Morrisvilee, NC 27560	Personal Products	One stop+~	L + 7.75%(b)	8.76%	04/2024	28,378	—
				One stop+~	L + 7.75%(b)	8.76%	04/2024	4,846	—
				One stop*+	L + 7.75%(b)	8.76%	04/2024	699	—

Infinisource, Inc.	13024 Ballantyne Corporation Pl, Suite 400	Charlotte, NC 28277	IT Services	One stop#+~	L + 4.75%(b)	5.76%	10/2026	27,959	—
				One stop+	L + 4.75%(b)	5.76%	10/2026	8,445	—
				One stop+	L + 4.75%(b)	5.76%	10/2026	2,037	—
				One stop+	L + 4.75%(b)	5.76%	10/2026	305	—
				One stop+	L + 4.75%(b)	5.76%	10/2026	106	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
				One stop+	L + 4.75%	N/A(7)	10/2026	$—	—
				One stop+	L + 4.75%	N/A(7)	10/2026	—	—
				One stop+	L + 4.75%	N/A(7)	10/2026	—	—
Inhabit IQ Inc.	11121 Kingston Pike, Suite E	Knoxville, TN 37934	Real Estate Management and Development	One stop+	L + 6.00%(a)	7.00%	07/2025	21,861	—
				One stop#+	L + 6.00%(b)	7.00%	07/2025	19,539	—
				One stop+~	L + 6.00%(b)	7.00%	07/2025	13,460	—
				One stop+	L + 6.00%(b)	7.00%	07/2025	12,430	—
				One stop#*	L + 6.00%(b)	7.00%	07/2025	6,551	—
				One stop+~	L + 6.00%(b)	7.00%	07/2025	3,193	—
				One stop#+	L + 6.00%(b)	7.00%	07/2025	1,403	—
				One stop#+	L + 6.00%(b)	7.00%	07/2025	1,187	—
				One stop#+	L + 6.00%(b)	7.00%	07/2025	1,170	—
				One stop+	L + 6.00%(b)	7.00%	07/2025	936	—
				One stop+	L + 6.00%(b)	7.00%	07/2025	494	—
				One stop+	L + 6.00%	N/A(7)	07/2025	—	—
				Common Stock+	N/A	N/A	N/A	566	0.0	%(20)
Inhance Technologies Holdings LLC	16223 Park Row, Suite 100	Houston, TX 77084	Chemicals	One stop#+	L + 6.00%(b)	7.00%	07/2024	12,509	—
				One stop+	L + 6.00%(b)	7.00%	07/2024	9,963	—
				One stop+	L + 6.00%(b)	7.00%	07/2024	1,900	—
				One stop+	L + 6.00%(b)	7.00%	07/2024	43	—
				Preferred stock+	N/A	N/A	N/A	2,075	1.7%
				LLC units+	N/A	N/A	N/A	210	0.2%
Integrity Marketing Acquisition, LLC	9111 Cypress Waters Blvd. Suite 450	Dallas, TX 75019	Insurance	One stop+	L + 5.75%(b)	6.75%	08/2025	2,455	—
				One stop+	L + 5.75%(b)	6.75%	08/2025	474	—
				One stop+	L + 5.75%	N/A(7)	08/2025	—	—
				Senior loan+	L + 5.50%(b)	6.25%	08/2025	2,525	—
				Senior loan+	L + 5.75%(b)	6.75%	08/2025	1,538	—
				Senior loan+	L + 5.75%(b)	6.75%	08/2025	785	—
				Senior loan+	L + 5.75%(b)(c)	6.75%	08/2025	248	—
				Senior loan+	L + 5.50%	N/A(7)	08/2025	—	—
Internet Truckstop Group LLC	P.O. Box 99	New Plymouth, ID 83655	Road and Rail	One stop#*	L + 5.50%(b)	6.51%	04/2025	22,244	—
				One stop+	L + 5.50%(b)	6.51%	04/2025	9,740	—
				One stop+	L + 5.50%	N/A(7)	04/2025	—	—
				LP Interest+	N/A	N/A	N/A	640	0.1%
Inventus Power, Inc.	1200 Internationale Prkway	Woodridge, IL 60517	Electronic Equipment, Instruments and Components	LLC units+	N/A	N/A	N/A	184	0.2%
				Preferred stock+	N/A	N/A	N/A	150	0.0	%(20)
				LP Interest+	N/A	N/A	N/A	47	0.2%
				Common Stock+	N/A	N/A	N/A	—	0.2%
J.S. Held Holdings, LLC	50 Jericho Quadrangle	Jericho, NY 11753	Insurance	One stop#+	L + 5.50%(b)	6.51%	07/2025	6,399	—
				One stop+	L + 5.50%(b)	6.51%	07/2025	1,473	—
				One stop+	SF + 5.50%(n)	6.50%	07/2025	1,423	—
				One stop+	P + 4.50%(a)(b)(e)	8.00%	07/2025	28	—
				One stop+(6)	SF + 5.50%	N/A(7)	07/2025	(6)	—
Jensen Hughes, Inc.	3610 Commerce Drive Suite 817	Baltimore, MD 21227	Building Products	Senior loan+	L + 4.50%(b)	5.50%	03/2024	4,127	—
				Senior loan+	L + 4.50%(a)(b)	5.50%	03/2024	1,396	—
				Senior loan+	L + 4.50%(b)	5.50%	03/2024	899	—
				Senior loan+	L + 4.50%(b)	5.50%	03/2024	848	—
				Senior loan+	L + 4.50%(b)	5.50%	03/2024	432	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
				Senior loan+	L + 4.50%(b)	5.50%	03/2024	$275	—
				Senior loan+	L + 4.50%(b)	5.50%	03/2024	215	—
				Senior loan+	L + 4.50%(b)	5.50%	03/2024	115	—
				Senior loan+	L + 4.50%	N/A(7)	03/2024	—	—
Jet Equipment & Tools Ltd.	49 Schooner Street	Coquitlam, BC V3K 0B3	Specialty Retail	One stop+~(9)(10)(13)	C + 6.25%(i)	7.25%	11/2024	18,653	—
				One stop#*(9)(13)	SF + 6.25%(m)	7.25%	11/2024	12,176	—
				One stop+(9)(10)(13)	C + 6.25%(i)	7.25%	11/2024	5,465	—
				One stop+(9)(13)	SF + 6.25%(m)	7.25%	11/2024	5,334	—
				One stop#+(9)(13)	SF + 6.25%(m)	7.25%	11/2024	4,240	—
				One stop+(9)(13)	SF + 6.25%(m)	7.25%	11/2024	1,558	—
				One stop+(9)(13)	SF + 6.25%(e)(m)	7.56%	11/2024	189	—
				One stop+(9)(10)(13)	C + 6.25%(i)(p)	7.41%	11/2024	126	—
				LLC interest+(9)(10)(13)	N/A	N/A	N/A	2,292	0.5%
JHCC Holdings LLC	1318 Pike Road	Pike Road, AL 36064	Automobiles	One stop+	L + 5.75%(b)	6.76%	09/2025	14,932	—
				One stop+	P + 4.75%(e)	8.25%	09/2025	483	—
				One stop+	L + 5.75%(b)(e)	7.22%	09/2025	287	—
				One stop+	P + 4.75%(b)(e)	8.22%	09/2025	56	—
				One stop+(6)	L + 5.75%	N/A(7)	09/2025	(100)	—
Joerns Healthcare, LLC	2430 Whitehall Park Drive, Suite 100	Charlotte, NC 28273	Healthcare Equipment and Supplies	One stop*+	L + 6.00%(b)	7.00%	08/2024	1,236	—
				One stop+	N/A	15.00% PIK	11/2022	1,197	—
				One stop*+(8)	L + 6.00%(b)	7.00%	08/2024	383	—
				Common Stock*+	N/A	N/A	N/A	—	4.2%
Juvare, LLC	235 Peachtree St NE, Suite 2300	Atlanta, GA 30303	Software	One stop*	L + 5.75%(b)	6.76%	10/2026	7,526	—
				One stop+	L + 5.75%(b)	6.76%	10/2026	1,737	—
				One stop+	L + 5.75%	N/A(7)	04/2026	—	—
				One stop+	L + 5.75%	N/A(7)	10/2026	—	—
Kareo, Inc.	3353 Michelson, Suite 400	Irvine, CA 92612	Health Care Technology	One stop+	L + 9.00%(a)	10.00%	06/2023	10,364	—
				One stop+	L + 9.00%(a)	10.00%	06/2023	6,647	—
				One stop+	L + 9.00%(a)	10.00%	06/2023	1,519	—
				One stop+	L + 9.00%(a)	10.00%	06/2023	949	—
				One stop+	L + 9.00%(a)	10.00%	06/2023	760	—
				One stop+	L + 9.00%(a)	10.00%	06/2023	151	—
				One stop+	L + 9.00%(a)	10.00%	06/2023	80	—
				One stop+	L + 9.00%	N/A(7)	06/2023	—	—
				Warrant+	N/A	N/A	N/A	411	0.0	%(20)
				Warrant+	N/A	N/A	N/A	31	0.0	%(20)
				Preferred stock+	N/A	N/A	N/A	17	0.0	%(20)
Kaseya Inc	26 W. 17th Street, 9th Floor	New York, NY 10011	Software	One stop+~	L + 6.50%(b)	6.50% cash/ 1.00% PIK	05/2025	38,445	—
				One stop+	L + 6.50%(b)	6.50% cash/ 1.00% PIK	05/2025	14,049	—
				One stop+	L + 6.50%(b)	6.50% cash/ 1.00% PIK	05/2025	3,966	—
				One stop+	L + 6.50%(b)	6.50% cash/ 1.00% PIK	05/2025	3,430	—
				One stop+	L + 6.50%(b)	6.50% cash/ 1.00% PIK	05/2025	1,637	—
				One stop+	L + 6.50%	N/A(7)	05/2025	—	—
Kentik Technologies, Inc.	625 2nd St, Suite 100	San Francisco, CA 94107	IT Services	Preferred stock+	N/A	N/A	N/A	1,204	0.3%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Keystone Agency Partners LLC	2600 Commerce Dr	Harrisburg, PA 17100	Insurance	Senior loan+	L + 5.50%(b)	6.51%	05/2027	$2,309	—
				Senior loan+	L + 5.50%	N/A(7)	05/2027	—	—
Klick Inc.	175 Bloor St. E, Suite 300	Toronto ON Canada, M4W 3R8	Healthcare Providers and Services	Senior loan+(9)(13)	L + 4.50%(b)(e)	5.51%	03/2028	10,048	—
				Senior loan+(9)(13)	L + 4.50%	N/A(7)	03/2026	—	—
Kodiak Cakes, LLC	3247 Santa Fe Rd	Park City, UT, 84098	Food Products	Senior loan#*+	L + 4.50%(a)	5.50%	06/2027	12,369	—
				Senior loan+	L + 4.50%(a)	5.50%	06/2026	50	—
				Common Stock+	N/A	N/A	N/A	327	0.1%
				LLC units+	N/A	N/A	N/A	183	0.0	%(20)
Krueger-Gilbert Health Physics, LLC	809 Gleneagles Ct., #100	Towson, MD 21286	Healthcare Providers and Services	Senior loan+~	L + 5.25%(b)	6.26%	05/2025	2,323	—
				Senior loan+	L + 5.25%(b)	6.26%	05/2025	1,868	—
				Senior loan+	L + 5.25%(b)	6.26%	05/2025	1,097	—
				Senior loan+	L + 5.25%(b)	6.26%	05/2025	60	—
				Senior loan+	L + 5.25%	N/A(7)	05/2025	—	—
				Common Stock+	N/A	N/A	N/A	239	0.3%
Learn-it Systems, LLC	3600 Clipper Mill Road, Suite 330	Baltimore, MD 21211	Diversified Consumer Services	Senior loan+	L + 4.75%(b)	5.75%	03/2025	2,459	—
				Senior loan+	L + 4.75%(b)	5.76%	03/2025	1,323	—
				Senior loan+	L + 4.75%(b)	5.75%	03/2025	581	—
				Senior loan+	L + 4.75%(b)	5.76%	03/2025	32	—
Lightning Finco Limited	2 University Plaza Dr	Hackensack, NJ 07601	Communications Equipment	One stop+(9)(11)	L + 5.75%(c)	6.50%	09/2028	10,349	—
				One stop+(9)(10)(11)	E + 5.75%(g)	6.50%	09/2028	1,175	—
Liminex, Inc.	200 Pacific Coast Hwy, Suite 200	El Segundo, CA 90245	Diversified Consumer Services	One stop+~	L + 7.25%(b)	8.26%	11/2026	25,462	—
				One stop+	L + 7.25%(b)	8.26%	11/2026	800	—
				One stop+	L + 7.25%	N/A(7)	11/2026	—	—
				Common Stock+	N/A	N/A	N/A	876	0.1%
Litera Bidco LLC	300 South Riverside	Chicago, IL. 60606	Diversified Consumer Services	One stop+	L + 6.00%(a)	7.00%	05/2026	5,747	—
				One stop+	L + 5.75%(a)	6.75%	05/2026	3,660	—
				One stop+	L + 5.75%(a)	6.75%	05/2026	686	—
				One stop+	L + 5.75%(a)	6.75%	05/2026	686	—
				One stop+	L + 6.00%(a)	7.00%	05/2026	144	—
				One stop+	L + 5.75%	N/A(7)	05/2025	—	—
LMP TR Holdings, LLC	1516 Demonbreun Street	Nashville, TN 37203	Hotels, Restaurants and Leisure	LLC units	N/A	N/A	N/A	2,490	2.6%
Lombart Brothers, Inc.	5358 Robin Hood Rd.	Norfolk, VA 23513	Healthcare Equipment and Supplies	One stop#*+~	L + 6.25%(b)	7.25%	04/2023	28,793	—
				One stop+	L + 6.25%(b)	7.26%	04/2023	5,201	—
				One stop#+(9)	L + 6.25%(b)	7.25%	04/2023	3,084	—
				One stop+	L + 6.25%(a)	7.25%	04/2023	116	—
				One stop+(9)	L + 6.25%(a)	7.25%	04/2023	50	—
				Common Stock+	N/A	N/A	N/A	746	0.4%
Long Term Care Group, Inc.	11000 Prairie Lakes Dr, Suite 600	Eden Prairie, MN 55344	Insurance	One stop+	L + 6.00%(a)	6.75%	09/2027	2,939	—
Louisiana Fish Fry Products, Ltd.	5267 Plank Rd	Baton Rouge, LA 70805	Food Products	One stop*+	L + 5.75%(b)	6.76%	07/2027	9,826	—
				One stop+	L + 5.75%(a)(b)	6.76%	07/2027	51	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
				Common Stock+	N/A	N/A	N/A	$465	0.4%
Madison Safety & Flow LLC	500 W Madison, Suite 3890	Chicago, IL 60661	Industrial Conglomerates	Senior loan+	L + 4.00%(a)	4.29%	03/2025	457	—
				Senior loan+	L + 4.00%(a)	4.39%	03/2025	3	—
Majesco	412 Mt Kemble Ave, Suite 110C	Morristown, NJ 07960	Insurance	One stop#*	L + 7.25%(b)	8.26%	09/2027	18,847	—
				One stop+	L + 7.25%	N/A(7)	09/2026	—	—
				LP Interest+	N/A	N/A	N/A	348	0.0	%(20)
				LP Interest+	N/A	N/A	N/A	147	0.0	%(20)
MakerSights, Inc.	435 Pacific Ave, Suite 350	San Francisco, CA, 94133	Textiles, Apparel and Luxury Goods	Preferred stock+	N/A	N/A	N/A	218	0.2%
MAPF Holdings, Inc.	2024 N Frontage Rd	Mount Pleasant, TX 75455	Food Products	One stop#*+~	L + 5.50%(b)	6.51%	12/2026	38,171	—
				One stop+	L + 5.50%(b)(e)	6.51%	12/2026	70	—
Marcone Yellowstone Buyer Inc.	1 City Pl, Suite 400	St Louis, MO, 63141	Trading Companies and Distributors	One stop+	L + 5.50%(b)	6.50%	06/2028	19,167	—
				One stop+	L + 5.50%(b)	6.51%	06/2028	15,285	—
				One stop+	L + 5.50%(b)	6.29%	06/2028	456	—
				One stop+	L + 5.50%(b)	6.51%	06/2028	29	—
Massage Envy, LLC	14350 N 87th St, Suite 200	Scottsdale, AZ 85260	Leisure Products	LLC interest+	N/A	N/A	N/A	1,822	0.4%
Mathnasium, LLC	5120 W Goldleaf Cir., Suite 300	Los Angeles, CA 90056	Diversified Consumer Services	One stop#	L + 5.00%(b)	5.75%	11/2027	9,307	—
				One stop+	L + 5.00%(b)	5.75%	11/2027	13	—
Mendocino Farms, LLC	13103 Ventura Blvd., Suite 100	Studio City, CA 91604	Food and Staples Retailing	One stop+	L + 8.50%(a)	2.00% cash/ 7.50% PIK	06/2023	907	—
				One stop+	L + 8.50%(a)	2.00% cash/ 7.50% PIK	06/2023	713	—
				One stop+	L + 8.50%(a)	2.00% cash/ 7.50% PIK	06/2023	699	—
				One stop+	L + 8.50%(a)	2.00% cash/ 7.50% PIK	06/2023	344	—
				One stop+	L + 8.50%(a)	2.00% cash/ 7.50% PIK	06/2023	343	—
				One stop+	L + 8.50%(a)	2.00% cash/ 7.50% PIK	06/2023	169	—
				One stop+	L + 8.50%(a)	2.00% cash/ 7.50% PIK	06/2023	103	—
				Common Stock+	N/A	N/A	N/A	1,789	0.4%
Messenger, LLC	318 East 7th Street	Auburn, IN 46706	Paper and Forest Products	One stop+	L + 5.75%(b)	6.76%	12/2027	8,815	—
				One stop+	L + 5.75%(b)	6.75%	12/2027	100	—
				One stop+	P + 4.75%(a)(e)	7.89%	12/2027	31	—
				One stop+	L + 5.75%	N/A(7)	12/2027	—	—
				LLC units+	N/A	N/A	N/A	304	0.4%
				LLC units+	N/A	N/A	N/A	—	0.0	%(20)
MetricStream, Inc.	2600 E. Bayshore Road	Palo Alto, CA 94303	Software	Warrant+	N/A	N/A	N/A	214	0.0	%(20)
Midwest Veterinary Partners, LLC	44725 Grand River Ave	Novi, MI 48375	Healthcare Providers and Services	LLC units+	N/A	N/A	N/A	1,090	0.0	%(20)
				Warrant+	N/A	N/A	N/A	500	0.0	%(20)
				Warrant+	N/A	N/A	N/A	37	0.0	%(20)
Mills Fleet Farm Group LLC	512 Laurel Street, PO Box 5055	Brainerd, MN 56401	Multiline Retail	One stop#*+~	L + 6.25%(a)	7.25%	10/2024	46,470	—
Mindbody, Inc.	4051 Broad Street, Suite 220	San Luis Obispo, CA 93401	Software	One stop+~	L + 8.50%(c)	8.38% cash/ 1.50% PIK	02/2025	49,709	—
				One stop+	L + 8.50%(c)	8.38% cash/ 1.50% PIK	02/2025	5,567	—
				One stop+	L + 7.00%	N/A(7)	02/2025	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Ministry Brands Holdings LLC	9620 Executive Center Dr N, Suite 200	St Petersburg, FL 33702	Software	One stop+	L + 5.50%(b)	6.51%	12/2028	$22,091	—
				One stop+	L + 5.50%	N/A(7)	12/2027	—	—
				One stop+	L + 5.50%	N/A(7)	12/2028	—	—
				LP Interest+	N/A	N/A	N/A	438	0.1%
MMan Acquisition Co.	22 Crosby Drive, Suite 100	Bedford, MA 01730	IT Services	One stop*+(8)(19)	N/A	10.00% PIK	08/2023	12,958	—
				One stop+(19)	N/A	8.00% PIK	08/2023	1,492	—
				One stop+(19)	N/A	12.00% PIK	08/2023	849	—
				One stop+(19)	N/A	N/A(7)	08/2023	—	—
				Common Stock+(19)	N/A	N/A	N/A	—	15.3	%(21)
MOP GM Holding, LLC	5575 DTC Pkwy Suite 100	Greenwood Village, CO 80111	Automobiles	One stop#*~	L + 5.75%(c)	6.76%	11/2026	24,099	—
				One stop+	L + 5.75%(b)	6.75%	11/2026	2,642	—
				One stop+	L + 5.75%(b)	6.75%	11/2026	2,591	—
				One stop+	L + 5.75%(c)	6.75%	11/2026	1,920	—
				One stop+	L + 5.75%(b)	6.75%	11/2026	1,579	—
				One stop+	L + 5.75%(a)	6.75%	11/2026	530	—
				One stop+	L + 5.75%(c)	6.75%	11/2026	148	—
				One stop+	L + 5.75%(b)(c)	6.75%	11/2026	26	—
				One stop+	L + 5.75%	N/A(7)	11/2026	—	—
				LP units+	N/A	N/A	N/A	595	0.1%
mParticle, Inc.	257 Park Ave S, 9th Floor	New York, NY 10010	Software	Preferred stock+	N/A	N/A	N/A	1,143	0.2%
				Warrant+	N/A	N/A	N/A	408	0.1%
MRI Software LLC	28925 Fountain Parkway	Solon, OH 44139	Real Estate Management and Development	One stop*+	L + 5.50%(b)	6.51%	02/2026	14,433	—
				One stop+	L + 5.50%(b)	6.51%	02/2026	4,230	—
				One stop+	L + 5.50%	N/A(7)	02/2026	—	—
				One stop+	L + 5.50%	N/A(7)	02/2026	—	—
				One stop+	L + 5.50%	N/A(7)	02/2026	—	—
MWD Management, LLC & MWD Services, Inc.	320 Seven Springs Way, Suite 250	Brentwood, TN 37027	Healthcare Providers and Services	One stop#+	L + 5.50%(b)	6.51%	06/2023	9,237	—
				One stop#	L + 5.50%(b)	6.51%	06/2023	4,448	—
				One stop+	L + 5.50%(a)	6.50%	06/2022	40	—
				LLC interest+	N/A	N/A	N/A	563	0.3%
Namely, Inc.	195 Broadway, 15th Floor	New York, NY 10007	Software	One stop+~	L + 8.50%(b)	8.25% cash/ 2.25% PIK	06/2024	3,673	—
				One stop+	L + 8.50%(b)	8.25% cash/ 2.25% PIK	06/2024	2,086	—
				One stop+	L + 8.50%(b)	8.25% cash/ 2.25% PIK	06/2024	72	—
				Warrant+	N/A	N/A	N/A	312	0.1%
				Warrant+	N/A	N/A	N/A	7	0.0	%(20)
National Express Wash Parent JV, LLC	231 NW 42nd Ave	Miami, FL, 33126	Automobiles	One stop+	SF + 5.50%(n)	6.25%	02/2028	13,825	—
				One stop+(6)	SF + 5.50%	N/A(7)	02/2028	(1)	—
				One stop+(6)	SF + 5.50%	N/A(7)	02/2028	(5)	—
NBG Acquisition Corp. and NBG-P Acquisition Corp.	168 E Freedom Ave.	Anaheim, CA 92801	Professional Services	One stop+	L + 5.25%(b)	6.00%	11/2028	7,520	—
				One stop+	L + 5.25%(b)	6.00%	11/2028	33	—
				One stop+	L + 5.25%	N/A(7)	11/2028	—	—
NDX Parent, LLC	11601 Kew Gardens Ave	Palm Beach Gardens, FL, 33410	Healthcare Providers and Services	Common Stock+	N/A	N/A	N/A	283	0.2%
Neo Bidco GMBH	Elbinger Straße 7	Frankfurt, Germany, 60487	Software	One stop+(9)(10)(14)	E + 6.00%(f)	6.00%	07/2028	7,236	—
				One stop+(9)(10)(14)	E + 6.00%	N/A(7)	01/2028	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Net Health Acquisition Corp.	40 24th Street, 5th Floor	Pittsburgh, PA 15222	Professional Services	One stop+	L + 5.75%(a)	6.75%	12/2025	$13,303	—
				One stop#*	L + 5.75%(a)	6.75%	12/2025	8,422	—
				One stop+~	L + 5.75%(a)	6.75%	12/2025	6,741	—
				One stop#	L + 5.75%(a)	6.75%	12/2025	4,259	—
				One stop#*	L + 5.75%(a)	6.75%	12/2025	1,177	—
				One stop+	L + 5.75%	N/A(7)	12/2025	—	—
				LP Interest+	N/A	N/A	N/A	2,135	0.3%
New Look (Delaware) Corporation and NL1 AcquireCo, Inc.	1 Place Ville-Marie, Suite 3670	Montreal, QC, H3B 3P2, Canada	Healthcare Providers and Services	One stop+(9)(10)(13)	C + 5.25%(j)	6.43%	05/2028	19,712	—
				One stop+(9)(13)	L + 5.25%(b)	6.26%	05/2028	4,348	—
				One stop+(9)(13)	L + 5.25%(b)	6.26%	05/2028	2,830	—
				One stop+(9)(10)(13)	C + 5.25%(j)	6.43%	05/2028	1,202	—
				One stop+(9)(10)(13)	C + 5.25%(j)	6.42%	05/2026	94	—
				One stop+(9)(13)	L + 5.25%(b)	6.26%	05/2026	60	—
				One stop+(9)(13)	L + 5.25%(b)	6.26%	05/2028	15	—
				Common Stock+(9)(10)(13)	N/A	N/A	N/A	383	0.1%
Newscycle Solutions, Inc.	7900 International Dr, Suite 800	Bloomington, MN, 55425	Software	Senior loan+	L + 7.00%(b)	8.01%	12/2022	108	—
Nextech Holdings, LLC	5550 Executive Drive, #350	Tampa, FL 33609	Health Care Technology	One stop+	L + 5.50%(b)	5.80%	06/2025	3,951	—
				One stop+	L + 5.50%(b)	5.80%	06/2025	1,927	—
				One stop+	L + 5.50%	N/A(7)	06/2025	—	—
North Haven Falcon Buyer, LLC	3510-1 Port Jacksonville Pkwy	Jacksonville, FL 32226	Auto Components	One stop+	L + 6.00%(b)	7.00%	05/2027	6,130	—
				One stop+	L + 6.00%(b)	7.00%	05/2027	1,026	—
North Haven Stack Buyer, LLC	255 Grant Street SE, Suite 600	Decatur, AL 35601	Commercial Services and Supplies	One stop*+	L + 5.50%(b)	6.50%	07/2027	8,811	—
				One stop+	L + 5.50%(b)	6.50%	07/2027	694	—
				One stop+	L + 5.50%(a)	6.50%	07/2027	13	—
				LLC units	N/A	N/A	N/A	339	0.2%
Norvax, LLC	214 W Huron St	Chicago, IL, 60654	Insurance	Senior loan+	L + 6.50%(b)	7.50%	09/2025	32,291	—
				Senior loan+	L + 6.50%(b)	7.50%	09/2025	9,776	—
NTI Connect, LLC	1301 West 22nd St, Ste 700	Oak Brook, IL 60523	Diversified Telecommunication Services	Senior loan+	L + 5.00%(b)	6.01%	12/2024	1,636	—
NTS Technical Systems	24007 Ventura Blvd, Suite 200	Calabasas, CA 91302	Aerospace and Defense	Second lien~	L + 9.75%(b)	10.75%	12/2023	4,589	—
				Senior loan#*+~	L + 5.50%(b)	6.50%	06/2023	39,971	—
				Senior loan+	L + 5.50%(b)	6.50%	06/2023	3,091	—
				Senior loan+	L + 5.50%	N/A(7)	06/2023	—	—
				Common Stock+	N/A	N/A	N/A	877	0.3%
				Preferred stock+	N/A	N/A	N/A	542	0.2%
				Preferred stock+	N/A	N/A	N/A	317	0.1%
Oliver Street Dermatology Holdings, LLC	5310 Harvest Hill Rd. Suite 290	Dallas, TX 75230	Healthcare Providers and Services	One stop+(8)	L + 6.25%(b)	7.26%	05/2022	17,184	—
				One stop+(8)	L + 6.25%(b)	7.26%	05/2022	1,994	—
				One stop+(8)	L + 6.25%(b)	7.26%	05/2022	1,890	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
				One stop+(8)	L + 6.25%(b)	7.26%	05/2022	$1,430	—
				One stop+(8)	L + 6.25%(b)	7.26%	05/2022	1,264	—
				One stop+(8)	L + 6.25%(b)	7.26%	05/2022	1,100	—
				One stop+(8)	L + 6.25%(b)	7.26%	05/2022	857	—
				One stop+(8)	L + 6.25%(b)	7.26%	05/2022	743	—
				One stop+(8)	L + 6.25%(b)	7.26%	05/2022	458	—
				One stop+(8)	L + 6.25%(b)(e)	7.26%	05/2022	262	—
				One stop+(8)	L + 6.25%(b)	7.26%	05/2022	87	—
				One stop+(8)	L + 6.25%(b)	7.26%	05/2022	79	—
				One stop+(8)	L + 6.25%(b)	7.26%	05/2022	62	—
				One stop+(8)	L + 6.25%(b)	7.26%	05/2022	57	—
				LLC interest+	N/A	N/A	N/A	—	0.2%
Onapsis, Inc., Virtual Forge GMBH and Onapsis GMBH	60 State St, 10th Floor	Boston, MA 02109	Software	Warrant+	N/A	N/A	N/A	24	0.0	%(20)
Orchid Underwriters Agency, LLC	1201 19th place, Suite A-110	Vero Beach, FL 32960	Insurance	LP Interest+	N/A	N/A	N/A	173	0.0	%(20)
OVG Business Services, LLC	1100 Glendon Ave., Suite 2100	Los Angeles, CA 90024	Commercial Services and Supplies	One stop+	L + 6.25%(b)	7.25%	11/2028	1,754	—
				One stop+(6)	L + 5.50%	N/A(7)	11/2026	(2)	—
P&P Food Safety Holdings, Inc.	504 N 4th Street, Suite 204	Fairfield, IA 52556	Food Products	One stop*+~	L + 6.00%(b)(c)	7.00%	12/2026	17,635	—
				One stop+(6)	L + 6.00%	N/A(7)	12/2026	(1)	—
				One stop+(6)	L + 6.00%	N/A(7)	12/2026	(6)	—
				Common Stock+	N/A	N/A	N/A	301	0.1%
PADI Holdco, Inc.	30151 Tomas St.	Rancho Santa Margarita, CA 92688	Diversified Consumer Services	One stop#*	L + 7.25%(b)	6.75% cash/ 1.50% PIK	04/2024	20,567	—
				One stop+~(9)(10)	E + 7.25%(g)	5.75% cash/ 1.50% PIK	04/2024	18,769	—
				One stop~	L + 7.25%(b)	6.75% cash/ 1.50% PIK	04/2024	777	—
				One stop+	L + 7.25%(b)	6.75% cash/ 1.50% PIK	04/2024	160	—
				One stop+(6)	L + 5.75%	N/A(7)	04/2023	(5)	—
				LLC interest+	N/A	N/A	N/A	221	0.2%
Paradigm DKD Group, LLC	1277 Treat Blvd, Suite 800	Walnut Creek, CA 94597	Consumer Finance	Senior loan+(8)(18)	L + 6.25%(b)	7.50%	05/2022	2,114	—
				Senior loan+(8)(18)	L + 6.25%(b)	7.50%	05/2022	6	—
				LLC interest(18)	N/A	N/A	N/A	—	7.1%
				Preferred stock(18)	N/A	N/A	N/A	—	7.1%
				Preferred stock(18)	N/A	N/A	N/A	—	7.1%
Pareto Health Intermediate Holdings, Inc.	2929 Walnut St, Suite 1500	Philadelphia, PA 19104	Insurance	One stop+	L + 5.75%(b)(e)	6.76%	08/2025	7,280	—
PAS Parent Inc.	1800 Elm St SE	Minneapolis, MN 55414	Life Sciences Tools & Services	One stop#*+	L + 5.50%(b)	6.51%	12/2028	33,709	—
				One stop+	L + 5.50%(b)	N/A(7)	12/2028	—	—
				One stop+	L + 5.50%	N/A(7)	12/2027	—	—
				LP Interest+	N/A	N/A	N/A	905	0.1%
Patriot Growth Insurance Services, LLC	501 Office Center Dr., Suite 215	Fort Washington, PA 19034	Insurance	One stop+	L + 5.50%(b)	6.25%	10/2028	8,306	—
				One stop+	L + 5.50%	N/A(7)	10/2028	—	—
				One stop+	L + 5.50%	N/A(7)	10/2028	—	—
PCS Intermediate II Holdings, LLC	7001 N Scottsdale Rd, Suite 1050	Scottsdale, AZ 85253	IT Services	One stop~	L + 5.25%(b)	6.26%	01/2026	14,274	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
				One stop+	L + 5.25%(b)	6.26%	01/2026	$2,060	—
				One stop+	L + 5.25%	N/A(7)	01/2026	—	—
				LLC interest+	N/A	N/A	N/A	460	0.1%
PDI TA Holdings, Inc.	4001 Central Pointe Parkway, Bldg 200	Temple, TX 76504	Software	One stop+	L + 4.50%(b)	5.50%	10/2024	8,452	—
				One stop+	L + 4.50%(b)	5.50%	10/2024	1,124	—
				One stop+	L + 4.50%(b)	5.50%	10/2024	694	—
				One stop+(9)(10)	SN + 4.50%(k)	5.50%	10/2024	91	—
				One stop+	L + 4.50%(b)	5.50%	10/2024	41	—
				Second lien+	L + 8.50%(b)	9.50%	10/2025	3,424	—
				Second lien+	L + 8.50%(b)	9.50%	10/2025	640	—
				Second lien+	L + 8.50%(b)(c)	9.50%	10/2025	377	—
People Corporation	1403 Kenaston Blvd	Winnipeg, MB R3P 2T5, Canada	Insurance	One stop~(9)(10)(13)	C + 6.25%(j)	7.25%	02/2028	15,157	—
				One stop+(9)(10)(13)	C + 6.25%(j)	7.25%	02/2028	4,946	—
				One stop+(9)(10)(13)	C + 5.50%(j)	6.37%	02/2028	704	—
				One stop+(9)(10)(13)	C + 6.25%(j)	7.25%	02/2027	83	—
Personify, Inc.	6500 River Place Blvd., Bldg III, Ste 250	Austin, TX 78730	Software	One stop#*+	L + 5.25%(b)	6.26%	09/2024	13,801	—
				One stop#	L + 5.25%(b)	6.26%	09/2024	8,218	—
				One stop+	L + 5.25%	N/A(7)	09/2024	—	—
				LP Interest+	N/A	N/A	N/A	1,453	0.5%
Pet Holdings ULC	130 Royal Crest Court	Markham, Ontario, L3R 0A1	Specialty Retail	LP Interest+(9)(13)	N/A	N/A	N/A	1,670	0.1%
PetroChoice Holdings, Inc.	1300 Virginia Drive, Suite 405	Fort Washington, PA 19034	Distributors	Senior loan#+	L + 5.00%(b)	6.00%	08/2022	3,054	—
PHM NL SP Bidco B.V.	Grimbald Crag Close	Knaresborough, HG5 8PJ, UK	Chemicals	One stop+(9)(10)(15)	E + 6.25%(g)	6.25%	09/2028	35,059	—
				One stop+(9)(15)	L + 6.25%(c)	6.75%	09/2028	13,766	—
				One stop+(9)(10)(15)	SN + 6.25%(k)	6.94%	09/2028	7,897	—
				One stop+(9)(10)(15)	E + 6.25%(g)	6.25%	09/2028	3,706	—
Pinnacle Treatment Centers, Inc.	1317 Route 73, Suite 200	Mt. Laurel, NJ 08054	Healthcare Providers and Services	One stop#+	L + 5.75%(b)	6.75%	01/2023	18,831	—
Pinnacle Treatment Centers, Inc.	1317 Route 73, Suite 200	Mt. Laurel, NJ 08054	Healthcare Providers and Services	One stop*	L + 5.75%(b)	6.75%	01/2023	7,592	—
				One stop#+	L + 5.75%(b)	6.75%	01/2023	1,546	—
				One stop+	L + 5.75%(b)	6.75%	01/2023	698	—
				One stop+	L + 5.75%(b)	6.75%	01/2023	184	—
				One stop+	L + 5.75%(b)	6.75%	01/2023	106	—
				One stop+	L + 5.75%(b)	6.75%	01/2023	37	—
				One stop+	L + 5.75%	N/A(7)	01/2023	—	—
				LLC interest+	N/A	N/A	N/A	710	0.1%
				LLC interest+	N/A	N/A	N/A	660	0.1%
PlanSource Holdings, Inc.	101 South Garland Avenue, Suite 203	Orlando, FL 32801	Professional Services	One stop+~	L + 6.25%(b)(c)	7.25%	04/2025	11,416	—
				One stop+	L + 6.25%(c)	7.25%	04/2025	1,932	—
				One stop+	L + 6.25%(b)	7.25%	04/2025	139	—
				One stop+	L + 6.25%	N/A(7)	04/2025	—	—
Pluralsight, LLC	42 Future Way	Draper, UT 80420	Software	One stop+	L + 8.00%(b)	9.00%	03/2027	23,748	—
				One stop+	L + 8.00%	N/A(7)	03/2027	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Polk Acquisition Corp.	2727 Interstate Drive	Lakeland, FL 33805	Auto Components	Senior loan#*+	L + 6.00%(a)	7.00%	12/2023	$17,933	—
				Senior loan+	L + 6.00%(a)	7.00%	12/2023	179	—
				Senior loan+	L + 6.00%(a)	7.00%	12/2023	106	—
				LP Interest+	N/A	N/A	N/A	189	0.2%
POY Holdings, LLC	61 Robert Treat Paine Drive	Taunton, MA 02780	Automobiles	One stop#	L + 5.50%(b)	6.50%	11/2027	9,591	—
				One stop+	L + 5.50%(b)	6.50%	11/2027	54	—
				One stop+	L + 5.50%	N/A(7)	11/2027	—	—
				LLC units+	N/A	N/A	N/A	158	0.1%
PPT Management Holdings, LLC	333 Earle Ovington Blvd., Suite 225	Uniondale, NY 11553	Healthcare Providers and Services	One stop+	L + 8.50%(b)	7.00% cash/ 2.50% PIK	12/2022	21,679	—
				One stop+	L + 8.50%(b)	7.00% cash/ 2.50% PIK	12/2022	264	—
				One stop+	L + 10.50%(b)	7.00% cash/ 4.50% PIK	12/2022	216	—
				One stop+	L + 8.50%(b)	7.00% cash/ 2.50% PIK	12/2022	156	—
				One stop+	L + 8.50%(b)	7.00% cash/ 2.50% PIK	12/2022	76	—
PPV Intermediate Holdings II, LLC	6541 Sexton Drive NW, Building G	Oiympia, WA 98502	Specialty Retail	One stop#+	L + 6.50%(a)	7.50%	05/2023	4,798	—
				One stop+	L + 6.50%(a)	7.50%	05/2023	2,445	—
				One stop*	L + 6.50%(a)	7.50%	05/2023	1,138	—
				One stop#	L + 6.50%(a)	7.50%	05/2023	1,049	—
				One stop#	L + 6.50%(a)	7.50%	05/2023	1,011	—
				One stop#	L + 6.50%(a)	7.50%	05/2023	985	—
				One stop*	L + 6.50%(a)	7.50%	05/2023	910	—
				One stop+	L + 6.50%(a)	7.50%	05/2023	762	—
				One stop*	L + 6.50%(a)	7.50%	05/2023	758	—
				One stop*	L + 6.50%(a)	7.50%	05/2023	721	—
				One stop#	L + 6.50%(a)	7.50%	05/2023	588	—
				One stop*	L + 6.50%(a)	7.50%	05/2023	518	—
				One stop*	L + 6.50%(a)	7.50%	05/2023	424	—
				One stop+	L + 6.50%(a)	7.50%	05/2023	251	—
				One stop+	L + 6.50%(a)	7.50%	05/2023	221	—
				One stop+	L + 6.50%(a)	7.50%	05/2023	220	—
				One stop+	L + 6.50%(a)	7.50%	05/2023	163	—
				One stop+	L + 6.50%(a)	7.50%	05/2023	163	—
				One stop+	L + 6.50%(a)	7.50%	05/2023	148	—
				One stop+	L + 6.50%(a)	7.50%	05/2023	143	—
				One stop+	L + 6.50%(a)	7.50%	05/2023	140	—
				One stop+	L + 6.50%(a)	7.50%	05/2023	138	—
				One stop+	L + 6.50%(a)	7.50%	05/2023	136	—
				One stop#	L + 6.50%(a)	7.50%	05/2023	126	—
				One stop+	L + 6.50%(a)	7.50%	05/2023	115	—
				One stop+	L + 6.50%(a)	7.50%	05/2023	101	—
				One stop+	L + 6.50%(a)	7.50%	05/2023	97	—
				One stop+	P + 5.50%(e)	9.00%	05/2023	79	—
				One stop+	L + 6.50%(a)	7.50%	05/2023	79	—
				One stop+	L + 6.50%(a)	7.50%	05/2023	68	—
				One stop+	L + 6.50%(a)	7.50%	05/2023	40	—
				One stop+	L + 6.50%(a)	7.50%	05/2023	29	—
				One stop+	N/A	7.90% PIK	05/2023	26	—
				One stop+(6)	L + 6.50%	N/A(7)	05/2023	(10)	—
				LLC interest+	N/A	N/A	N/A	904	0.2%
ProcessMAP Corporation	13450 W Sunrise Blvd, Suite 160	Sunrise, FL 33323	Professional Services	One stop+	L + 6.25%(b)	3.51% cash/ 3.75% PIK	12/2027	3,873	—
				One stop+(6)	L + 6.00%	N/A(7)	12/2027	(1)	—
ProcessUnity Holdings, LLC	33 Bradford St	Concord, MA 01742	Software	One stop+	L + 6.00%(b)	7.01%	09/2028	4,221	—
				One stop+	L + 6.00%	N/A(7)	09/2028	—	—
				One stop+	L + 6.00%	N/A(7)	09/2028	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Procure Acquireco, Inc.	3101 Towercreek Pkwy, Suite 500	Atlanta, GA 30339	Professional Services	One stop#+	L + 5.50%(b)	6.25%	12/2028	$17,723	—
				One stop+	L + 5.50%	N/A(7)	12/2028	—	—
				One stop+	L + 5.50%	N/A(7)	12/2028	—	—
				LP Interest+	N/A	N/A	N/A	486	0.1%
Profile Products LLC	750 W Lake Cook Rd., Suite 440	Buffalo Grove, Il 60089	Commercial Services and Supplies	One stop+	L + 5.50%(b)	6.25%	11/2027	4,995	—
				One stop+(9)	L + 5.50%(b)	6.25%	11/2027	1,295	—
				One stop+	P + 4.50%(e)	8.00%	11/2027	6	—
				One stop+	L + 5.50%	N/A(7)	11/2027	—	—
				One stop+	L + 5.50%	N/A(7)	11/2027	—	—
Project Alpha Intermediate Holding, Inc.	150 N Radnor Chester Road, Suite E-220	Radnor PA 19087	Software	Common Stock+	N/A	N/A	N/A	1,325	0.0	%(20)
				Common Stock+	N/A	N/A	N/A	1,058	0.0	%(20)
Project Power Buyer, LLC	233 General Patton Ave.	Mandeville, LA 70471	Oil, Gas and Consumable Fuels	One stop#*+	L + 6.00%(b)	7.01%	05/2026	15,544	—
				One stop+	L + 6.00%	N/A(7)	05/2025	—	—
Provenance Buyer LLC	5501 Communications Pkwy	Sarasota, FL, 34240	Diversified Consumer Services	One stop#+	L + 5.00%(b)	6.01%	06/2027	18,371	—
				One stop+	L + 5.00%	N/A(7)	06/2027	—	—
				Senior loan+	L + 5.00%	N/A(7)	06/2027	—	—
PT Intermediate Holdings III, LLC	1150A N Swift Rd	Addison, IL 60101	Commercial Services and Supplies	One stop+~	L + 5.50%(b)	6.51%	11/2028	29,672	—
				One stop+	L + 5.50%(b)	6.51%	11/2028	20,978	—
				One stop+	L + 5.50%(b)	6.51%	11/2028	9,950	—
				LLC units+	N/A	N/A	N/A	804	0.2%
Purfoods, LLC	3210 SE Corporate Woods Dr.	Ankeny, IA 50021	Food Products	One stop+	N/A	7.00% PIK	05/2026	60	—
				LLC interest+	N/A	N/A	N/A	5,097	0.4%
Pyramid Healthcare Acquisition Corp.	1894 Plank Rd	Duncansville, PA 16635	Software	One stop#+	L + 4.75%(b)	5.75%	05/2027	18,465	—
				One stop+	L + 4.75%(b)	5.75%	05/2027	877	—
				One stop+	L + 4.75%(b)	5.75%	05/2027	542	—
				One stop+	L + 4.75%(b)	5.75%	05/2027	180	—
				One stop+	L + 4.75%(b)	5.76%	05/2027	159	—
				One stop+	L + 4.75%(b)	5.75%	05/2027	148	—
				One stop+	L + 4.75%(b)	5.75%	05/2027	148	—
				One stop+	L + 4.75%(b)(c)	6.25%	05/2027	101	—
				One stop+	L + 4.75%(b)	5.75%	05/2027	58	—
				One stop+	L + 4.75%	N/A(7)	05/2027	—	—
				Common Stock+	N/A	N/A	N/A	314	0.1%
QAD, Inc.	100 Innovation Pl.	Santa Barbara, CA 93108	Software	One stop+	L + 6.00%(b)	7.01%	11/2027	9,536	—
				One stop+	L + 6.00%	N/A(7)	11/2027	—	—
				Preferred stock+	N/A	N/A	N/A	125	0.0	%(20)
QF Holdings, Inc.	315 Deaderick St, Suite 2300	Nashville, TN, 37238	Textiles, Apparel and Luxury Goods	Senior loan+	L + 6.25%(c)	7.54%	12/2027	616	—
Qgenda Intermediate Holdings, LLC	3340 Peachtree Rd NE	Atlanta, GA 30326	Health Care Technology	One stop+	L + 5.00%(b)	6.01%	06/2025	15,045	—
				One stop#	L + 5.00%(b)	6.01%	06/2025	12,256	—
				One stop+	L + 5.00%(b)	6.01%	06/2025	1,462	—
				One stop#	L + 5.00%(b)	6.01%	06/2025	978	—
				One stop+	L + 5.00%	N/A(7)	06/2025	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Quick Quack Car Wash Holdings, LLC	1380 Lead Hill Blvd, #260	Roseville, CA 95661	Automobiles	One stop#*	L + 6.00%(b)	7.00%	10/2024	$12,754	—
				One stop+	L + 6.00%(a)(b)	7.00%	10/2024	9,724	—
				One stop#+	L + 6.00%(b)	7.00%	10/2024	2,301	—
				One stop*+	L + 6.00%(b)	7.00%	10/2024	2,010	—
				One stop*+	L + 6.00%(b)	7.00%	10/2024	1,344	—
				One stop*+	L + 6.00%(b)	7.00%	10/2024	1,094	—
				One stop+	L + 6.00%(b)	7.00%	10/2024	58	—
				One stop+	L + 6.00%(a)	7.00%	10/2024	29	—
				LLC interest	N/A	N/A	N/A	967	0.6%
R.G. Barry Corporation	13405 Yarmouth Road	Pickerington, OH 43147	Textiles, Apparel and Luxury Goods	Preferred stock+	N/A	N/A	N/A	193	0.2%
Radiology Partners, Inc.	2101 E. El Segundo Blvd, Suite 401	El Segundo, CA 90245	Healthcare Providers and Services	LLC interest+	N/A	N/A	N/A	291	0.0	%(20)
				LLC units+	N/A	N/A	N/A	73	0.0	%(20)
Radwell International, LLC	1 Millennium Drive	Willingboro, NJ 08046	Commercial Services and Supplies	One stop+	L + 5.25%(b)	6.00%	07/2027	3,899	—
				One stop+	L + 5.25%(b)	6.05%	07/2027	55	—
				One stop+	L + 5.50%	N/A(7)	07/2027	—	—
Radwell Parent, LLC	1 Millennium Dr	Willingboro, NJ, 08046	Commercial Services and Supplies	LP units+	N/A	N/A	N/A	159	0.0	%(20)
Reaction Biology Corporation	1 Great Valley Pkwy, Suite 2	Malvern, PA, 19355	Life Sciences Tools & Services	One stop+	SF + 5.25%(m)	6.00%	03/2029	7,983	—
				One stop+(6)	SF + 5.25%	N/A(7)	03/2029	(2)	—
				One stop+(6)	SF + 5.25%	N/A(7)	03/2029	(5)	—
				LLC units+	N/A	N/A	N/A	265	0.1%
Recordxtechnologies, LLC	1010 Lamar Street, 18th Floor	Houston, TX 77002	IT Services	One stop#	L + 5.50%(b)	6.51%	12/2025	732	—
				One stop+	L + 5.50%(b)	6.51%	12/2025	114	—
				One stop+	L + 5.50%(b)	6.51%	12/2025	42	—
Red Dawn SEI Buyer, Inc.	3854 Broadmoor Ave.	Grand Rapids, MI 49512	IT Services	Senior loan+~(9)(10)	SN + 4.50%(k)	5.50%	11/2025	22,784	—
				Senior loan+	L + 4.50%(b)	5.51%	11/2025	2,477	—
				Senior loan+	L + 4.25%(b)	5.26%	11/2025	734	—
				Senior loan+	L + 4.25%(b)	5.26%	11/2025	131	—
				Senior loan+	L + 4.50%	N/A(7)	11/2025	—	—
				Senior loan+(6)	L + 4.25%	N/A(7)	11/2025	(1)	—
				LP Interest+	N/A	N/A	N/A	21	0.0	%(20)
RegEd Aquireco, LLC	2100 Gateway Centre Blvd., Suite 200	Morrisville, NC 27560	Software	Senior loan+	L + 4.25%(a)	5.25%	12/2024	11,017	—
				Senior loan+	L + 4.25%(a)(e)	5.46%	12/2024	120	—
				LP Interest+	N/A	N/A	N/A	192	0.1%
				LP Interest+	N/A	N/A	N/A	—	0.1%
Revalize, Inc.	8800 Baymeadows Way West, Suite 500	Jacksonville, FL 32256	Internet and Catalog Retail	One stop+	L + 5.75%(b)	6.76%	04/2027	15,088	—
				One stop+	L + 5.75%(b)	6.76%	04/2027	8,831	—
				One stop+	L + 5.75%(b)	6.76%	04/2027	4,379	—
				One stop+	L + 5.75%(b)	6.76%	04/2027	2,638	—
				One stop+	L + 5.75%(b)	6.76%	04/2027	1,694	—
				One stop+	L + 5.75%(b)	6.76%	04/2027	399	—
				One stop+	L + 5.75%(b)	6.75%	04/2027	143	—
				One stop+	L + 5.75%	N/A(7)	04/2027	—	—
				Preferred stock+	N/A	N/A	N/A	17,935	1.4%
				Preferred stock+	N/A	N/A	N/A	10,765	0.9%
Riskonnect Parent, LLC	1701 Barrett Lakes Blvd., Suite 500	Kennesaw, GA 30144	Software	One stop*+	L + 5.50%(c)	6.30%	12/2028	8,602	—
				One stop+	L + 5.50%	N/A(7)	12/2028	—	—
				One stop+	L + 5.50%	N/A(7)	12/2028	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
				LP Interest+	N/A	N/A	N/A	$795	0.2%
Rodeo Buyer Company & Absorb Software Inc.	1011 9th Ave SE, Suite 275	Calgary, AB, T2G 0H7, Canada	Software	One stop+	L + 6.25%(b)	7.26%	05/2027	4,541	—
				One stop+	L + 6.25%	N/A(7)	05/2027	—	—
RPL Bidco Limited	67-74 Saffron Hill, 3rd Floor	London, EC1N 8QX, UK	Real Estate Management and Development	One stop+(9)(10)(11)	SN + 5.75%(k)	6.44%	08/2028	19,185	—
				One stop+(9)(10)(11)	A + 5.75%(h)	5.90%	08/2028	2,234	—
				One stop+(9)(10)(11)	SN + 5.75%	N/A(7)	02/2028	—	—
RSC Acquisition, Inc.	160 Federal Street	Boston, MA 02110	Insurance	One stop#*+	L + 5.50%(b)	6.27%	10/2026	25,767	—
				One stop+	L + 5.50%(b)	6.26%	10/2026	6,594	—
				One stop+	L + 5.50%(b)	6.43%	10/2026	1,173	—
				One stop+	L + 5.50%	N/A(7)	10/2026	—	—
				One stop+	L + 5.50%	N/A(7)	10/2026	—	—
Rubio’s Restaurants, Inc.	1902 Wright Place, Suite 300	Carlsbad, CA 92008	Food and Staples Retailing	Senior loan+(18)	L + 8.00%(b)	9.25%	12/2024	12,895	—
				Senior loan+(18)	L + 8.00%	N/A(7)	12/2024	—	—
				Preferred stock+(18)	N/A	N/A	N/A	2,524	12.6%
				Common Stock+(18)	N/A	N/A	N/A	590	2.9%
				Common Stock+(18)	N/A	N/A	N/A	357	1.8%
				Common Stock+(18)	N/A	N/A	N/A	27	0.1%
				Common Stock+(18)	N/A	N/A	N/A	16	0.1%
				Common Stock+(18)	N/A	N/A	N/A	—	0.0	%(20)
				Common Stock+(18)	N/A	N/A	N/A	—	0.0	%(20)
				Common Stock+(18)	N/A	N/A	N/A	—	0.0	%(20)
				Common Stock+(18)	N/A	N/A	N/A	—	0.0	%(20)
				Common Stock+(18)	N/A	N/A	N/A	—	0.0	%(20)
				Common Stock+(18)	N/A	N/A	N/A	—	0.0	%(20)
Ruby Slipper Cafe LLC, The	315 S Broad Ave	New Orleans, LA 70119	Food and Staples Retailing	One stop*+	L + 7.50%(b)	8.51%	01/2023	2,035	—
				One stop+	L + 7.50%(b)	8.51%	01/2023	412	—
				One stop+	L + 7.50%(b)	8.51%	01/2023	30	—
				LLC interest+	N/A	N/A	N/A	85	0.6%
				LLC interest+	N/A	N/A	N/A	26	0.2%
S.J. Electro Systems, Inc.	22650 County Hwy 6	Detroit Lakes, MN, 56501	Water Utilities	Senior loan+	L + 4.50%(b)	5.50%	06/2027	17,093	—
				Senior loan+	L + 4.50%(a)	5.50%	06/2027	80	—
				Senior loan+	L + 4.50%(b)	5.50%	06/2027	45	—
Sage Dental Management, LLC	427 South East 2nd Street	Belle Glade, FL 33430	Healthcare Providers and Services	LLC units+	N/A	N/A	N/A	109	0.1%
				LLC units+	N/A	N/A	N/A	—	0.0	%(20)
Saturn Borrower Inc.	5 Becker Farm Rd	Roseland, NJ 07068	IT Services	One stop+~	L + 6.50%(b)	7.51%	09/2026	19,677	—
				One stop+	L + 6.50%(b)	7.50%	09/2026	93	—
				LP units+	N/A	N/A	N/A	153	0.1%
SHO Holding I Corporation	250 S Australian Ave	West Palm Beach, FL 33401	Textiles, Apparel and Luxury Goods	Senior loan+~	L + 5.25%(b)	6.25%	04/2024	3,782	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
				Senior loan+	L + 5.00%(b)	6.00%	04/2024	$64	—
				Senior loan+~	L + 5.23%(b)	6.23%	04/2024	63	—
				Senior loan+	L + 4.00%(b)	5.00%	04/2024	—	—
				Senior loan+	L + 5.23%(b)	6.23%	04/2024	—	—
				Senior loan+	L + 4.00%	N/A(7)	04/2024	—	—
Sloan Company, Inc., The	5725 Olivas Park Drive	Ventura, CA 93003	Electronic Equipment, Instruments and Components	One stop+(8)(18)	L + 8.50%(b)	9.51%	07/2023	3,707	—
				One stop+(18)	L + 8.50%(b)	9.51%	07/2023	1,359	—
				One stop+(8)(18)	L + 8.50%(b)	9.51%	07/2023	246	—
				Common Stock+(18)	N/A	N/A	N/A	2	19.8%
SnapLogic, Inc.	1825 S. Grant St., 5th Floor	San Mateo, CA 94402	Software	Preferred stock+	N/A	N/A	N/A	1,458	0.2%
				Warrant+	N/A	N/A	N/A	389	0.1%
Sola Franchise, LLC and Sola Salon Studios, LLC	50 South Steele Street, Suite 1050	Denver, CO 80209	Specialty Retail	One stop#+	L + 4.75%(b)	5.76%	10/2024	11,792	—
				One stop#+	L + 4.75%(b)	5.76%	10/2024	1,665	—
				One stop+(6)	L + 4.75%	N/A(7)	10/2024	(2)	—
				LLC interest+	N/A	N/A	N/A	1,602	0.7%
				LLC interest+	N/A	N/A	N/A	365	0.1%
Sonatype, Inc.	8161 Maple Lawn Boulevard, Suite 250	Fulton, MD 20759	Software	One stop+	SF + 6.75%(n)	7.75%	12/2025	40,459	—
				One stop+	SF + 6.75%(n)	7.75%	12/2025	851	—
				One stop+	L + 6.75%	N/A(7)	12/2025	—	—
Southern Veterinary Partners, LLC	800 Shades Creek Pkwy, Suite 625	Birmingham, AL 35209-4532	Specialty Retail	Preferred stock+	N/A	N/A	N/A	5,365	0.2%
				LLC interest+	N/A	N/A	N/A	4,274	0.2%
				LLC units+	N/A	N/A	N/A	1,073	0.0	%(20)
Spark Bidco Limited	BioCity, Pennyfoot St	Nottingham, NG1 1GR, UK	Pharmaceuticals	Senior loan+(9)(10)(11)	SN + 4.75%(k)	5.44%	08/2028	25,755	—
				Senior loan+(9)(10)(11)	SN + 4.75%	N/A(7)	02/2028	—	—
				Senior loan+(9)(10)(11)	SN + 4.75%	N/A(7)	08/2028	—	—
Spartan Buyer Acquisition Co.	90 S Cascade Ave., Suite 1200	Colorado Springs, CO 90803	Software	One stop#*~	L + 6.25%(b)	7.26%	12/2026	31,517	—
				One stop+	L + 6.25%(b)	7.26%	12/2026	2,003	—
				One stop+	L + 6.25%	N/A(7)	12/2026	—	—
				Common Stock+	N/A	N/A	N/A	787	0.1%
Spear Education, LLC	7201 E. Princess Boulevard	Scottsdale, AZ 85255	Diversified Consumer Services	LLC units+	N/A	N/A	N/A	40	0.1%
				LLC interest+	N/A	N/A	N/A	34	0.0	%(20)
Specialty Measurement Bidco Limited	48 Lancaster Way Business Park	Ely, Cambridgeshire CB6 3NW England	Industrial Conglomerates	One stop~(9)(11)	L + 5.75%(b)	6.75%	11/2027	7,961	—
				One stop~(9)(10)(11)	E + 5.75%(f)	6.75%	11/2027	7,403	—
				One stop+(9)(10)(11)	SN + 5.75%	N/A(7)	11/2027	—	—
SSH Corporation	23824 Highway 59 N.	Kingwood, TX 77339	Healthcare Providers and Services	Common Stock+	N/A	N/A	N/A	150	0.7%

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
SSRG Holdings, LLC	724 North Dean Road	Auburn, AL 36830	Hotels, Restaurants and Leisure	One stop+	L + 4.75%(b)	5.76%	11/2025	$904	—
				One stop+	L + 4.75%(b)	5.75%	11/2025	75	—
				LP Interest+	N/A	N/A	N/A	80	0.0	%(20)
Sunstar Insurance Group, LLC	530 Oak Court Dr., Suite 250	Memphis, TN 38117	Insurance	Senior loan+	L + 5.75%(b)	6.76%	10/2026	779	—
				Senior loan+	L + 5.75%(b)	6.76%	10/2026	395	—
				Senior loan+	L + 5.75%(b)	6.76%	10/2026	388	—
				Senior loan+	L + 5.75%	N/A(7)	10/2026	—	—
Suveto Buyer, LLC	1000 Texan Trail, Suite 270	Grapevine, TX 76051	Healthcare Providers and Services	One stop+	L + 4.25%(b)	5.26%	09/2027	18,395	—
				One stop+	L + 4.25%(b)	5.26%	09/2027	18	—
				Common Stock+	N/A	N/A	N/A	576	0.1%
Switchfly LLC	601 Montgomery Street, 17th Floor	San Francisco, CA 94111	Software	One stop+(18)	L + 5.00%(b)	6.00%	10/2023	4,898	—
				One stop+(18)	L + 5.00%(b)	6.00%	10/2023	409	—
				One stop+(18)	L + 5.00%(b)	6.00%	10/2023	32	—
				One stop+(6)(18)	L + 8.50%(b)	9.50%	10/2023	(16)	—
				LLC interest+(18)	N/A	N/A	N/A	1,943	13.7%
				LLC units+(18)	N/A	N/A	N/A	419	4.0%
Symplr Software, Inc.	315 Capitol Street, Suite 100	Houston, TX 77090	Health Care Technology	Preferred stock+	N/A	N/A	N/A	12,746	0.5%
				Preferred stock+	N/A	N/A	N/A	3,783	0.2%
				Preferred stock+	N/A	N/A	N/A	1,692	0.0	%(20)
				Preferred stock+	N/A	N/A	N/A	989	0.0	%(20)
				Common Stock+	N/A	N/A	N/A	954	0.0	%(20)
				LLC units+	N/A	N/A	N/A	205	0.0	%(20)
Tahoe Bidco B.V.	5-7, rue Salomon de Rothschild	Suresnes 92150, France	Software	One stop+	L + 6.00%(b)	6.75%	09/2028	12,058	—
				One stop+	L + 6.00%	N/A(7)	10/2027	—	—
Teaching Company, The	4840 Westfields Blvd., Suite 500	Chantilly, VA 20151	Professional Services	One stop#*+	L + 4.75%(b)	5.75%	07/2023	17,508	—
				One stop+	L + 4.75%	N/A(7)	07/2023	—	—
Telesoft Holdings LLC	5343 N. 16th St., Suite 300	Phoenix, AZ 85016	Software	One stop+	L + 5.75%(b)	6.75%	12/2025	891	—
				One stop+	L + 5.75%	N/A(7)	12/2025	—	—
				LP Interest+	N/A	N/A	N/A	6	0.0	%(20)
TI Intermediate Holdings, LLC	310 Main Avenue Way SE	Hickory, NC 28602	Software	Senior loan+	L + 4.25%(a)	4.71%	12/2024	3,433	—
				Senior loan+	L + 4.25%(a)	5.25%	12/2024	909	—
				Senior loan+	L + 4.25%(a)	5.25%	12/2024	427	—
				Senior loan+	L + 4.50%(a)	5.50%	12/2024	158	—
				Senior loan+	L + 4.50%(a)	5.50%	12/2024	139	—
				Senior loan+	L + 4.25%(a)(e)	5.39%	12/2024	17	—
TigerRisk, LLC	100 First Stamford Pl, 4th Floor West	Stamford, CT, 06902	Insurance	One stop*+	L + 5.00%(b)	6.00%	06/2027	22,777	—
				One stop+	L + 5.00%	N/A(7)	06/2027	—	—
Titan Fitness, LLC	8200 Greensboro Drive, Suite 900	McLean, VA 22102	Specialty Retail	One stop#*+	L + 6.75%(b)	5.75% cash/ 2.00% PIK	02/2025	29,068	—
				One stop+	L + 6.75%(b)	5.75% cash/ 2.00% PIK	02/2025	1,813	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
				One stop+	L + 6.75%(b)	5.75% cash/ 2.00% PIK	02/2025	$460	—
Togetherwork Holdings, LLC	55 Washington Street, Suite 626	Brooklyn, NY 11201	Software	One stop#*	L + 6.25%(b)	7.26%	03/2025	15,325	—
				One stop+	L + 6.25%(b)	7.26%	03/2025	6,928	—
				One stop+	L + 6.25%(b)	7.26%	03/2025	4,202	—
				One stop+~	L + 6.25%(b)	7.26%	03/2025	1,776	—
				One stop#+	L + 6.25%(b)	7.26%	03/2025	1,724	—
				One stop#*	L + 6.25%(b)	7.26%	03/2025	1,680	—
				One stop#+	L + 6.25%(b)	7.26%	03/2025	1,623	—
				One stop*+	L + 6.25%(b)	7.26%	03/2025	1,564	—
				One stop#+	L + 6.25%(b)	7.26%	03/2025	1,458	—
				One stop#*	L + 6.25%(b)	7.26%	03/2025	1,194	—
				One stop#+	L + 6.25%(b)	7.26%	03/2025	657	—
				One stop+	L + 6.25%(b)	7.26%	03/2025	455	—
				One stop+	L + 6.25%(b)	7.26%	03/2025	440	—
				One stop+	L + 6.25%(b)	7.26%	03/2025	250	—
				One stop+	L + 6.25%(b)	7.26%	03/2025	63	—
				One stop+~	L + 6.25%(b)	7.26%	03/2025	58	—
				One stop+	L + 6.25%	N/A(7)	03/2024	—	—
Transaction Data Systems, Inc.	788 Montgomery Avenue	Ocoee, FL 34761	Health Care Technology	One stop#*+~	L + 4.50%(b)	5.51%	02/2026	66,708	—
				One stop+	L + 4.50%	N/A(7)	02/2026	—	—
Trinity Air Consultants Holdings Corporation	12700 Park Central Dr, Suite 2100	Dallas, TX, 75251	Commercial Services and Supplies	One stop+	L + 5.25%(b)	6.00%	06/2027	2,458	—
				One stop+	L + 5.25%(b)(c)	6.15%	06/2027	21	—
				One stop+	L + 5.25%	N/A(7)	06/2027	—	—
Trintech, Inc.	15851 Dallas Pkwy, Suite 900	Addison, TX 75001	Software	One stop#*+	L + 6.00%(b)	7.00%	12/2024	22,144	—
				One stop#+	L + 6.00%(b)	7.00%	12/2024	9,189	—
				One stop+	L + 6.00%(b)	7.00%	12/2024	100	—
Triple Lift, Inc.	400 Lafayette St., 5th Floor	New York, NY 10003	Media	One stop+	SF + 5.75%(l)	6.50%	05/2028	5,263	—
				One stop+	SF + 5.75%(l)	6.50%	05/2028	1,116	—
				One stop+(6)	L + 5.75%	N/A(7)	05/2028	(1)	—
Tronair Parent, Inc.	1740 Eber Road	Holland, OH 43528	Aerospace and Defense	Senior loan+	L + 6.25%(b)	6.75% cash/ 0.50% PIK	09/2023	604	—
				Senior loan+	L + 6.25%(b)	6.75% cash/ 0.50% PIK	06/2023	24	—
				LLC units+	N/A	N/A	N/A	38	0.0	%(20)
Tropical Smoothie Cafe Holdings, LLC	1117 Perimeter Ctr W, Suite W200	Atlanta, GA 30338	Hotels, Restaurants and Leisure	Senior loan#*	L + 5.25%(a)(b)	6.25%	09/2026	13,695	—
				Senior loan#	L + 5.25%(a)(b)	6.25%	09/2026	6,477	—
				Senior loan+	L + 5.25%	N/A(7)	09/2026	—	—
				LP Interest+(16)	N/A	N/A	N/A	1,012	0.1%
TWAS Holdings, LLC	One Embarcadero Center, Suite 3900	San Francisco, CA 94111	Automobiles	One stop#+	SF + 6.00%(m)	7.00%	12/2026	40,664	—
				One stop*+	SF + 6.00%(m)	7.00%	12/2026	30,722	—
				One stop+	SF + 6.00%(m)	7.00%	12/2026	7,974	—
				One stop+	SF + 6.00%(m)	7.00%	12/2026	612	—
				One stop+	L + 6.00%	N/A(7)	12/2026	—	—
Ultimate Baked Goods Midco LLC	828 Kasota Ave SE	Minneapolis, MN 55414	Food Products	One stop+	L + 6.25%(b)	7.26%	08/2027	6,571	—
				One stop+	L + 6.25%(b)	7.25%	08/2027	41	—
Unchained Labs, LLC	6870 Koll Center Pkwy	Pleasanton, CA 94566	Life Sciences Tools & Services	Senior loan+	L + 5.50%(a)	6.50%	08/2027	848	—
				Senior loan+	L + 5.50%	N/A(7)	08/2027	—	—
				Senior loan+	L + 5.50%	N/A(7)	08/2027	—	—

					Spread			Fair Value	Percentage
				Type of	Above	Interest		(Dollars in	of Class
Name of Portflio Company	Address		Industry	Investment(1)	Index(2)	Rate(3)	Maturity	Thousands)(4)	Held(5)
Vector CS Midco Limited & Cloudsense Ltd.	Moray House, 22-31 Great Titchfield St.	London, W1W 7PA, United Kingdom	Software	One stop+~(9)(10)(11)	N/A	4.50% cash/ 3.55% PIK	05/2024	$7,279	—
				One stop+(9)(10)(11)	N/A	4.50% cash/ 3.55% PIK	05/2024	120	—
Vendavo, Inc.	401 E. Middlefield Road	Mountain View, CA 94043	Software	One stop#*+	L + 5.25%(b)	6.00%	09/2027	19,710	—
				One stop+	L + 5.25%	N/A(7)	09/2027	—	—
Vermont Aus Pty Ltd	Unit 6, 372 Eastern Valley Way	Chatswood NSW 2067 Australia	Specialty Retail	One stop+(9)(10)(12)	A + 5.75%(h)	6.50%	03/2028	8,472	—
				One stop+(9)(12)	SF + 5.50%(n)	6.40%	03/2028	8,300	—
Veson Nautical LLC	500 Boylston St., Suite 400	Boston, MA 02116	Marine	One stop#+	L + 4.75%(a)	5.75%	11/2025	9,668	—
				One stop*	L + 4.75%(a)	5.75%	11/2025	7,173	—
				One stop+	L + 4.75%	N/A(7)	11/2025	—	—
Vessco Midco Holdings, LLC	8217 Upland Cir	Chanhassen, MN 55317	Water Utilities	Senior loan+	L + 4.50%(b)	5.50%	11/2026	285	—
				Senior loan+	L + 4.50%(c)(e)	6.00%	11/2026	205	—
				Senior loan+	P + 3.50%(e)	7.00%	10/2026	2	—
W3 Co.	3151 Briarpark Dr., Suite 500	Houston, TX 77042	Oil, Gas and Consumable Fuels	LLC interest+	N/A	N/A	N/A	1,199	0.4%
				Preferred stock+	N/A	N/A	N/A	199	0.1%
Watchfire Enterprises, Inc.	1015 Maple Street	Danville, IL 61832	Electronic Equipment, Instruments and Components	Second lien+	L + 8.00%(a)	9.00%	10/2024	9,435	—
				Senior loan+	L + 4.25%(b)	5.26%	07/2024	1,725	—
Watermill Express, LLC	177 W Jessup St	Brighton, CO 80601	Beverages	One stop+	L + 5.50%(b)	6.51%	04/2027	2,256	—
				One stop+	L + 5.50%(a)	6.50%	04/2027	1	—
				One stop+	L + 5.50%	N/A(7)	04/2027	—	—
WBZ Investment LLC	9780 Meridian Blvd, Suite 400	Englewood, CO 80112	Leisure Products	One stop#+	L + 6.50%(b)	6.50% cash/ 1.00% PIK	09/2024	8,648	—
				One stop+	L + 6.50%(b)	6.50% cash/ 1.00% PIK	09/2024	1,239	—
				One stop+	L + 6.50%(b)	6.50% cash/ 1.00% PIK	09/2024	861	—
				One stop+	L + 6.50%(b)	6.50% cash/ 1.00% PIK	09/2024	442	—
				One stop+	L + 6.50%(b)	6.50% cash/ 1.00% PIK	09/2024	82	—
				LLC interest+	N/A	N/A	N/A	150	0.1%
				LLC interest+	N/A	N/A	N/A	103	0.1%
				LLC interest+	N/A	N/A	N/A	84	0.1%
				LLC interest+	N/A	N/A	N/A	73	0.1%
				LLC interest+	N/A	N/A	N/A	32	0.0	%(20)
				LLC interest+	N/A	N/A	N/A	3	0.0	%(20)
WebPT, Inc.	625 S 5th St	Phoenix, AZ, 85004	Software	Senior loan+	L + 6.75%(b)	7.75%	01/2028	616	—
Wetzel’s Pretzels, LLC	35 Hugus Alley, Suite 300	Pasadena, CA 91103	Food and Staples Retailing	One stop#*+	L + 6.50%(b)	7.51%	09/2023	15,347	—
				One stop+	L + 6.50%(b)	7.51%	09/2023	—	—
				Common Stock+	N/A	N/A	N/A	811	0.4%
Whitcraft LLC	76 Country Road	Eastford, CT 06242	Aerospace and Defense	One stop#*+~	L + 6.00%(b)	7.01%	04/2023	61,042	—
				One stop+(6)	L + 6.00%	N/A(7)	04/2023	(9)	—
				Common Stock+	N/A	N/A	N/A	2,788	0.6%
Whitebridge Pet Brands, LLC	1224 Fern Ridge Pkwy, Suite 200	Creve Coeur, MO 63141	Food Products	One stop+	L + 5.00%(a)	6.00%	07/2027	15,180	—

Name of Portflio Company	Address		Industry	Type of Investment(1)	Spread Above Index(2)	Interest Rate(3)	Maturity	Fair Value (Dollars in Thousands)(4)	Percentage of Class Held(5)
				One stop+	L + 5.00%(a)	6.00%	07/2027	$40	—
Winebow Holdings, Inc.	20 Hook Mountain Rd, Suite 103A	Pine Brook, NJ 07058	Beverages	One stop+	L + 6.25%(a)	7.25%	07/2025	7,839	—
Wineshipping.com LLC	50 Technology Ct	Napa, CA 94558	Food and Staples Retailing	One stop+	L + 5.75%(b)	6.75%	10/2027	6,828	—
				One stop+	L + 5.75%(b)	6.75%	10/2027	23	—
				One stop+	L + 5.75%	N/A(7)	10/2027	—	—
Wizard Bidco Limited	Gloucester House, Unit Q, Bourne End Business Park, Cores End Rd	Bourne End, England SL8 5AS, UK	Food Products	One stop+(9)(10)(11)	SN + 4.75%(k)	5.44%	03/2029	7,050	—
				One stop+(6)(9)(10)(11)	SN + 4.75%	N/A(7)	03/2028	(1)	—
Wood Fired Holding Corp.	13850 Ballantyne Corporate Place, Suite 450	Charlotte, NC 28277	Food and Staples Retailing	One stop#*	L + 6.25%(a)(b)	7.25%	12/2023	11,351	—
				One stop+	L + 6.25%	N/A(7)	12/2023	—	—
				Common Stock+	N/A	N/A	N/A	1,617	0.6%
				LLC units+	N/A	N/A	N/A	569	0.2%
Workforce Software, LLC	38705 Seven Mile Road	Livonia, MI 48152	Software	One stop+~	L + 7.25%(b)	5.25% cash/ 3.00% PIK	07/2025	27,754	—
				One stop+	L + 7.25%(b)	5.25% cash/ 3.00% PIK	07/2025	4,862	—
				One stop+	L + 7.25%(b)	5.25% cash/ 3.00% PIK	07/2025	3,464	—
				One stop+	L + 6.50%(b)	7.50%	07/2025	56	—
				One stop+	L + 4.00%	N/A(7)	07/2025	—	—
				Common Stock+	N/A	N/A	N/A	956	0.2%
				Common Stock+	N/A	N/A	N/A	37	0.0	%(20)
WRE Holding Corp.	577 Main Street, Suite 110	Hudson, MA 01749	Commercial Services and Supplies	Senior loan#*	SF + 5.25%(m)(n)	6.25%	01/2025	2,241	—
				Senior loan+	SF + 5.25%(m)(n)	6.25%	01/2025	925	—
				Senior loan+	SF + 5.25%(m)(n)	6.25%	01/2025	678	—
				Senior loan+	SF + 5.25%(m)(n)	6.25%	01/2025	402	—
				Senior loan+	SF + 5.25%(m)(n)	6.25%	01/2025	129	—
				Senior loan+	SF + 5.25%(e)(n)	6.56%	01/2025	34	—
				Senior loan+	SF + 5.25%(m)(n)	6.25%	01/2025	23	—
				Senior loan+	SF + 5.25%(n)	6.25%	01/2025	6	—
WSC Holdings Midco LLC	912 3rd Ave N	Birmingham, AL 35203	Distributors	Senior loan+	L + 4.50%(a)	5.50%	07/2027	2,976	—
				Senior loan+	L + 4.50%(b)	5.50%	07/2027	868	—
				Senior loan+	L + 4.50%	N/A(7)	07/2027	—	—
WU Holdco, Inc.	705 Tri-State Parkway	Gurnee, IL 60031	Household Products	One stop#+	L + 5.50%(b)	6.51%	03/2026	3,762	—
				One stop+	L + 5.50%(b)	6.51%	03/2026	1,325	—
				One stop+	L + 5.50%(a)	6.50%	03/2026	344	—
				One stop+	P+ 4.50%(e)	8.00%	03/2025	4	—
Zenput Inc.	235 Montgomery St, Suite 650	San Francisco, CA 94104	Food and Staples Retailing	One stop+	L + 9.00%(b)	7.00% cash/ 3.00% PIK	06/2026	1,121	—
				One stop+	L + 6.00%	N/A(7)	06/2026	—	—
				Preferred stock+	N/A	N/A	N/A	497	0.3%
*	Denotes that all or a portion of the loan secures the notes offered in the 2018 Debt Securitization.
#	Denotes that all or a portion of the loan secures the notes offered in the GCIC 2018 Debt Securitization.
+	Denotes that all or a portion of the investment collateralizes the JPM Credit Facility.
~	Denotes that all or a portion of the loan collateralizes the MS Credit Facility II.
(1)	Equity investments are non-income producing securities unless otherwise noted. Ownership of certain equity investments may occur through a holding company or partnership.
(2)	The majority of the investments bear interest at a rate that is permitted to be determined by reference to London Interbank Offered Rate (“LIBOR” or “L”) denominated in U.S. dollars or U.K. pound sterling (“GBP”), Euro Interbank Offered Rate (“EURIBOR” or “E”), Prime (“P”), Sterling Overnight Index Average (“SONIA” or “SN”), Australian Interbank Rate (“AUD” or “A”), Canadian Bankers Acceptance Rate (“CDOR” or “C”), or Secured Overnight Financing Rate (“SOFR” or “SF”) which reset daily, monthly, quarterly, semiannually, or annually. For each, the Company has provided the spread over the applicable index and the weighted average current interest rate in effect as of March 31, 2022. Certain investments are subject to an interest rate floor. For fixed rate loans, a spread above a reference rate is not applicable. For positions with multiple outstanding contracts, the spread for the largest outstanding contract is shown. Listed below are the index rates as of March 31, 2022, which was the last business day of the period on which the applicable index rates were determined. The actual index rate for each loan listed may not be the applicable index rate outstanding as of March 31, 2022, as the loan may have priced or repriced based on an index rate prior to March 31, 2022.

(a)	Denotes that all or a portion of the loan was indexed to the 30-day LIBOR, which was 0.45% as of March 31, 2022.
(b)	Denotes that all or a portion of the loan was indexed to the 90-day LIBOR, which was 0.96% as of March 31, 2022.
(c)	Denotes that all or a portion of the loan was indexed to the 180-day LIBOR, which was 1.47% as of March 31, 2022.
(d)	Denotes that all or a portion of the loan was indexed to the 360-day LIBOR, which was 2.10% as of March 31, 2022.
(e)	Denotes that all or a portion of the loan was indexed to the Prime rate, which was 3.50% as of March 31, 2022.
(f)	Denotes that all or a portion of the loan was indexed to the 90-day EURIBOR, which was -0.46% as of March 31, 2022.
(g)	Denotes that all or a portion of the loan was indexed to the 180-day EURIBOR, which was -0.37% as of March 31, 2022.
(h)	Denotes that all or a portion of the loan was indexed to the Australia Three Month Interbank Rate, which was 0.23% as of March 31, 2022.
(i)	Denotes that all or a portion of the loan was indexed to the 30-day Canadian Bankers’ Acceptance Rate, which was 0.96% as of March 31, 2022.
(j)	Denotes that all or a portion of the loan was indexed to the 90-day Canadian Bankers’ Acceptance Rate, which was 1.26% as of March 31, 2022.
(k)	Denotes that all or a portion of the loan was indexed to SONIA, which was 0.69% as of March 31, 2022.
(l)	Denotes that all or a portion of the loan was indexed to Daily SOFR, which was 0.29% as of March 31, 2022.
(m)	Denotes that all or a portion of the loan was indexed to the 30-day Term SOFR Rate which was 0.30% as of March 31, 2022.
(n)	Denotes that all or a portion of the loan was indexed to the 90-day Term SOFR Rate which was 0.68% as of March 31, 2022.
(o)	Denotes that all or a portion of the loan was indexed to the 180-day Term SOFR Rate which was 1.08% as of March 31, 2022.
(p)	Denotes that all or a portion of the loan was indexed to the Canadian Prime Rate, which was 2.70% as of March 31, 2022.
(3)	For positions with multiple interest rate contracts, the interest rate shown is a weighted average current interest rate in effect as of March 31, 2022.
(4)	The fair values of investments were valued using significant unobservable inputs, unless noted otherwise.
(5)	Percentage of class held refers only to equity held, if any, calculated on a fully diluted basis.
(6)	The negative fair value is the result of the capitalized discount on the loan or the unfunded commitment being valued below par.
(7)	The entire commitment was unfunded as of March 31, 2022. As such, no interest is being earned on this investment. The investment may be subject to an unused facility fee.
(8)	Loan was on non-accrual status as of March 31, 2022, meaning that the Company has ceased recognizing interest income on the loan.
(9)	The investment is treated as a non-qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Under the 1940 Act, the Company cannot acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Company’s total assets. As of March 31, 2022, total non-qualifying assets at fair value represented 10.9% of the Company’s total assets calculated in accordance with the 1940 Act.

(10)	Investment is denominated in foreign currency and is translated into U.S. dollars as of the valuation date or the date of the transaction. See Note 2. Significant Accounting Policies and Recent Accounting Updates — Foreign Currency Transactions.
(11)	The headquarters of this portfolio company is located in the United Kingdom.
(12)	The headquarters of this portfolio company is located in Australia.
(13)	The headquarters of this portfolio company is located in Canada.
(14)	The headquarters of this portfolio company is located in Luxembourg.
(15)	The headquarters of this portfolio company is located in Netherlands.
(16)	We hold an equity investment that entitles it to receive preferential dividends.
(17)	The fair value of this investment was valued using Level 1 inputs.
(18)	As defined in the 1940 Act, we are deemed to be an “affiliated person” of the portfolio company as we own five percent or more of the portfolio company’s voting securities (“non-controlled affiliate”).
(19)	As defined in the 1940 Act, we are deemed to be both an “affiliated person” of and “control” this portfolio company as we own more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company (including through a management agreement) (“controlled affiliate”).
(20)	Percentage of class held is less than 0.1%.
(21)	Percentage of class held on an undiluted basis is 95.0%.

PORTFOLIO MANAGEMENT

Each investment opportunity requires the consensus and generally receives the unanimous approval of GC Advisors’ investment committee. Follow-on investments in existing portfolio companies may require the investment committee’s approval beyond that obtained when the initial investment in the company was made. In addition, temporary investments, such as those in cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less, may require approval by the investment committee. The day-to-day management of investments approved by the investment committee is overseen by Messrs, Lawrence Golub and David Golub. Biographical information with respect to Messrs, Lawrence Golub and David Golub is set out under “Information about Each Director’s Experience, Qualifications, Attributes or Skills  — Interested Directors” included in our most recent Definitive Proxy Statement on Schedule 14A, as may be updated from time to time in subsequent filings with the SEC.

Each of Lawrence Golub and David Golub has ownership and financial interests in, and may receive compensation and/or profit distributions from, GC Advisors. Neither Lawrence Golub nor David Golub receives any direct compensation from us. As of March 31, 2022, Lawrence Golub and David Golub each beneficially owned more than $1 million of our common stock. Lawrence Golub and David Golub are also primarily responsible for the day-to-day management of approximately 19 other pooled investment vehicles, with over $4.6 billion of capital under management, and approximately 28 other accounts, with over $55.1 billion of capital under management, in which their affiliates receive incentive fees.

DETERMINATION OF NET ASSET VALUE

The net asset value per share of our outstanding shares of common stock is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding.

In calculating the value of our total assets, investment transactions are recorded on the trade date. Realized gains or losses are computed using the specific identification method. Investments for which market quotations are readily available are valued at such market quotations. Debt and equity securities that are not publicly traded or whose market price is not readily available are valued at fair value as determined in good faith by our board of directors based on the input of management and the audit committee. In addition, the board of directors has retained independent valuation firms to review the valuation of each portfolio investment for which a market quotation is not available at least once during each 12-month period.

The valuation process is conducted at the end of each fiscal quarter, with a portion of our valuations of portfolio companies without market quotations subject to review by the independent valuation firms each quarter. When an external event with respect to one of our portfolio companies, such as a purchase transaction, public offering or subsequent equity sale occurs, we expect to use the pricing indicated by the external event to corroborate our valuation.

We value investments for which market quotations are readily available at their market quotations. However, a readily available market value is not expected to exist for many of the investments in our portfolio, and we value these portfolio investments at fair value as determined in good faith by our board of directors under our valuation policy and process. Valuation methods may include comparisons of the portfolio companies to peer companies that are public, determination of the enterprise value of a portfolio company, discounted cash flow analysis and a market interest rate approach. The factors that are taken into account in fair value pricing investments include: available current market data, including relevant and applicable market trading and transaction comparables; applicable market yields and multiples; security covenants; call protection provisions; information rights; the nature and realizable value of any collateral; the portfolio company’s ability to make payments, its earnings and discounted cash flows and the markets in which it does business; comparisons of financial ratios of peer companies that are public; comparable merger and acquisition transactions; and the principal market and enterprise values. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we will consider the pricing indicated by the external event to corroborate the private equity valuation. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the investments may differ significantly from the values that would have been used had a readily available market value existed for such investments and may differ materially from values that may ultimately be received or settled.

Our board of directors is ultimately and solely responsible for determining, in good faith, the fair value of investments that are not publicly traded, whose market prices are not readily available on a quarterly basis or any other situation where portfolio investments require a fair value determination.

With respect to investments for which market quotations are not readily available, our board of directors undertakes a multi-step valuation process each quarter, as described below:

●	Our quarterly valuation process begins with each portfolio company investment being initially valued by the investment professionals of GC Advisors responsible for credit monitoring.
●	Preliminary valuation conclusions are then documented and discussed with our senior management and GC Advisors. The audit committee of our board of directors reviews these preliminary valuations.
●	At least once annually the valuation for each portfolio investment, subject to a de minimis threshold, is reviewed by an independent valuation firm.
●	The board of directors discusses valuations and determines the fair value of each investment in our portfolio in good faith.

In connection with each sale of shares of our common stock, we make a determination that we are not selling shares of our common stock at a price below the then-current net asset value per share of common stock at the time at which the sale is made or otherwise in violation of the 1940 Act. GC Advisors will consider the following factors, among others, in making such determination:

●	The net asset value of our common stock disclosed in the most recent periodic report filed with the SEC;
●	Its assessment of whether any change in the net asset value per share of our common stock has occurred (including through the realization of gains on the sale of portfolio securities) during the period beginning on the date of the most recently disclosed net asset value per share of our common stock and ending two days prior to the date of the sale; and
●	The magnitude of the difference between the sale price of the shares of common stock and management’s assessment of any change in the net asset value per share of our common stock during the period discussed above.

Determination of fair values involves subjective judgments and estimates. Under current accounting standards, the notes to our consolidated financial statements refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our consolidated financial statements.

We follow ASC Topic 820 for measuring fair value. Fair value is the price that would be received in the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters, or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation models involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the assets or liabilities or market and the assets’ or liabilities’ complexity. Our fair value analysis includes an analysis of the value of any unfunded loan commitments. Assets and liabilities are categorized for disclosure purposes based upon the level of judgment associated with the inputs used to measure their value. The valuation hierarchical levels are based upon the transparency of the inputs to the valuation of the asset or liability as of the measurement date. The three levels are defined as follows:

Level 1: Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2: Inputs include quoted prices for similar assets or liabilities in active markets and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the assets or liabilities.

Level 3: Inputs include significant unobservable inputs for the assets or liabilities and include situations where there is little, if any, market activity for the assets or liabilities. The inputs into the determination of fair value are based upon the best information available and may require significant management judgment or estimation.

In certain cases, the inputs used to measure fair value fall into different levels of the fair value hierarchy. In such cases, an asset’s or a liability’s categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and we consider factors specific to the asset or liability. We assess the levels of assets and liabilities at each measurement date, and transfers between levels are recognized on the actual date of the event or change in circumstances that caused the transfers. There were no transfers among Level 1, 2 and 3 of the fair value hierarchy for assets and liabilities during the three months ended March 31, 2022 and 2021. The following section describes the valuation techniques used by us to measure different assets and liabilities at fair value and includes the level within the fair value hierarchy in which the assets and liabilities are categorized.

Level 1 investments are valued using quoted market prices. Level 2 investments are valued using market consensus prices that are corroborated by observable market data and quoted market prices for similar assets and liabilities. Level 3 investments are valued at fair value as determined in good faith by our board of directors, based on input of management, the audit committee and independent valuation firms that have been engaged at the direction of the our board of directors to assist in the valuation of each portfolio investment without a readily available market quotation at least once during a trailing twelve-month period under a valuation policy and a consistently applied valuation process. This valuation process is conducted at the end of each fiscal quarter, with approximately 25% (based on the number of portfolio companies) of the valuations of debt and equity investments without readily available market quotations subject to review by an independent valuation firm. All investments as of March 31, 2022 and December 31, 2021, with the exception of money market funds included in cash, cash equivalents and restricted cash and cash equivalents and one portfolio company equity investment (Level 1 investments) and forward currency contracts (Level 2 investments), were valued using Level 3 inputs.

When determining fair value of Level 3 debt and equity investments, we take into account the following factors, where relevant: the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flows, the markets in which the portfolio company does business, comparisons to publicly traded securities, and changes in the interest rate environment and the credit markets generally that affect the price at which similar investments are made and other relevant factors. The primary method for determining enterprise value uses a multiple analysis whereby appropriate multiples are applied to the portfolio company’s EBITDA. A portfolio company’s EBITDA can include pro forma adjustments for items such as acquisitions, divestitures, or expense reductions. The enterprise value analysis is performed to determine the value of equity investments and to determine if debt investments are credit impaired. If debt investments are credit impaired, we will use the enterprise value analysis or a liquidation basis analysis to determine fair value. For debt investments that are not determined to be credit impaired, we use a market interest rate yield analysis to determine fair value.

In addition, for certain debt investments, we base our valuation on indicative bid and ask prices provided by an independent third party pricing service. Bid prices reflect the highest price that we and others may be willing to pay. Ask prices represent the lowest price that we and others may be willing to accept. We generally use the midpoint of the bid/ask range as its best estimate of fair value of such investment.

Due to the inherent uncertainty of determining the fair value of Level 3 investments that do not have a readily available market value, the fair value of the investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that are ultimately received or settled. Further, such investments are generally subject to legal and other restrictions or otherwise are less liquid than publicly traded instruments. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize significantly less than the value at which such investment had previously been recorded. Our investments are subject to market risk. Market risk is the potential for changes in the value due to market changes. Market risk is directly impacted by the volatility and liquidity in the markets in which the investments are traded.

DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan that provides for reinvestment of our dividends and other distributions on behalf of our stockholders, unless a stockholder elects to receive cash as provided below. As a result, if our board of directors authorizes, and we declare, a cash dividend or other distribution, then our stockholders who have not “opted out” of our dividend reinvestment plan will have their cash distribution automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution.

No action is required on the part of a registered stockholder to have their cash dividend or other distribution reinvested in shares of our common stock. A registered stockholder may elect to receive an entire distribution in cash by notifying American Stock Transfer & Trust Company, LLC, the plan administrator and our transfer agent and registrar, in writing so that such notice is received by the plan administrator no later than the record date for distributions to stockholders. The plan administrator will set up an account for shares acquired through the plan for each stockholder who has not elected to receive dividends or other distributions in cash and hold such shares in non-certificated form. Upon request by a stockholder participating in the plan, received in writing not less than three days prior to the record date, the plan administrator will, instead of crediting shares to the participant’s account, issue a certificate registered in the participant’s name for the number of whole shares of our common stock and a check for any fractional share.

Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends and other distributions in cash by notifying their broker or other financial intermediary of their election.

We may use primarily newly issued shares to implement the plan, whether our shares are trading at a premium or at a discount to net asset value. However, we reserve the right to purchase shares in the open market in connection with our implementation of the plan. The number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of our common stock at the close of regular trading on The Nasdaq Global Select Market on the date of such distribution, provided that in the event the market price per share on the date of such distribution exceeds the most recently computed net asset value per share, we will issue shares at the greater of the most recently computed net asset value per share or 95% of the current market price per share (or such lesser discount to the current market price per share that still exceeds the most recently computed net asset value per share). The market price per share on that date will be the closing price for such shares on The Nasdaq Global Select Market or, if no sale is reported for such day, at the average of their reported bid and asked prices. The number of shares of our common stock to be outstanding after giving effect to payment of the dividend or other distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated.

There will be no brokerage charges or other charges to stockholders who participate in the plan. The plan administrator’s fees are paid by us. If a participant elects by written notice to the plan administrator prior to termination of his or her account to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a $0.10 per share brokerage commission from the proceeds.

Stockholders who receive dividends and other distributions in the form of stock are generally subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their distributions in cash; however, since their cash dividends will be reinvested, such stockholders will not receive cash with which to pay any applicable taxes on reinvested dividends. A stockholder’s basis for determining gain or loss upon the sale of stock received in a dividend or other distribution from us generally will be equal to the total dollar value of the distribution paid to the stockholder. Any stock received in a dividend or other distribution will have a new holding period for tax purposes commencing on the day following the day on which the shares are credited to the stockholder’s account. To the extent a stockholder is subject to U.S. federal withholding tax on a distribution, we will withhold the applicable tax and the balance will be reinvested in our common stock (or paid to such stockholder in cash if the stockholder has opted out of our dividend reinvestment plan).

Participants may terminate their accounts under the plan by notifying the plan administrator via its website at www.amstock.com or by filling out the transaction request form located at the bottom of the participant’s statement and sending it to the plan administrator at the address below.

The plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any dividend or other distribution by us. All correspondence concerning the plan should be directed to the plan administrator by mail at American Stock Transfer & Trust Company, LLC, P.O. Box 922, Wall Street Station, New York, New York 10269, or by the Plan Administrator’s Interactive Voice Response System at (877) 276-7499.

If you withdraw or the plan is terminated, you will receive the number of whole shares in your account under the plan and a cash payment for any fraction of a share in your account.

If you hold your common stock with a brokerage firm that does not participate in the plan, you will not be able to participate in the plan and any dividend reinvestment may be effected on different terms than those described above. Consult your financial advisor for more information.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in our shares of common stock. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described certain considerations that could be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to mark-to-market their securities holdings, pension plans and trusts, persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar and financial institutions. This summary assumes that investors hold our common stock as capital assets (within the meaning of Section 1221 of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of the filing of this Registration Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, regarding any offering of our securities. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets. For purposes of this discussion, references to “dividends” are to dividends within the meaning of the U.S. federal income tax laws and associated regulations and can include amounts subject to treatment as a return of capital under section 19(a) of the 1940 Act.

A “U.S. stockholder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;
●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if either a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or the trust was in existence on August 20, 1996, was treated as a U.S. person prior to that date, and has made a valid election to be treated as a U.S. person.

A “Non-U.S. stockholder” is a beneficial owner of shares of our common stock that is not a U.S. stockholder.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective investor that is a partner in a partnership that will hold shares of our common stock should consult its tax advisors with respect to the purchase, ownership and disposition of shares of our common stock.

Tax matters are very complicated and the tax consequences to an investor of an investment in our shares of common stock will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Election to Be Taxed as a RIC

As a business development company, we have elected to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends for U.S. federal income tax purposes. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, we must distribute to our stockholders, for each taxable year, dividends for U.S. federal income tax purposes of an amount generally at least equal to 90% of our “investment company taxable income,” which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses and determined without regard to any deduction for dividends paid, or the Annual Distribution Requirement.

Although not required for us to maintain RIC tax status, in order to preclude the imposition of a 4% nondeductible U.S. federal excise tax imposed on RICs, we must distribute to our stockholders in respect of each calendar year dividends for U.S. federal income tax purposes of an amount at least equal to the sum of (1) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of the excess (if any) of our realized capital gains over our realized capital losses, or capital gain net income, adjusted for certain ordinary losses, generally for the one-year period ending on October 31 of the calendar year and (3) the sum of any net ordinary income plus capital gain net income for preceding years that were not distributed during such years and on which we incurred no federal income tax, or the Excise Tax Avoidance Requirement.

We have previously incurred, and may incur in the future, such excise tax on a portion of our income and capital gains. While we intend to distribute income and capital gains to minimize exposure to the 4% excise tax, we may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, we generally will be liable for the excise tax only on the amount by which we do not meet the Excise Tax Avoidance Requirement. Under certain circumstances, however, we may, in our sole discretion, determine that it is in our best interests to retain a portion of our income or capital gains rather than distribute such amount as dividends and accordingly cause us to bear the excise tax burden associated therewith.

Taxation as a RIC

If we:

●	qualify as a RIC; and
●	satisfy the Annual Distribution Requirement; then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain, which is defined as net long-term capital gains in excess of net short-term capital losses, we distribute as dividends for U.S. federal income tax purposes to our stockholders. As a RIC, we will be subject to U.S. federal income tax at regular corporate rates on any net income or net capital gain not distributed as dividends to our stockholders.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

●	qualify to be treated as a business development company under the 1940 Act at all times during each taxable year;
●	derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities, or other income derived with respect to our business of investing in such stock or securities, and net income derived from interests in “qualified publicly traded partnerships” (partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derive 90% of their income from interest, dividends and other permitted RIC income) , or the 90% Income Test; and
●	diversify our holdings so that at the end of each quarter of the taxable year:
●	at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and
●	no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, or of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or in the securities of one or more qualified publicly traded partnerships, or the Diversification Tests,.

We can invest in partnerships, including qualified publicly traded partnerships, which could result in our being subject to state, local or foreign income, franchise or other tax liabilities.

In addition, as a RIC, we are subject to ordinary income and capital gain distribution requirements under U.S. federal excise tax rules for each calendar year, or the Exercise Tax Avoidance Requirement. If we do not meet the required distributions we will be subject to a 4% nondeductible U.S. federal excise tax on the undistributed amount. The failure to meet the Exercise Tax Avoidance Requirement will not cause us to lose our RIC status, and we could choose to retain taxable income or capital gains in excess of current year distributions into the next tax year in an amount less than what would trigger payments of federal income tax under Subchapter M of the Code. We could then be required to pay a 4% excise tax on such income or capital gains.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our deductible expenses in a given taxable year exceed our investment company taxable income, we could incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its stockholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC cannot use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but could carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, we could for tax purposes have aggregate taxable income for several taxable years that we are required to distribute and that is taxable to our stockholders even if such taxable income is greater than the net income we actually earn during those taxable years.

Any underwriting fees paid by us are not deductible. We could be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold a debt instrument that is treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, with increasing interest rates or issued with warrants), we must include in income each taxable year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year.

Because any original issue discount accrued will be included in our investment company taxable income for the taxable year of accrual, we could be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, even though we will not have received any corresponding cash amount. Furthermore, a portfolio company in which we hold equity or debt instruments could face financial difficulty that requires us to work out, modify, or otherwise restructure such equity or debt instruments. Any such restructuring could, depending upon the terms of the restructuring, cause us to incur unusable or nondeductible losses or recognize future non-cash taxable income.

Certain of our investment practices could be subject to special and complex U.S. federal income tax provisions that could, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment, (3) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (4) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (5) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (6) cause us to recognize income or gain without a corresponding receipt of cash, (7) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (8) adversely alter the characterization of certain complex financial transactions and (9) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and could make certain tax elections to mitigate the effect of these provisions and to preserve qualification as a RIC.

We can invest a portion of our net assets in below investment grade instruments. Investments in these types of instruments can present special tax issues for us. U.S. federal income tax rules are not entirely clear about issues such as when we can cease to accrue interest, original issue discount or market discount, when and to what extent deductions can be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. We intend to address these and other issues to the extent necessary in order to seek to ensure that we distribute sufficient income to avoid any material U.S. federal income or the 4% nondeductible U.S. federal excise tax.

Gain or loss realized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long term or short term, depending on how long we held a particular warrant.

Our investment in non-U.S. securities could be subject to non-U.S. income, withholding and other taxes. In that case, our yield on those securities would be decreased. U.S. stockholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by us.

If we acquire shares in a passive foreign investment company, or PFIC, we could be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if we distribute such income as a taxable dividend to stockholders. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain. If we invest in the shares of a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code, a QEF, in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF.

Alternatively, we could elect to mark our shares in a PFIC at the end of each taxable year to market; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases in such value included in our income. Our ability to make either election will depend on factors beyond our control, and is subject to restrictions which could limit the availability of the benefit of these elections. Under either election, we could be required to recognize in a taxable year income in excess of any distributions we receive from PFICs and any proceeds from dispositions of PFIC stock during that taxable year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether we satisfy the distribution requirements under U.S. federal excise tax rules.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency-denominated forward, futures and option contracts, as well as certain other financial instruments, and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Business  — Regulation  — Senior Securities” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC. Moreover, our ability to sell or otherwise dispose of assets to meet our distribution requirements could be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our qualification as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we could make such dispositions at times that, from an investment standpoint, are not advantageous.

Some of the income and fees that we recognize, such as fees for providing managerial assistance, certain fees earned with respect to our investments, income recognized in a work-out or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, will not satisfy the 90% Income Test. In order to ensure that such income and fees do not disqualify us as a RIC for a failure to satisfy the 90% Income Test, we could be required to recognize such income and fees indirectly through one or more entities treated as corporations for U.S. federal income tax purposes. Such corporations will be required to incur a liability for U.S. corporate income tax on their earnings, which ultimately will reduce our return on such income and fees.

Failure to Qualify as a RIC

If we were unable to qualify for treatment as a RIC and are unable to cure the failure, for example, by disposing of certain investments quickly or raising additional capital to prevent the loss of RIC status, we would be subject to tax on all of our taxable income at regular corporate rates. The Code provides certain relief from RIC disqualification due to inadvertent failures to comply with the 90% Income Test and the Diversification Tests, although there could be additional taxes due in such cases. We cannot assure you that we would qualify for any such relief should we fail the 90% Income Test or the Diversification Tests.

Should failure occur, not only would all our taxable income be subject to tax at regular corporate rates, we would not be able to deduct dividend distributions to stockholders in computing our taxable income, nor would such distributions be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, certain corporate stockholders would be eligible to claim a dividends received deduction with respect to such dividends and non-corporate stockholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. In order to qualify again to be subject to tax as a RIC in a subsequent taxable year, we would be required to distribute our earnings and profits attributable to any of our non-RIC taxable years as dividends for U.S. federal income tax purposes to our stockholders. If we fail to qualify as a RIC for a period greater than two consecutive taxable years, in order to qualify as a RIC in a subsequent taxable year, we could be subject to regular corporate income tax on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had sold the property at fair market value at the end of such taxable year) that we elect to recognize on requalification or when recognized over the next five taxable years.

The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement

Taxation of U.S. Stockholders

Distributions by us generally are taxable to U.S. stockholders and generally will be characterized as either ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus net short-term capital gains in excess of net long-term capital losses, and determined without regard to any deduction for dividends paid) will be characterized as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares of our common stock. To the extent such distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations and if certain holding period requirements are met, such distributions generally will be treated as qualified dividend income and generally will be eligible for a maximum U.S. federal tax rate of either 15% or 20%, depending on whether the individual stockholder’s income exceeds certain threshold amounts, and if other applicable requirements are met, such distributions generally will be eligible for the corporate dividends received deduction to the extent such dividends have been paid by a U.S. corporation. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for treatment as qualified dividend income as well as will not be eligible for the corporate dividends received deduction.

Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly designated by us as “capital gain dividends” to a U.S. stockholder generally will be characterized as long-term capital gains. Capital gain dividends distributed to U.S. stockholders, other than corporations, are generally subject to a maximum U.S. federal income tax rate of either 15% or 20%, depending on whether the stockholder’s income exceeds certain threshold amounts, regardless of the U.S. stockholder’s holding period for the stockholder’s common stock and regardless of whether paid in cash or reinvested in additional common stock. Capital gain dividends distributed to U.S. stockholders classified as corporations for U.S. federal income tax purposes are generally subject to U.S. federal income tax at rates applicable to ordinary income. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder. Stockholders receiving dividends or distributions in the form of additional shares of our common stock purchased in the market should be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the stockholders receiving cash dividends or distributions will receive, and should have a cost basis in the shares received equal to such amount. Stockholders receiving dividends in newly issued shares of our common stock will be treated as receiving a distribution equal to the value of the shares received, and should have a cost basis of such amount.

Although we currently intend to distribute any net capital gains at least annually, we can in the future decide to retain some or all of our net capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will be subject to tax on the retained amount, each U.S. stockholder will be required to include their share of the deemed distribution in income as if it had been distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to their allocable share of the tax incurred by us on the deemed distribution. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for their common stock. Since we expect to pay tax on any retained net capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual stockholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally could be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or could be refunded to the extent it exceeds a stockholder’s liability for U.S. federal income tax. A stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any tax year and (2) the amount of capital gain dividends paid for that tax year, we could, under certain circumstances, elect to treat a dividend that is paid during the following tax year as if it had been paid during the tax year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the tax year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been paid by us and received by our U.S. stockholders on December 31 of the calendar year in which the dividend was declared.

If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares of our common stock will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of their investment.

A stockholder generally will recognize taxable gain or loss if the stockholder sells or otherwise disposes of their shares of our common stock. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the stockholder has held their shares of common stock for more than one year. Otherwise, it would be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock could be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such a case, the basis of the common stock acquired will be increased to reflect the disallowed loss.

In general, individual U.S. stockholders are subject to a maximum U.S. federal income tax rate of either 15% or 20% (depending on whether the individual U.S. stockholder’s income exceeds certain threshold amounts) on their net capital gain, i.e., the excess of realized net long-term capital gain over realized net short-term capital loss for a taxable year, including a long-term capital gain derived from an investment in our shares of common stock. Such rate is generally lower than the maximum U.S. federal income tax rate on ordinary taxable income currently payable by individuals. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate stockholders incurring net capital losses for a tax year (i.e., net capital losses in excess of net capital gains) generally can deduct up to $3,000 of such losses against their ordinary income each tax year; any net capital losses of a non-corporate stockholder in excess of $3,000 generally could be carried forward and used in subsequent tax years as provided in the Code. Corporate stockholders generally cannot deduct any net capital losses for a tax year, but can carry back such losses for three tax years or carry forward such losses for five tax years.

We (or if a U.S. stockholder holds shares through an intermediary, such intermediary) will provide information to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the IRS. Distributions can also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.

The Code requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC acquired after January 1, 2012, to the IRS and to taxpayers. Stockholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Backup withholding, currently at a rate of 24%, could be applicable to all taxable distributions to any non-corporate U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is not an additional tax and is generally allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and could entitle such stockholder to a refund, provided that proper information is timely provided to the IRS.

If a U.S. stockholder recognizes a loss with respect to shares of our common stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file with the IRS a disclosure statement on Form 8886 in accordance with IRS regulations. Direct U.S. stockholders of portfolio securities are in many cases exempted from this reporting requirement, but under current guidance, stockholders of a RIC are not exempted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their tax advisors to determine the applicability of these regulations in light of their specific circumstances.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from us and net gains from redemptions or other taxable dispositions of our common stock) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceed certain threshold amounts.

Taxation of Non-U.S. Stockholders

Whether an investment in the shares of our common stock is appropriate for a Non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in the shares of our common stock by a Non-U.S. stockholder could have adverse tax consequences. Non-U.S. stockholders should consult their tax advisors before investing in our common stock.

Subject to the discussion below, distributions of our “investment company taxable income” to Non-U.S. stockholders (including interest income, net short-term capital gain or non-U.S.-source dividend and interest income, which generally would be free of withholding if paid to Non-U.S. stockholders directly) generally will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder, in which case the distributions will generally be subject to U.S. federal income tax at the rates applicable to U.S. persons. For a corporate Non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of our common stock that are effectively connected with a U.S. trade or business could, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). In each such case, we will not be required to withhold U.S. federal tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors.

Certain properly designated dividends received by a Non-U.S. stockholder generally are exempt from U.S. federal withholding tax when they (1) are paid in respect of our “qualified net interest income” (generally, our U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we or the non-U.S. stockholder are at least a 10% stockholder, reduced by expenses that are allocable to such income), or (2) are paid in connection with our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our long-term capital loss for a tax year) as well as if certain other requirements are satisfied. Nevertheless, it should be noted that in the case of shares of our stock held through an intermediary, the intermediary could have withheld U.S. federal income tax even if we designated the payment as having been derived from qualified net interest income or from qualified short-term capital gains. Moreover, depending on the circumstances, we could designate all, some or none of our potentially eligible dividends as derived from such qualified net interest income or as qualified short-term capital gains, or treat such dividends, in whole or in part, as ineligible for this exemption from withholding.

Actual or deemed distributions of our net capital gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale or other disposition of our common stock, will not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case could be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States or, in the case of an individual Non-U.S. stockholder, the stockholder is present in the United States for 183 days or more during the year of the sale, other disposition or capital gain dividend and if certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions (which we could do in the future), a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of any U.S. federal income tax we incur on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, could be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. stockholder provides us or the dividend paying agent with a U.S. nonresident withholding tax certification (e.g., an IRS Form W-8BEN, IRS Form W-8BEN-E, or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

Pursuant to the Foreign Account Tax Compliance Act, or FATCA, the applicable withholding agent is generally required to withhold U.S. tax (at a 30% rate) with respect to payments of dividends paid to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. The information required to be reported include the identity and taxpayer identification number of each account holder and transaction activity within the holder’s account. Stockholders could be requested to provide additional information to enable the applicable withholding agent to determine whether withholding is required.

An investment in shares by a non-U.S. person could also be subject to U.S. federal estate tax. Non-U.S. persons should consult their own tax advisors with respect to the U.S. federal income tax, U.S. federal estate tax, withholding tax, and state, local and foreign tax consequences of acquiring, owning or disposing of our common stock.

DESCRIPTION OF OUR CAPITAL STOCK

The following description is based on relevant portions of the DGCL and on our certificate of incorporation and bylaws. This summary is not necessarily complete, and we refer you to the DGCL and our certificate of incorporation and bylaws for a more detailed description of the provisions summarized below.

Capital Stock

Our authorized stock currently consists of 350,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Our common stock is traded on The Nasdaq Global Select Market under the ticker symbol “GBDC”. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Delaware law, our stockholders generally are not personally liable for our debts or obligations.

The following are our outstanding classes of securities as of March 31, 2022:

			(4)
			Amount
		(3)	Outstanding
	(2)	Amount held by	Exclusive of
	Amount	us or for Our	Amounts shown
Title of Class	authorized	Account	Under (3)
Common Stock	350,000,000	—	170,895,670
Preferred Stock	1,000,000	—	—

All shares of our common stock have equal rights as to earnings, assets, dividends and other distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefrom. Shares of our common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except when their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will not be able to elect any directors.

Provisions of the DGCL and Our Certificate of Incorporation and Bylaws

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

The indemnification of our officers and directors is governed by Section 145 of the DGCL, and our certificate of incorporation and bylaws. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if (1) such person acted in good faith, (2) in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and (3) with respect to any criminal action or proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized. DGCL Section 145 also provides that indemnification and advancement of expenses permitted under such Section are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

Our certificate of incorporation provides that our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the current DGCL or as the DGCL may hereafter be amended. DGCL Section 102(b)(7) provides that the personal liability of a director to a corporation or its stockholders for breach of fiduciary duty as a director may be eliminated except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock or (4) for any transaction from which the director derives an improper personal benefit.

Our certificate of incorporation and bylaws provide for the indemnification of any person to the full extent permitted, and in the manner provided, by the current DGCL or as the DGCL may hereafter be amended. In addition, we have entered into indemnification agreements with each of our directors and officers in order to effect the foregoing except to the extent that such indemnification would exceed the limitations on indemnification under Section 17(h) of the 1940 Act.

Delaware Anti-Takeover Law

The DGCL and our certificate of incorporation and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders. We believe, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because the negotiation of such proposals may improve their terms.

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

●	prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or
●	on or after the date the business combination is approved by the board of directors and authorized at a meeting of stockholders, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
●	Section 203 defines “business combination” to include the following:
●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition (in one transaction or a series of transactions) of
●	10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation involving the interested stockholder;
●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Election of Directors

Our certificate of incorporation and bylaws provide that the affirmative vote of the holders of a majority of the votes cast by stockholders present in person or by proxy at an annual or special meeting of stockholders and entitled to vote thereat will be required to elect a director. Under our certificate of incorporation, our board of directors may amend the bylaws to alter the vote required to elect directors.

Classified Board of Directors

Our board of directors is divided into three classes of directors serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. A classified board of directors may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies.

Number of Directors; Removal; Vacancies

Our certificate of incorporation provides that the number of directors will be set only by the board of directors by resolution or amendment to our bylaw adopted by the affirmative vote of a majority of the directors. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than four nor more than eight. Under the DGCL, unless the certificate of incorporation provides otherwise (which our certificate of incorporation does not), directors on a classified board of directors such as our board of directors may be removed only for cause. Under our certificate of incorporation and bylaws, any vacancy on the board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled only by vote of a majority of the directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of us.

Action by Stockholders

Under our certificate of incorporation stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting. This may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) by or at the direction of the board of directors, (2) pursuant to our notice of meeting or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. Nominations of persons for election to the board of directors at a special meeting may be made only by or at the direction of the board of directors, and provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Stockholder Meetings

Our bylaws provide that any action required or permitted to be taken by stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting. In addition, in lieu of such a meeting, any such action may be taken by the unanimous written consent of our stockholders. Our certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of the board of directors, the chief executive officer or the board of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Calling of Special Meetings of Stockholders

Our certificate of incorporation and bylaws provide that special meetings of stockholders may be called by our board of directors, the chairman of the board of directors and our chief executive officer.

Conflict with 1940 Act

Our bylaws provide that, if and to the extent that any provision of the DGCL or any provision of our certificate of incorporation or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DESCRIPTION OF OUR PREFERRED STOCK

In addition to shares of common stock, our certificate of incorporation authorizes the issuance of preferred stock. We could issue preferred stock from time to time in one or more classes or series without stockholder approval. Prior to issuance of shares of each class or series, our board of directors is required by Delaware law and by our certificate of incorporation to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any such an issuance must adhere to the requirements of the 1940 Act, Delaware law and any other limitations imposed by law.

The 1940 Act currently requires that (i) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 66 2∕3% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, (ii) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends or other distribution on the preferred stock are in arrears by two years or more. Some matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a business development company. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.

For any series of preferred stock that we issue, our board of directors will determine and the articles supplementary and the prospectus supplement relating to such series will describe:

●	the designation and number of shares of such series;
●	the rate and time at which, and the preferences and conditions under which, any dividends or
●	other distributions will be paid on shares of such series, as well as whether such dividends or other distributions are participating or non-participating;
●	any provisions relating to convertibility or exchangeability of the shares of such series, including adjustments to the conversion price of such series;
●	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;
●	the voting powers, if any, of the holders of shares of such series;
●	any provisions relating to the redemption of the shares of such series;
●	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;
●	any conditions or restrictions on our ability to issue additional shares of such series or other securities;
●	if applicable, a discussion of certain U.S. federal income tax considerations; and
●	any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends or other distributions, if any, thereon will be cumulative.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we could issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights. We could issue subscription rights to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more persons pursuant to which such persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. Our common stockholders will indirectly bear all of the expenses incurred by us in connection with any subscription rights offerings, regardless of whether any common stockholder exercises any subscription rights.

A prospectus supplement will describe the particular terms of any subscription rights we issue, including the following:

●	the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
●	the title and aggregate number of such subscription rights;
●	the exercise price for such subscription rights (or method of calculation thereof);
●	the currency or currencies, including composite currencies, in which the price of such subscription rights may be payable;
●	if applicable, the designation and terms of the securities with which the subscription rights are issued and the number of subscription rights issued with each such security or each principal amount of such security;
●	the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);
●	the number of such subscription rights issued to each stockholder;
●	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
●	the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);
●	if applicable, the minimum or maximum number of subscription rights that may be exercised at one time;
●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
●	any termination right we may have in connection with such subscription rights offering;
●	the terms of any rights to redeem, or call such subscription rights;
●	information with respect to book-entry procedures, if any;
●	the terms of the securities issuable upon exercise of the subscription rights;
●	the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the subscription rights offering;

●	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights; and
●	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Each subscription right will entitle the holder of the subscription right to purchase for cash or other consideration such amount of shares of common stock at such subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. If less than all of the rights represented by such subscription rights certificate are exercised, a new subscription certificate will be issued for the remaining rights. Prior to exercising their subscription rights, holders of subscription rights will not have any of the rights of holders of the securities purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we could issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

We could issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we issue, including the following:

●	the title and aggregate number of such warrants;
●	the price or prices at which such warrants will be issued;
●	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;
●	the date on which the right to exercise such warrants shall commence and the date on which such right will expire (subject to any extension);
●	whether such warrants will be issued in registered form or bearer form;
●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	the terms of any rights to redeem, or call such warrants;
●	information with respect to book-entry procedures, if any;
●	the terms of the securities issuable upon exercise of the warrants;
●	if applicable, a discussion of certain U.S. federal income tax considerations; and
●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Each warrant will entitle the holder to purchase for cash such common stock or preferred stock at the exercise price or such principal amount of debt securities as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and a warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends or other distributions, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Under the 1940 Act, we may generally only offer warrants provided that (a) the warrants expire by their terms within ten years, (b) the exercise or conversion price is not less than the current market value at the date of issuance, (c) our stockholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in the best interests of Golub Capital BDC, Inc. and its stockholders and (d) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF OUR DEBT SECURITIES

We could issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus, the prospectus supplement relating to that particular series and any related free writing prospectus.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and U.S. Bank National Association, a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles.

First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “ — Events of Default  — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. We have filed the indenture with the SEC. See “Available Information” for information on how to obtain a copy of the indenture.

A prospectus supplement, which will accompany this prospectus, will describe the particular terms of any series of debt securities being offered, including the following:

●	the designation or title of the series of debt securities;
●	the total principal amount of the series of debt securities;
●	the percentage of the principal amount at which the series of debt securities will be offered;
●	the date or dates on which principal will be payable;
●	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
●	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
●	the terms for redemption, extension or early repayment, if any;
●	the currencies in which the series of debt securities are issued and payable;
●	whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
●	the place or places, if any, other than or in addition to the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;
●	the denominations in which the offered debt securities will be issued;
●	the provision for any sinking fund;
●	any restrictive covenants;
●	any Events of Default;

●	whether the series of debt securities are issuable in certificated form;
●	any provisions for defeasance or covenant defeasance;
●	if applicable, U.S. federal income tax considerations relating to original issue discount;
●	whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
●	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
●	whether the debt securities are subject to subordination and the terms of such subordination;
●	the listing, if any, on a securities exchange; and
●	any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

We are permitted, under specified conditions, to issue multiple classes of indebtedness if our asset coverage, as defined in the 1940 Act, is at least equal to 150% (subject to certain ongoing disclosure requirements) immediately after each such issuance. In addition, while any indebtedness and other senior securities remain outstanding, we must make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors  — Risks Relating to Our Business and Structure  — Regulations governing our operation as a business development company affect our ability to, and the way in which we, raise additional capital. As a business development company, the necessity of raising additional capital exposes us to risks, including the typical risks associated with leverage” in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC.

General

The indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” section below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

We expect that we will usually issue debt securities in book-entry only form represented by global securities.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment when Offices are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt securities states otherwise):

●	we do not pay the principal of, or any premium on, a debt security of the series on its due date, and do not cure this default within five days;
●	we do not pay interest on a debt security of the series when due, and such default is not cured within 30 days;
●	we do not deposit any sinking fund payment in respect of debt securities of the series on its due date, and do not cure this default within five days;
●	we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;
●	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days;
●	on the last business day of each of 24 consecutive calendar months, we have an asset coverage of less than 100%; and
●	any other Event of Default in respect of debt securities of the series described in the applicable prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest or in the payment of any sinking or purchase fund installment, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series.

The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

●	the holder must give your trustee written notice that an Event of Default has occurred and remains uncured;

●	the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must
●	offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;
●	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
●	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

●	the payment of principal, any premium or interest; or
●	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, unless the prospectus supplement relating to certain debt securities states otherwise, we may not take any of these actions unless all the following conditions are met:

●	where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities;
●	immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing;
●	we must deliver certain certificates and documents to the trustee; and
●	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Approval

First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of those types of changes:

●	change the stated maturity of the principal of or interest on a debt security;
●	reduce any amounts due on a debt security;
●	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

●	adversely affect any right of repayment at the holder’s option;
●	change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;
●	impair your right to sue for payment;
●	adversely affect any right to convert or exchange a debt security in accordance with its terms;
●	modify the subordination provisions in the indenture in a manner that is adverse to holders of the debt securities;
●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
●	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
●	modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
●	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

●	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and
●	if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “ — Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

●	for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;
●	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement; and
●	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance  — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current U.S. federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions as described under the “Indenture Provisions  — Subordination” section below. In order to achieve covenant defeasance, we must do the following:

●	if the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;
●	we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and
●	we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

●	if the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

●	we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit; and
●	we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “Indenture Provisions  — Subordination.”

Form, Exchange and Transfer of Certificated Registered Securities

Holders may exchange their certificated securities, if any, for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities, if any, at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, if any, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions  — Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

●	our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and
●	renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

The Trustee under the Indenture

U.S. Bank National Association will serve as the trustee under the indenture.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Book-Entry Debt Securities

The Depository Trust Company, or DTC, will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR

Our securities are held by U.S. Bank National Association pursuant to a custody agreement. The principal business address of U.S. Bank National Association Corporate Trust Services is One Federal Street, 3rd Floor, Boston, Massachusetts 02110, telephone: (617) 603-6538. American Stock Transfer & Trust Company, LLC serves as our transfer agent, distribution paying agent and registrar. The principal business address of American Stock Transfer & Trust Company, LLC is 6201 15th Avenue, Brooklyn, New York 11219, telephone: (800) 937-5449.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we will acquire and dispose of many of our investments in privately negotiated transactions, many of the transactions that we engage in will not require the use of brokers or the payment of brokerage commissions. Subject to policies established by our board of directors, GC Advisors will be primarily responsible for selecting brokers and dealers to execute transactions with respect to the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. GC Advisors does not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for us under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. GC Advisors generally will seek reasonably competitive trade execution costs but will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the Exchange Act, GC Advisors may select a broker based upon brokerage or research services provided to GC Advisors and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if GC Advisors determines in good faith that such commission is reasonable in relation to the services provided.

We have not paid any brokerage commissions during the three most recent fiscal years.

PLAN OF DISTRIBUTION

We may offer, from time to time, in one or more offerings or series, together or separately, our common stock, preferred stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, subscription rights or debt securities in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts or a combination of these methods. We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds, if any, we will receive from the sale; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common stock at the time of the offering except (1) in connection with a rights offering to our existing stockholders, (2) offerings completed within one year of the receipt of consent of the majority of our common stockholders or (3) under such circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.

In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Our common stockholders will indirectly bear such fees and expenses as well as any other fees and expenses incurred by us in connection with any sale of securities. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in our common stock on The Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on The Nasdaq Global Select Market. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of shares of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

LEGAL MATTERS

Certain legal matters regarding the securities offered by this prospectus will be passed upon for us by Dechert LLP, Boston, MA. Dechert LLP has from time to time represented GC Advisors on unrelated matters.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements and financial highlights of Golub Capital BDC, Inc. and its consolidated subsidiaries at September 30, 2021 and 2020 and for each of the three years in the period ended September 30, 2021 and the effectiveness of Golub Capital BDC, Inc. and its consolidated subsidiaries’ internal control over financial reporting as of September 30, 2021 included in our most recent Annual Report on Form 10-K have been audited by Ernst & Young LLP, an independent registered public accounting firm located at 155 North Wacker Drive, Chicago, IL 60606, as set forth in their respective reports thereon in our Annual Report on Form 10-K, and are incorporated by reference in reliance upon such reports given on the authority of Ernst & Young LLP as experts in accounting and auditing.

AVAILABLE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that provides access, free of charge, to reports, proxy and information statements and other information we file with the SEC at www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov. We maintain a website at www.golubcapitalbdc.com and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. Information contained on our website is not incorporated into this prospectus or any prospectus supplement, and you should not consider information on our website to be part of this prospectus or any prospectus supplement. You may also obtain such information by contacting us in writing at 200 Park Avenue, 25th Floor, New York, NY 10166, Attention: Investor Relations.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC before the date that any offering of any securities by means of this prospectus and any applicable prospectus supplement is terminated will automatically be incorporated and, where applicable, supersede any applicable information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus our filings listed below and any future filings (including those made after the date of the filing of the registration statement of which this prospectus is a part) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of securities covered by this prospectus and any applicable prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed, is not incorporated by reference in this prospectus and any applicable prospectus supplement (unless specifically set forth in such filing). Information that we file with the SEC will automatically update and may supersede information in this prospectus, any applicable prospectus supplement and information previously filed with the SEC.

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the SEC on November 29, 2021;
●	our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2021, filed with the SEC on February 9, 2022;
●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the SEC on May 10, 2022;
●	those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 17, 2021, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021; and
●	the description of our Common Stock referenced in our Registration Statement on Form 8-A (No. 001-34690), as filed with the SEC on April 13, 2010, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

To obtain copies of these filings, see “Available Information.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

$150,000,000

GOLUB CAPITAL BDC, INC.

6.000% Notes due 2029

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

SMBC Nikko	J.P. Morgan	Santander	Truist Securities

Capital One Securities	MUFG	Regions Securities LLC	SOCIETE GENERALE	Wells Fargo Securities

Co-Managers

BNP PARIBAS	CastleOak Securities, L.P.	CIBC Capital Markets	Comerica Securities

Goldman Sachs & Co. LLC	Morgan Stanley	US Bancorp	WauBank Securities LLC

November 25, 2024